FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

-------------------------------------

GAMES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware                                               7372                               75-2926440

(State or jurisdiction of                 (Primary Standard Industrial        (I.R.S. Employer

incorporation or organization)             Classification Code Number)        Identification No.)

425 Walnut Street, Suite 2300

Cincinnati, Ohio 45202

(513) 721-3900

(Address and telephone number of principal executive offices)

425 Walnut Street, Suite 2300

Cincinnati, Ohio 45202

(513) 721-3900

(Address of principal place of business or intended principal place of business)

--------------------

Roger W. Ach, II

Chief Executive Officer

Games, Inc.

425 Walnut Street, Suite 2300

Cincinnati, Ohio 45202

(513) 721-3900

(Name, address and telephone number of agent for service)

Please send copies of all communications to:

Myles S. Cairns, Chief Financial Officer

Games, Inc.

425 Walnut Street, Suite 2300

Cincinnati, Ohio 45202

(513) 721-3900

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Approximate date of proposed sale to the public: From time to time after the registration statement becomes effective.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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Pursuant to Rule 429 of the rules and regulations under the Securities Act of 1933, as amended, the Prospectus included in this Registration Statement also relates to securities registered under Registration Statement No. 33-112170.

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CALCULATION OF REGISTRATION FEE

     --------------------------------------------------------------------------------------------------------------

Title of each class of   Amount to be    Proposed Maximum   Proposed Maximum      Amount of

  Securities to be          registered (1)    Offering Price             aggregate                       registration

    registered                                  (3)      per share (2)               offering price                 fee

    ---------------------------------------------------------------------------------------------------------------

Common Stock, $0.001
per share……	1,635,732	$0.585	$956,903	$121.24
Convertible notes due October 2004 convertible to Common Stock
per share……	29,000	$1.00	29,000	$ 3.67
	1,664,732		$985,903	$124.91

(1) This prospectus covers the resale of an aggregate of 6,829,591shares of our common stock consisting of 6,847,591 shares of currently issued common stock, and approximately $29,000 in convertible notes and accrued interest that are convertible at $1.00 per share into 29,000 common shares. This prospectus includes 2,021,076 that were registered by affiliates and 3,143,783 shares that were registered by non affiliates under a previously filed Registration Statement No. 333-112170 and are being combined with the shares covered by this prospectus as permitted by Rule 429 under the Securities Act of 1933, as amended.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based upon the average high and low price of our common stock on March 16, 2005.

(3) Pursuant to Rule 429 of the rules and regulations under the Securities Act of 1933, as amended, the Prospectus included in this Registration Statement also relates to 5,164,859 shares registered under Registration Statement No. 333-112170, which became effective on April 12, 2004. The Registration Statement No. 333-112170, which became effective on April 12, 2004 also included 14,969,067 shares which were removed from this prospectus because, due to the passage of time, Rule 144(k) is now applicable to those shares and registration is no longer necessary, 4,160,000 shares relating to an employee stock option plan which was withdrawn from registration and 2,276,578 shares which have been sold or transferred into street name by shareholders.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

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PROSPECTUS

The information contained in this prospectus is not complete and may be changed.  We cannot sell these securities until the registration statement that we have filed with the SEC is effective. This prospectus is not an offer to sell, nor does it solicit offers to buy, these securities in any state where the offer or sale is not permitted.

Games, Inc.

6,829,591 SHARES OF COMMON STOCK

This prospectus covers the resale of an aggregate of 6,829,591 shares of our common stock consisting of 6,840,215 shares of currently issued common stock, and approximately 29,000 shares issuable upon the conversion of certain convertible promissory notes that are convertible at $1.00 per share.  This prospectus includes 2,021,076 shares that were registered by affiliates and 3,143,907 shares that were registered by non affiliates under a previously filed Registration Statement No. 333-112170 and are being combined with the shares covered by this prospectus as permitted by applicable rules of the Securities and Exchange Commission.

Games Common Stock is listed on the NASDAQ OTC BB under the symbol "GMSI." On April 1, 2005, the high and low prices for the Common Stock as reported by NASDAQ were $0.63 and $0.54, respectively and the last reported sales price was $0.54.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD ONLY PURCHASE SHARES IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED APRIL 7, 2005

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SELLING SECURITY HOLDER OFFERING PROSPECTUS

TABLE OF CONTENTS

Section

PROSPECTUS SUMMARY

THE OFFERING

RISK FACTORS

FORWARD-LOOKING STATEMENTS

USE OF PROCEEDS

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

OUR DIVIDEND POLICY

DESCRIPTION OF PROPERTY

LEGAL PROCEEDINGS

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

NEW AUTHORITATIVE ACCOUNTING PRONOUNCEMENTS

THE COMPANY

OUR CORPORATE HISTORY

INDUSTRY BACKGROUND

COMPETITION

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SELLING SECURITY HOLDERS

PLAN OF DISTRIBUTION

DESCRIPTION OF SECURITIES

LIMITATION OF LIABILITY AND INDEMNIFICATION

CHANGE IN AND DISAGREEMENT WITH ACCOUNTANTS

LEGAL MATTERS

EXPERTS

ADDITIONAL INFORMATION

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

ITEM 27.  EXHIBITS

ITEM 28.  UNDERTAKINGS

INDEX TO FINANCIAL STATEMENTS

PROSPECTUS SUMMARY

This prospectus is part of a registration statement filed with the U.S. Securities and Exchange Commission.  You should rely on the information provided in this prospectus. Neither we nor the selling security holders listed in this prospectus have authorized anyone to provide you with information different from that contained in this prospectus.  The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Applicable SEC rules may require us to update this prospectus in the future.

The following summary is qualified in its entirety by the more detailed information, including "Risk Factors" and the Financial Statements of the Company and Notes thereto, appearing elsewhere in this Prospectus. The discussion in this Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "The Company" as well as those discussed elsewhere in this Prospectus.

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The Company

Games, Inc., (the “Company”) is a leading online media and value-added information service operating in the area of interactive entertainment primarily focused on Government Sponsored Lotteries and Internet Games.  The Company's principal business owns and operates a portfolio of online portals focused on the delivery of interactive entertainment and content to consumers. The Company features two community-focused online game sites as well as proprietary games for purchase-and-download, conventional online play, peer-to-peer and tournament game play. Games, Inc. also features a digital greetings site and a site and proprietary back-end system for the online facilitation and reporting results of state and provincially-sponsored Lotteries. Revenues are largely driven by lottery services and advertising revenues are derived principally from online advertising arrangements under which we receive revenues on fixed payment over a contract period, a cost-per-thousand impression basis and design of advertising campaigns to be placed on our network. We have developed an online lottery ticket system to work with www.Lottery.com which is ready to implement and is currently waiting for authorization to proceed with an online retailer’s license. We are currently developing programs to expand our revenue generating sources through non-advertising revenues. These non-advertising revenues will be primarily derived from subscription fee-based services. We also offer database management for lottery customers.

The Company currently owns and operates leading games and entertainment sites that include:

 www.Games.org, www.GameLand.com, www.SkillMoney.com, www.Lottery.com, and www.Cards.com.

Acquisition of Games.com

On December 31, 2003, Games entered into an Asset Purchase Agreement, Assignment and License Agreement, (“Asset Purchase Agreement”), to purchase from Atari, Inc. or an affiliate thereof, (“ATARI”), (i) the www.Games.com domain name, (“URL”) and certain related assets for a purchase price of $1,125,000 payable in $100,000 cash and 10,250 shares of Series AA Preferred Stock and (ii) five (5) year royalty agreement which provides initial consideration of 20,000 shares of Series AA Preferred Stock valued at $2,000,000.

We have entered into a transaction with Atari, Inc. (“Atari”) that does not transfer operating rights to the site until Atari either redeems or converts 10,250 shares of Games preferred stock. The Company faces various business uncertainties as to the closing of this transaction. If we are unable to close this transaction, we will incur of approximately $100,000 in cash and re-development costs that may not be recoverable. (See Note C to our financial statements), and Atari Litigation in Legal Proceedings.

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The Company owns and operates a website called www.GameLand.com and has a portfolio of over 120 proprietary shockwave game engines that we can reface and use for our own sites as well as providing game packages for other major websites.

The Company owns and operates a website called www.SkillMoney.com skill-based games are legal in the majority of states.  In the United States of America, rules governing tournaments with entry fees and/or prizes are set up by each individual state, not by the federal government. Based on these 50 sets of laws, players cannot participate in fee-based tournaments with prizes if they reside in the following 11 states:

Arizona, Arkansas, Connecticut, Delaware, Florida, Iowa, Louisiana, Maryland, Nevada, Tennessee and Vermont.

Visitors to SkillMoney.com enter a game that has between 4 and, in the case of tournaments, 100 players.

The Company also own the URL www.Cards.com, this site currently operates as a digital greeting card site, which offers both free and subscription based greeting cards. The Company is currently developing a number of card games which will be deployed on the site as the site is redeveloped.

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THE OFFERING

     Shares of common stock offered by the Company...........  None

     Shares of common stock which may be sold by

     the Selling Shareholders...............................……...........   6,829,591

     Use of proceeds..................…………………….............   We will not receive any

 proceeds from the resales

                                                 of shares offered hereby,

             all of which proceeds

                                                                         will be paid to the

                         Selling Shareholders.

     Risk Factors....................………………………............    The purchase of our common

                                                             stock involves a high degree of

             risk. You should carefully

                                                 review and consider “Risk

             Factors."

     NASDAQ OTCBB Trading Symbol....................................  GMSI

SUMMARY FINANCIAL DATA

The following summary of our financial information has been derived from our financial statements that are included elsewhere in this prospectus. The information for the years ended June 30, 2004 and 2003 is derived from our audited financial statements. The information for the six months ended December 31, 2004 and 2003 is derived from our unaudited financial statements and is not necessarily indicative of the results that may be expected for the entire fiscal year ending June 30, 2005.

Statements of Operations
	Six months ended		Years ended
	December 31, 2004		June 30,
	2004	2003	2004	2003
	(unaudited)	(unaudited)

Revenues	$ 173,919	$ 190,152	$ 462,378	$ 218,049
Cost of goods sold	$ 214,506	$ 40,025	$ 144,040	$ 73,460
Gross profit (loss)	$ (40,587)	$ 150,127	$ 318,338	$ 144,589
Net loss	$(1,319,990)	$(1,341,230)	$(3,233,160)	$ (2,519,839)
Net loss per share - basic and diluted	$ (0.05)	$ (0.08)	$ (0.17)	$ (0.16)
Weighted average shares outstanding	24,743,820	17,024,541	19,040,128	16,200,358

Balance Sheet Data
	December 31,		June 30,
	2004		2004
(unaudited)
Working capital deficit	$ 3,846,245		$ 3,355,451
Total assets	$ 3,492,617		$ 3,830,674
Current assets	$ 48,182		$ 312,037
Notes payable	$ 566,921		$ 593,859
Convertible Notes	$ 110,000		$ 110,000
Stockholders’ deficiency	$ (2,401,810)		$ (1,946,814)

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RISK FACTORS

Investment in our common stock is highly speculative and involves risk.  You should carefully consider the following factors, among others, before making an investment decision. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations could be adversely affected. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. This section discusses the business risk factors that might cause those differences.

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RISKS PARTICULAR TO GAMES, INC.

OUR WEAK FINANCIAL CONDITION HAS RAISED, AND WILL LIKELY CONTINUE TO RAISE, SUBSTANTIAL DOUBT REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have a history of losses and negative cash flows from operations. Recent net losses and negative cash flows are as follows:

                                      Net Losses

 Negative Cash Flows

   from Operations

     For the year ended June 30, 2001...........................................  ($3,555,010)         ($3,017,781)

     For the year ended June 30, 2002...........................................  ($4,038,759)         ($2,150,878)

     For the year ended June 30, 2003...........................................  ($2,519,839)         ($1,254,993)

     For the year ended June 30, 2004...........................................  ($3,233,160)         ($1,113,527)

     For the six months ended December 31, 2004 (unudited)…..  ($1,319,990)           ($450,711)

We have experienced net losses and negative cash flows since the business began implementing our business plan. We expect that the ongoing implementation of our current business plan will decrease our net losses and decrease our negative cash flows but there can be no assurance that this will happen. We may never generate sufficient revenues to achieve profitability, and if we are unable to make a profit, then we may not be able to continue to operate the business.  Even if we become profitable, we may not be able to sustain or increase profitability on a quarterly or annual basis.

We believe that we will need approximately $2.5 million to fund operations during the next 12 months.  In addition the Company will need to raise $4 to $5 million to fund the acquisition of additional game content as well as fund the Atari transaction, (see Note C), and Atari Litigation in Legal Proceedings. The shareholders of Games have contributed in excess of $20 million to the Company over time and are committed to seeing our business plan come to fruition and as such will continue to support the business through capital investments until we reach profitability. We are focused on attempting to obtain the necessary capital to maintain its operations, however; additional financing will be necessary to sustain operations and achieve our business plan. Games is attempting to obtain such additional financing. Management is also actively seeking one or more strategic investors to complete an acquisition and a strategic line extension in the games business.  However, there can be no assurance that we will be successful in our attempts to generate positive cash flows or raise sufficient capital essential to its survival.

To the extent that we are unable to generate or raise the necessary operating capital, it will become necessary to curtail operations.  Additionally, even if we do raise operating capital, there can be no assurance that the net proceeds will be sufficient to enable it to develop our business to a level where it will generate profits and positive cash flows.

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OUR WEAK FINANCIAL CONDITION HAS RAISED, AND WILL LIKELY CONTINUE TO RAISE SUBSTANTIAL DOUBT REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN.

In their audit report dated September 15, 2004; our auditors indicated that there was substantial doubt as to our ability to continue as a going concern.  Our ability to continue as a going concern is dependent upon us obtaining additional financing for our operations.  There can be no assurance that we will be able to obtain such additional financing.

THE COMPANY’S LIMITED OPERATING HISTORY MAKES EVALUATING ITS BUSINESS DIFFICULT.

Games Inc.’s operating subsidiary, commenced operations in 1997. Accordingly, our operating history is very limited upon which makes evaluating our business and prospects more difficult. We face the risks, expenses and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets, including on-line companies which host hardware and software applications for other companies. Our past financial results may not be representative of our future financial results.

THE COMPANY IS DELINQUENT IN THE PAYMENT OF CERTAIN TRADE PAYABLES. FAILURE TO MAKE ARRANGEMENTS OR TO MAKE TIMELY PAYMENTS COULD NEGATIVELY IMPACT THE COMPANY’S BUSINESS.

As of the date of this filing, we are late in payment of certain creditor trade payables. We have initiated contact with these vendors and have offered payment plans.  If we are unable to negotiate payment plans with the vendors, or if we are unable to execute such negotiated payment plans with those who accept such plans, we could experience a severe negative impact on its business resources, although we currently do not expect any interruption of services provided.

THE COMPANY’S QUARTERLY RESULTS OF OPERATIONS FLUCTUATE, WHICH COULD RESULT IN A LOWER PRICE FOR THE COMPANY’S COMMON STOCK.

Our revenue and operating results do not vary significantly from quarter to quarter, but the Company is subject to variable accounting on certain stock options that could vary our results from quarter to quarter. These fluctuations could cause our stock price to fluctuate or decline. Additional factors that cause our quarterly results to materially fluctuate that are within our control include the following:

Difficulty managing growth;

Increases in necessary operating expenses;

Problems with technology;

The amount and timing of costs associated with the development and maintenance of new products; and

Costs and risks associated with potential acquisitions.

Important factors that could cause our quarterly results to materially fluctuate that are not within our control include the following:

Introduction of new products or pricing programs by our competitors;

Changes in pricing for, and changes in the gross profit of, certain products, services, or lines of business may be detrimental to our business plan;

Variations in spending patterns by companies and consumers;

Technical difficulties or systems downtime affecting our services and products;

Business interruptions due to outside causes and forces;

Differences with the business practices of third parties with whom we do business;

Economic conditions specific to the Internet or to the digital greetings, Internet games, or Lottery businesses, as well as general economic conditions;

Inability to frame additional bandwidth to adequately service customer growth;

Customer acceptance of our products, services and business model; and

Inability to acquire or lack of availability of necessary hardware or software components.

Our current and future levels of operating expenses and capital expenditures are based largely on our growth plans and estimates of future revenue. These expenses and expenditure levels are, to a large extent, fixed in the short term. We may not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall, and any significant shortfall in revenue relative to planned expenditures could negatively impact our business and results of operations. In addition, if our customer base expands rapidly or unpredictably, we may not be able to efficiently utilize our infrastructure or we may not have sufficient capacity to satisfy our customers' requirements, which could harm the operating results of our business.

THE COMPANY’S SHARES ARE SUBJECT TO RULES REGULATING BROKER-DEALER ACTIVITY WITH RESPECT TO PENNY STOCKS, WHICH COULD HAVE A NEGATIVE EFFECT ON THE MARKET FOR THE COMPANY’S SHARES AND THE COMPANY’S SHARE PRICE.

Broker-dealers who effect trades in our common stock are subject to SEC rules that regulate trading in penny stocks. Such rules require broker-dealers to provide additional warnings and risk factors pertaining to an investment in penny stocks. Such additional warnings may act to inhibit investment in our common stock, which could have a depressive effect on both the market for Games, Inc.’s shares and the trading price of those shares.

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IF WE CANNOT TIMELY SECURE NECESSARY FINANCING, WE WILL BE UNABLE TO CONTINUE TO GROW OUR SALES, IN WHICH EVENT WE WILL LIKELY BE REQUIRED TO CURTAIL OR CEASE OPERATIONS.

We need to raise additional funds through public or private debt or equity financings to be able to fully execute our business plan. Any additional capital raised through the sale of equity may dilute ownership interest. We may not be able to raise additional funds on favorable terms, or at all. If we are unable to obtain additional funds, then we will be unable to execute our business plan and shareholders could lose their investment.

We have realized limited sales revenues to date that we primarily attribute to our continuing inability to fund the marketing activities we believe necessary to develop broad market awareness and acceptance of our total website. Our inability to leverage our operating costs with sales has resulted in continuing significant operating and net losses, as well as negative operating cash flows. For the years ended June 30, 2004 and 2003, we incurred losses of $3,233,160 and $2,519,839, respectively, and for the six months ended December, 2004 and 2003, we incurred a net loss of $1,319,990 and $1,341,230. Our continuing losses adversely affect our ability to secure funding.

We continue to actively seek substantial investment capital to enable us to fully execute the balance of our business plan, that primarily being the conducting of those marketing activities we believe necessary to achieve meaningful sales growth. Our ability to effectively promote our websites, implement our business plan to sell Lottery tickets online, support and sustain our existing customer relationships, cultivate, support and sustain additional customer relationships, and thereby realize meaningful sales growth, remains dependent upon our timely receipt of substantial additional investment capital. Absent meaningful sales growth, our ability to achieve net profitability and positive operating cash flow remains highly unlikely.

Our future capital requirements will depend upon many factors, including the following:

Costs to develop and maintain our on-line hosting of hardware and software;

The rate at which we expand our business operations;

The extent to which we develop and upgrade our technology;

The occurrence, timing, size and success of acquisitions; and

The response of competitors to our service offerings.

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THE COMPANY REQUIRES TRADE CREDIT FROM VENDORS IN THE FUTURE, WHICH MAY NOT BE AVAILABLE TO US.

In order to execute our short-term and long-term strategic plans, we need to continue to obtain credit from our vendors. If we are unable to maintain or obtain vendor credit on favorable terms, or at all, then we may not be able to execute our business plan, develop or enhance the products or services, take advantage of business opportunities or respond to competitive pressures, any of which could harm the our business.

We recently negotiated with many of our vendors to reduce the amounts owed or to extend more favorable payment terms. While these negotiated terms have reduced cash out-lays and expenditures, we cannot rely on future relationships with these vendors, which could result in limiting our purchasing and credit abilities.

FUTURE DEMAND FOR DIGITAL GREETINGS, INTERNET GAMES AND LOTTERY SERVICES IS HIGHLY UNCERTAIN.

The markets for Digital Greetings, Internet Games and Lottery Services have only recently begun to develop and are evolving rapidly. Future demand for these services is highly uncertain. We believe that many of its potential customers are not fully aware of the benefits of its services. The market for our services may never become viable or grow further. If the market for our services doesn’t grow or grows more slowly than we currently anticipate, our business, financial condition and operating results will be materially adversely affected.

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IF THE COMPANY IS UNABLE TO OBTAIN KEY SOFTWARE APPLICATIONS AND HARDWARE COMPONENTS FROM CERTAIN VENDORS, THE COMPANY WILL BE UNABLE TO DELIVER ITS SERVICES.

We rely on third-party suppliers, including Microsoft and various hardware providers to provide us with key software applications and hardware components for its infrastructure. Certain components or applications are only available from limited sources. If we are unable to obtain these products or other services, including connectivity services, in a timely manner at an acceptable cost or at all, may substantially inhibit its ability to deliver its services.

Any significant increase in the volume of users of our products and services could strain the capacity of its software or hardware, which could lead to slower response times or system failures. Any future growth may require us, among other things, to:

Expand and upgrade our hardware and software systems;

Expand, train and manage a larger workforce; and

Improve the coordination among our product development, sales and marketing, financial, accounting and management personnel.

We cannot assure you that its current level of personnel, systems, and controls will be adequate to support future growth. Our inability to manage growth effectively or to maintain the quality of its products and services could cause us to lose customers and could materially increase our operating expenses.

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IF THE COMPANY DOES NOT INCREASE AWARENESS OF ITS PRODUCTS AND SERVICES, ITS ABILITY TO REACH NEW CUSTOMERS WILL BE LIMITED.

Our future success will depend, in part, on its ability to increase awareness of its products and services. To do so, we must succeed in our marketing efforts, provide high-quality products and services, and increase traffic to our Websites. If our marketing efforts are unsuccessful, or if we cannot increase our brand awareness, then we may not be able to attract new customers and increase our revenues.

WE REMAIN DEPENDENT UPON THREE KEY MANAGEMENT PERSONNEL AND IF WE ARE UNABLE TO RETAIN THEM, OUR OPERATIONS WILL SUFFER.

Our success depends, to a significant extent, upon the efforts and abilities of Roger W. Ach, II, President, and Chairman of the Board and Chief Executive Officer, and to a lesser extent, Myles S. Cairns, our Executive Vice President, Chief Financial Officer, and Carol A. Meinhardt, our Executive Vice President, Chief Operating Officer. Loss of the services of any or all of its executive management team could materially adversely affect its business, results of operations and financial condition, and could cause us to fail to successfully implement its business plan.

THERE IS INTENSE COMPETITION FOR QUALIFIED INDUSTRY PROFESSIONALS THE COMPANY’S FAILURE TO ATTRACT AND RETAIN QUALIFIED PEOPLE COULD ADVERSELY AFFECT ITS ABILITY TO OPERATE.

Our future success also depends upon its ability to attract and retain qualified technical professionals and sales and marketing personnel. Competition for talented personnel, particularly technical professionals, is intense. This competition could increase the costs of hiring and retaining personnel. We may not be able to attract, retain, and adequately motivate our personnel or to integrate new personnel into our operations successfully.

THE COMPANY MAY NOT BE ABLE TO PROTECT ITS PATENTS, COPYRIGHTS, TRADEMARKS AND PROPRIETARY TECHNOLOGY, OR IF WE INFRINGE UPON THE RIGHTS OF OTHERS, WE COULD EXPOSE OURSELVES TO CLAIMS FOR DAMAGES.

Our services are highly dependent upon proprietary technology. In addition, we rely on contracts, confidentiality agreements, and copyright, patent, trademark, and trade-secrecy laws to protect its proprietary rights in our technology. We have also obtained, or are pursuing, several trademark, copyright, and patent registrations for our various product names. The protective steps we have taken may not be adequate to deter misappropriation of our proprietary information. In addition, some end-user license provisions protecting against unauthorized use, copying, transfer and disclosure of a licensed program may be unenforceable under the laws of certain jurisdictions and foreign countries. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the United States.  Failure to adequately protect our intellectual property could harm our brand name, devalue its proprietary content, and affect its ability to compete effectively. Furthermore, defending our intellectual property rights could result in the expenditure of significant financial and managerial resources, which could materially adversely affect its business, results of operations and financial condition. Also, it is possible that our competitors or others will adopt product or service brands similar to ours possibly leading to customer confusion.

DISRUPTIONS TO THE DATA CENTERS OR TO THE OFFSITE BACKUP STORAGE FACILITIES SERVING THE COMPANY, COULD MATERIALLY AFFECT THE COMPANY’S BUSINESS.

The continued and uninterrupted performances of our computer systems, and of the backup storage facilities of third parties with whom we do business, are critical to our success. Any system failure that causes interruptions in our ability to deliver our services to its customers, including failures that affect its customers' abilities to access its hosted hardware, software, and stored data, could reduce customer satisfaction and, if sustained or repeated, would reduce the attractiveness of our services or result in material liabilities or costs.

Our hardware and software hosting business strategy, includes data backup and storage, depends on the consistent performance of the data centers and those of third parties. Our data center has offsite back-up storage of data for all customers. Our current data center, and those of third parties, may be vulnerable to interruption from fire, earthquake, flood, power loss, connectivity failures, vandalism and other malicious acts, and other events beyond our control, including natural disasters. If the data centers are damaged in any way, a customer whose data is stored there may lose some or all data, despite routine backup procedures. Our operations are dependent on our ability to protect our computer system, and customer systems, applications and data against damages, including, but not limited to those from computer viruses, fire, earthquake, flood, power loss, connectivity failures, vandalism and other malicious acts, and other events beyond our control, including natural disasters. Damage to our computer system or to the systems, applications, or data of our customers, could delay or prevent delivery of our services and result in the loss of our customers or in material liabilities. In addition, a failure of our telecommunication providers to provide the data communications capacity in the time frame required by us for any reason could cause interruptions in the delivery of our services. Substantially all of our computer and communications hardware is located at one facility and the loss of this hardware or the data it contains would cause severe business interruptions. In the event that we experience significant disruptions that affect the data centers, we may lose customers or fail to attract new customers.

THE COMPANY COULD EXPERIENCE BREACHES OF SECURITY TRANSMITTING DATA TO OR FROM THE COMPANY’S CUSTOMERS, INCLUDING THE USE OF THIRD PARTY VENDOR SECURITY TECHNOLOGIES AND METHODOLOGIES.

Our business depends upon its ability to securely transmit confidential information between the data centers, third-party backup locations, and the servers of its customers, including the use of third-party vendor security technologies and methodologies. Despite our physical design and setup, and the implementation of a variety of security measures, there exists the risk that certain unauthorized access, computer viruses, accidental or intentional disturbances could occur. We may need to devote substantial capital and personnel resources to protect against the threat of unauthorized penetration of our delivery system or to remedy any problems that such penetration might cause.  The occurrence of any of these events could cause us to lose customers, cause harm to our business or brand reputation, and expose us to material liability.

THE COMPANY DEPENDS ON LICENSED SOFTWARE APPLICATIONS.

We depend on contracts with third-party software manufacturers to allow their software applications to be hosted or run at the data centers and provided to our customers. We have entered into non-exclusive agreements with third-party companies, including, but not limited to, Microsoft, that allow us to host some of their software applications or re-license their software applications to our customers. Under most of these agreements, the software manufacturer can terminate its relationship with us for any reason by giving us as little as 30 days notice. In these instances, the software manufacturer is not liable to us, or to our customers, for any damages resulting from termination. If our relationships with these software manufacturers are terminated, or if these or other software manufacturers do not allow our customers to obtain a license to operate the software application on the data centers, our ability to do business would be severely inhibited.

THE HARDWARE AND SOFTWARE THE COMPANY USES IS COMPLEX AND MAY CONTAIN DEFECTS.

Our service offerings depend on complex hardware and software that may contain defects, particularly when initially introduced or when new versions are released. Although we test internal and third party software applications prior to deployment, we may not discover software defects that could affect our new or current services or enhancements until deployed. These defects could cause service interruptions or the loss of data, which could damage our reputation, increase our operating costs, impair our ability to generate or collect revenue, delay market acceptance or divert our management and technical resources. Any software modifications we perform as part of our integration services could cause problems in application delivery. Also, if we offer an open-source software solution to our customers, they are likely to hold us accountable for any problems associated with their software, even if the manufacturer caused the problem or defect. Typically, software manufacturers disclaim liability for any damages suffered as a result of software defects and provide only limited warranties. As a result, we may have no recourse against the providers of defective software applications.

PROFIT MARGINS ON CERTAIN PRODUCTS OR SERVICES MAY DECLINE OVER TIME.

Profit margins may be adversely affected by increases in labor or other costs, heightened price competition, changes in channels of distribution, or in the mix of products and services sold. We have recently introduced several new services, and we plan to release additional new services in the future. If costs associated with new services are greater than we have experienced historically, gross profit may be adversely affected.  We continue to expand third party and indirect distribution channels, which generally result in reduced profit margins.

THE COMPANY HAS BEEN INVOLVED IN LEGAL PROCEEDINGS WITH THIRD PARTIES; ANY FUTURE LEGAL PROCEEDINGS COULD MATERIALLY ADVERSELY AFFECT THE COMPANY’S FINANCIAL CONDITION AND ABILITY TO ACHIEVE ITS BUSINESS PLAN.

We have been and may in the future be involved in litigation incidental to our business and this may or may not have a material impact on our financial condition.  See "Legal Proceedings."

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WE PLAN TO GROW, IN PART, THROUGH ACQUISITIONS, HOWEVER; THERE CAN BE NO ASSURANCE WE WILL BE ABLE TO IDENTIFY, ACQUIRE AND SUCCESSFULLY INTEGRATE FUTURE ACQUISITIONS INTO OUR BUSINESS.

Our business strategy contemplates that we will seek a number of significant acquisitions within the next few years. While we have initiated discussions with certain acquisition targets there is no assurance that we will complete any other such acquisitions, or, if we do complete acquisitions, whether we will successfully integrate these acquisitions into our business. In addition, there is no assurance that if we acquire any businesses, that we will achieve anticipated revenue and earnings. Our failure to acquire suitable companies or to successfully integrate any acquired companies into our operations could materially affect its ability to maintain our business.

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OTHERS MAY SEIZE THE MARKET OPPORTUNITY WE HAVE IDENTIFIED BECAUSE WE MAY NOT EFFICIENTLY EXECUTE OUR STRATEGY.

If we fail to execute our strategy in a timely or effective manner, our competitors may be able to seize the marketing opportunities we have identified.  Our business strategy is complex and requires that we successfully and simultaneously complete many tasks. In order to be successful, we will need to:

Negotiate effective strategic alliances and develop economically attractive service offerings;

Attract and retain customers;

Attract and retain highly skilled employees;

Integrate acquired companies into our operations; and

Evolve our business to gain advantages in an increasingly competitive environment.

In addition, although some of our management team has worked together in the past, there can be no assurance that we will be able to successfully execute all elements of its strategy.

WE MAY NOT BE ABLE TO PROTECT THE USE OF OUR INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS.

We regard our service marks, trademarks, domain names, and similar intellectual property as critical to our success. We have or have applied for federal trademark or service mark registration of a number of names and terms, including Lottery.com, GameLand.com,

SkillMoney.com and Cards.com all of which are now owned by us. We have also applied for and been granted certain patents covering some of our software.

We rely on trademark, unfair competition and copyright law, trade secret protection and contracts such as confidentiality and license agreements with our employees, customers, partners, and others to protect our proprietary rights.  Despite precautions, it may be possible for competitors to obtain and/or use the proprietary information without authorization, or to develop technologies similar to ours and independently create a similarly functioning infrastructure.  Furthermore, the protection of the proprietary rights in Internet-related industries is uncertain and still evolving.  The laws of some foreign countries do not protect proprietary rights to the same extent, as do the laws of the United States.  Protection for the proprietary rights in the United States or abroad may not be adequate.

We intend to continue to license certain technology from third parties such as Microsoft and others, for our technologies that support business systems.  The market is evolving and we may need to license additional technologies to remain competitive.  We may not be able to license these technologies on commercially reasonable terms or at all.  In addition, we may fail to successfully integrate licensed technology into our operations.

Although we are not aware of any infringement or misappropriation of our intellectual property or similar proprietary rights, it may be anticipated that infringements and misappropriations will occur as our business grows and there is more brand loyalty attaching to our trade names and domain names.  We intend to police against infringement or misappropriation.  However, we cannot guarantee that we will be able to enforce our rights and enjoin the alleged infringers from their use of confusingly similar trademarks, service marks, telephone numbers, and domain names.

In addition, third parties may assert infringement claims against us.  We cannot be certain that our technologies or trademarks do not infringe valid patents, trademarks, copyrights, or other proprietary rights held by third parties.  We may be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business.  Intellectual property litigation is expensive and time-consuming and could divert management resources away from running the business.

OUR INDUSTRY IS CHARACTERIZED BY RAPIDLY CHANGING TECHNOLOGY WITH CONTINUOUS IMPROVEMENTS IN BOTH COMPUTER HARDWARE AND SOFTWARE, AND RAPID OBSOLESCENCE OF CURRENT SYSTEMS.

We must continually buy new computer hardware and license new computer software systems to effectively compete in our industry. Our software delivery methodologies must be able to support changes in the underlying software applications that are delivered to our customers. The rapid development of new technologies increases the risk that current or new competitors could develop products or services that would reduce the competitiveness of our products or services. We rely on software providers to produce software applications that keep pace with our customers' demands.

There is no assurance that we will successfully develop or adopt new technologies, introduce new services or enhance its existing services on a timely basis, or those new technologies, new services or enhancements we use or develop will achieve market acceptance. If we fail to address these developments, we will lose sales to our competitors.

ANY PURCHASE OF THE COMPANY’S SECURITIES BASED ON FINANCIAL ESTIMATES PROVIDED BY ANALYSTS OR THIRD PARTIES IS DONE ENTIRELY AT THE RISK OF THE PURCHASER.

We do not currently make financial forecasts or projections, nor do we endorse the financial forecasts or projections of third parties or comment on the accuracy of third party reports. We do not currently participate in the preparation of the reports or the estimates given by analysts. Analysts who issue financial reports are not privy to non-public financial information. Any purchase of our securities based on financial estimates provided by analysts or third parties is done entirely at the risk of the purchaser.

We periodically issues press releases to update stockholders on new developments relating to Games, Inc. and our business. These releases may contain certain statements of a forward-looking nature relating to future events or our future financial performance. Readers are cautioned that such statements are only predictions, and actual events or results may materially differ with those statements. In evaluating such statements, readers should specifically review the various risk factors described herein, among others we identify in documents we file with the SEC, which could cause actual results to differ materially from those indicated by such forward-looking statements.

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THE COMPANY FACES VARIOUS BUSINESS UNCERTAINTIES AS TO THE CLOSING OF THE ATARI TRANSACTION.

We have entered into a transaction with Atari, Inc. (“Atari”) that does not transfer operating rights to the site until Atari either redeems or converts 10,250 shares of Games preferred stock. The Company faces various business uncertainties as to the closing of this transaction. If we are unable to close this transaction we will incur large expenditures relating to the $100,000 in cash and re-development costs that may not be recoverable by us should the transaction not complete as anticipated , see Note C and Atari Litigation in Legal Proceedings.

On April 29, 2004, Games, Inc. notified Atari it was in material breach of the Asset Purchase Assignment and License Agreement dated December 31, 2003, as amended (the “Asset Purchase Agreement”).  Atari then responded with a legal action, “Atari, Inc., Atari Interactive Inc. and Hasbro, Inc. vs. Games, Inc., Roger W. Ach II, and Chicago West Pullman LLC.”  United States District Court, Southern District of New York, (JSR). 04 Civ. 3723.

The Asset Purchase Agreement grants Games, Inc. exclusive rights to the URL www.Games.com and all online versions of the Hasbro games (as defined), reserving to the licensor rights to “downloadable” versions of the games (as defined). The Company believes online versions of Licensed Products have appeared on several sites including www.Zone.com, www.Real.com, and www.Shockwave.com.

The Company believes this resulted in an event of default being called on Atari pertaining to the property and rights with respect to the Games.com licenses, as they pertain to Licensed Products being distributed in the market by Atari.

Pursuant to the default, Games has refused to pay the additional $3 million in advance royalties on these licenses and has held up Atari’s redemption of $1 million in Games Inc. preferred stock, until the matter is satisfactorily resolved.  The payments will be made upon Games and Atari mutually agreeing to a satisfactory resolution of the above and after launch of the new site which is complete, but relaunch is delayed pending the resolution of the Atari action. Atari has given Games notice of redemption of 10,250 Series AA Preferred Stock for $1,025,000. Games is also committed to paying to Atari, Inc. $3,000,000 in additional pre-paid royalties subject to satisfactory resolution to the notice of default. Such Payments have been guaranteed by CWP.

On May 3, Atari issued to Games, Inc. a notice of default regarding the non-payment of the $3,000,000 and non redemption of the 10,250 preferred shares of Games, Inc. preferred stock.

On June 16, 2004, Games served its Answer and Counterclaim to the complaint. In its counterclaim, Games alleges that plaintiffs breached the Agreement and a Settlement Agreement dated March 31, 2004 by, among other things, licensing other web sites to use online play of certain Atari and Hasbro games that Games claimed were part of its exclusive license under the Agreement.

The Atari parties have consented to an injunction preventing them from disposing of any assets that are covered by the Agreement without providing Games, Inc. with thirty days written notice.

The parties have exchanged documents, and the Judge has ordered that Atari must now produce intracompany and intercompany written communications regarding contracts and negotiations between the Atari parties and third parties between January 1, 2004 and March 31, 2004 regarding on-line play of the original classic versions of the relevant intellectual property.  The Company’s counsel believes that this document production will expose Atari’s  bad faith and prove their breach of the implied obligation of good faith and fair dealing that inheres in every commercial contract.

In the matter of Atari, Inc., et al. v. Games, Inc., et al. 04 Civ. 3723, the Court granted Atari’s pending motions for summary judgment and to dismiss. Games, Inc., has filed a motion for reconsideration. The Company intends to vigorously pursue its remedies in the Atari litigation.

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WE EXPERIENCE COMPETITION FROM MANY PARTICIPANTS IN THE INTERNET GAMES, LOTTERY AND DIGITAL GREETINGS AND OUR ABILITY TO COMPETE IN THE MARKETPLACE REMAINS UNCERTAIN.

The markets for our services are rapidly evolving and intensely competitive. In addition to internally built and supported operations, our primary current and prospective competitors include:

Lottery Software Companies

Greeting Card Companies

Game Companies

Companies that intend to offer some of the services that we offer currently to a portion of our targeted customer base.

Many of our competitors have been in business longer than us, have significantly greater financial, technical, and other resources, or greater name recognition. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. Competition could negatively impact our ability to sell additional services on terms favorable to us. Competitive pressures could cause us to lose market share or to reduce the price of our services, either of which could harm our business, financial condition and operating results.

We believe that the principal competitive factors in our market include:

quality and reliability of services offered;

scope of supported applications and technology platforms;

ability to expand the operational environments supported;

extent to which the services offered provide a complete solution to a potential customer's operations requirements;

technical expertise and development;

rapid deployment of services; quality of customer service and support; and price.

GOVERNMENT REGULATION MAY DELAY OR PREVENT US FROM SUCCESSFULLY MARKETING OUR PRODUCTS.

There are currently few laws or regulations directly governing access to, or commerce upon, the Internet. Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services.  Such legislation could dampen the growth in the use of the Internet generally and decrease the acceptance of the Internet as a communications and commercial medium, and could, thereby, have a material adverse effect on our business, results of operations and financial condition. Other nations, including Germany, have taken actions to restrict the free flow of material deemed to be objectionable on the Internet. In addition, several connectivity carriers are seeking to have connectivity over the Internet regulated by the Federal Communications Commission in the same manner as other connectivity services. For example, America's Carriers Connectivity Association has filed a petition with the Commission for this purpose. In addition, because the growing popularity and use of the Internet has burdened the existing connectivity infrastructure and many areas with high Internet use have begun to experience interruptions in phone service, local telephone carriers, such as Pacific Bell, have petitioned the Commission to regulate Internet service providers and online service providers, in a manner similar to long distance telephone carriers and to impose access fees on these service providers. If either of these petitions is granted, or the relief sought therein is otherwise granted, the costs of communicating on the Internet could increase substantially, potentially slowing the growth in use of the Internet, which could in turn decrease the demand for our products and services.

Also it is possible that laws will be adopted or current laws interpreted in a manner to impose liability on online service providers, such as us, for linking to third party content providers and other Internet sites that include materials that infringe copyrights or other rights of others. Such laws and regulations if enacted could have an adverse effect on our business, operating results and financial condition. Moreover, the applicability to the Internet upon the existing laws governing issues such as property ownership, copyright defamation, obscenity and personal privacy is uncertain, and we may be subject to claims that our services violate such laws. Any such new legislation or regulation or the application of existing laws and regulations to the Internet could have a material adverse effect on our business, operating results and financial condition.

In addition, as our products and services are available over the Internet in multiple states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state or foreign country. We are qualified to do business only in the states of Delaware, Florida, Ohio, Iowa and Virginia, and our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties and could result in the our inability to enforce contracts in such jurisdictions. We will pursue authorization to do business in other jurisdictions in the normal course of business. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services may severely restrict the sale of new contracts and materially affect our ability to maintain our current customers.

At present, we do not collect sales or other similar taxes in respect of sales of our services through Internet purchases. However, various states have sought to impose state sales tax collection obligations on out-of-state companies similar to us. A successful assertion by one or more of these states that we should have collected or be collecting sales tax on the sale of our services could result in additional costs and corresponding price increases to our customers. The U.S. Congress has passed legislation limiting for three years the ability of states to impose taxes on Internet-based transactions. Failure to renew this legislation could result in the broad imposition of state taxes on e-commerce.

Many states have allowed their citizens to access every state agency, from licenses to lawsuits through the Internet. We expect to be able offer access to the state lotteries through the Internet.

THE EFFECT OF GOVERNMENT REGULATION AND LAWS ON OUR BUSINESS.

Government regulation and legal uncertainties could increase our costs and risks in the future as government’s change or as legislation is passed regarding the Internet and the e-commerce activities that are associated with our business. Moreover, it may take years to determine the extent to which existing laws relating to issues, such as property ownership, libel, taxation and personal privacy are applicable to the Internet. Any new laws or regulations relating to access to or use of the Internet could harm our business.

ADDITIONAL FACTORS THAT MAY AFFECT OUR FUTURE RESULTS.

An investment in our stock involves a high degree of risk. The following information discusses the material risk factors which are unique to our business and Company and that make an investment in Games, Inc.’s common stock risky or speculative. If any of the risks discussed below actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected, which could cause the trading price of the our common stock to decline.

RISKS RELATED TO THE COMPANY’S INDUSTRY.

THE FAILURE OF THE INTERNET TO GROW OR REMAIN A COMMERCIALLY VIABLE COULD HARM OUR GROWTH.

Our success depends in large part on the maintenance of the Internet infrastructure as a reliable network frame that provides adequate speed, data capacity, and security. Our success also depends on the timely development of products and services that enable reliable Internet access and services. The Internet may continue to experience significant growth in the number of users, frequency of use and amount of data transmitted. The Internet infrastructure may not be able to support the demands placed on it and the performance or reliability of the Internet may be adversely affected by this continued growth. In addition, the Internet could lose its commercial viability if the number of people who use the Internet does not continue to grow. A number of factors, including unreliable service, unavailability of cost-effective, high-speed access to the Internet or concerns about security, could impede this growth. The infrastructure or complementary products and services necessary to maintain the Internet, as a viable commercial medium may not be developed, and, as a result, the Internet may not continue to be a viable commercial medium for us.

IF THE GOVERNMENT ADOPTS REGULATIONS THAT CHARGE INTERNET ACCESS FEES OR IMPOSE TAXES ON SUBSCRIPTIONS TO OUR WEB-BASED PRODUCTS WILL NEGATIVELY IMPACT OUR BUSINESS.

Currently there are few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted that address issues such as pricing and the characteristics of products and services. In addition, several connectivity companies have petitioned the Federal Communications Commission to regulate Internet and on-line service providers in a manner similar to long-distance telephone carriers and to impose access fees on them.  This regulation, if imposed, could increase the cost of transmitting data over the Internet. Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership and infringement, libel, obscenity and personal privacy are applicable to the Internet. Finally, state tax laws and regulations relating to the provision of products and services over the Internet are still developing. A few states have tried to impose taxes on services provided over the Internet. If additional states try to do so, our operating costs may increase and we may not be able to increase the price that we charges for its services to cover these costs. Any new laws or regulations or new interpretations of existing laws and regulations relating to the Internet could decrease the growth in the use of the Internet, decrease the demand for traffic on its Website, increase its operating expenses, or otherwise adversely affect its business.

OUR INDUSTRY IS RAPIDLY CHANGING AND IF WE DO NOT RESPOND EFFECTIVELY AND ON A TIMELY BASIS TO RAPID TECHNOLOGICAL CHANGE IN ITS INDUSTRY, WE MAY NOT BE ABLE TO EFFECTIVELY SELL OUR SERVICES AND SALES MAY DECLINE.

The games industry is characterized by rapidly changing technology with continuous improvements in both computer hardware and software. If we do not respond effectively and on a timely basis to rapid technological change in its industry, we will not be able to effectively sell its services and its sales will materially decline. We must continually purchase new computer hardware and license new computer software systems to effectively compete in its industry. In addition, its software delivery methodologies must be able to support changes in the software applications that are delivered to its customers. The rapid development of new technologies increases the risk that current or new competitors could develop products or services that would reduce the competitiveness of our products or services. And moreover, we rely on software providers to produce software that keeps pace with its customers' demands.

We may not successfully develop or adopt new technologies, introduce new services or enhance its existing services on a timely basis; in addition, new technologies, services, or enhancements the Company uses may never achieve market acceptance. If the Company fails to address these developments, then we may lose sales to our competitors.

RISKS RELATED TO THE COMPANY’S COMMON STOCK

CONTROL EXERCISED BY OFFICERS AND DIRECTORS COULD HAVE AN ADVERSE EFFECT ON THE COMPANY’S STOCKHOLDERS.

As of June 30, 2004, Games directors, executive officers, and their affiliates beneficially owned approximately 46.67% of its outstanding common stock. Roger W. Ach, II, Games chairman of the board, chief executive officer and president, beneficially owns approximately 36.12% Games outstanding common stock. Carol A. Meinhardt, our chief operating officer, secretary and treasurer, beneficially owns approximately 8.38% of Games outstanding common stock. Myles S. Cairns our chief financial officer beneficially owns approximately 2.17% of Games outstanding common stock. As a result, these stockholders, acting together and with others, have the ability to potentially control substantially all matters submitted to the Company’s stockholders for approval, including the election and removal of directors and any merger, consolidation, takeover or other business combination involving us, and to control the Company’s management and affairs. This may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which could materially adversely affect the market price of Games common stock.

THE VOLATILITY OF THE COMPANY’S STOCK PRICE COULD ADVERSELY AFFECT THE COMPANY’S STOCKHOLDERS.

There currently is a public market for our common stock, but there is no assurance that there will always be such a market. The trading price of our common stock is highly volatile and could be subject to wide fluctuations in response to factors such as:

Actual or anticipated variations in quarterly operating results;

Announcements of technological innovations;

New sales methodologies, contracts, products or services by us or our competitors;

Changes in financial estimates by securities analysts;

Announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

Additions or departures of key personnel;

Sales of common stock; and/or

Other general economic or stock market conditions, many of which are beyond our control.

In addition, the stock market, in general, and the market for Internet-related companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. The trading prices of many Internet-related technology companies' stock were at or near unprecedented levels in the past two years; however, such levels have recently given way to a depressed stock price for these companies, and there can be no assurance that these trading prices will increase again. Such fluctuation may materially adversely affect the market price of our common stock, regardless of our operating performance. Historically, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against that company. The institution of similar litigation against us could result in substantial costs and a diversion of our management's attention and resources.

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NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

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FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus, including, without limitation, those described under the sections entitled "Risk Factors", "Use of Proceeds" and  "Management  Discussion  and Analysis of Financial  Condition and Results of Operations" constitute "forward looking statements". These statements can be  identified by  forward-looking  words such as  "believes", "could", "possibly", "probably", "anticipates", "estimates", "projects", expects", "may", "will", "should", "goal", "plan", "intend", or other variations thereon or similar words are not historical facts but are statements of future expectations and other forward-looking statements that are based on our current views and assumptions and involve known and unknown risks that may differ materially from those expressed or implied in such statements.  Actual results, performance or events may differ materially from those in such statements due to various factors beyond our control which include, without limitation:

     (a)  general economic conditions;

     (b)  performance of financial markets;

     (c)  changes in laws and regulations;

     (d)  changes in political environment;

     (e)  competition; and

     (f)  sabotage to the Internet.

USE OF PROCEEDS

All shares offered by this Prospectus are being resold by the Selling Shareholders and all proceeds from the sales of such shares will go to the Selling Shareholders.  We will receive no proceeds from this offering other than the exercise of stock options. Our stock option plan provides for a cashless exercise so no proceeds are assumed from the exercise of stock options.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

During 2001, we filed a request for clearance for quotation on the OTC Bulletin Board under SEC Rule 15c2-11, Subsection (a)(5) with NASD Regulation Inc.  A Clearance Letter was issued to Colley Corporation to allow the Company’s common stock to trade under the symbol “COLY” on February 1, 2002. Effective on September 16, 2002 our symbol changed to GMSI.

The following table sets forth for the periods indicated the high and low bid and ask prices for the common stock as reported on OTC Bulletin Board.

The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions:

--------------------------

High

Low

---------------------------

2003

First quarter..........

September 30, 2002

$4.75

$3.50

----------------------------------------------------------------------------------------

Second quarter......

December 31, 2002

$4.75

$1.70

----------------------------------------------------------------------------------------

Third quarter…….

March 31, 2003

$3.00

$1.00

----------------------------------------------------------------------------------------

Fourth quarter……

June 30, 2003

$2.50

$0.24

----------------------------------------------------------------------------------------

2004

First quarter..........

September 30, 2003

$0.90

$0.24

----------------------------------------------------------------------------------------

Second quarter......

December 31, 2003

$0.90

$0.15

---------------------------------------------------------------------------------------

Third quarter…….

March 31, 2004

$1.80

$0.36

----------------------------------------------------------------------------------------

Fourth quarter……

June 30, 2004

$1.90

$0.55

----------------------------------------------------------------------------------------

2005

First quarter..........

September 30, 2004

$1.05

$0.27

----------------------------------------------------------------------------------------

Second quarter......

December 31, 2004

$0.64

$0.27

----------------------------------------------------------------------------------------

OUR DIVIDEND POLICY

We have approximately 1,216 holders of record of our Common Stock. Since our inception our Board of Directors has not declared or paid cash dividends on our Common Stock. The Company does not anticipate paying any cash dividends in the foreseeable future and intends to retain future earnings, if any, for the development of our business.

The Company’s issued Preferred Shares are not entitled to dividends, unless a dividend is payable on the Common Stock, then a dividend is payable on the Series AA Preferred Stock and is paid on the Series AA Preferred Stock on an as-converted to Common Stock basis.  Otherwise, the holders of the Series AA Preferred Stock shall not be entitled to receive dividends.

We do not anticipate paying any cash dividends in the foreseeable future because:

•

we have experienced losses since inception;

•

we have significant capital requirements in the future; and

•

we presently intend to retain future earnings, if any, to finance the expansion of our business.

Future dividend policy will depend on:

•

our earnings, if any;

•

capital requirements;

•

expansion plans;

•

financial condition; and

•

other relevant factors.

The resale of our securities not covered in this prospectus is subject to Rule 144. Under Rule 144, if certain conditions are satisfied, a person (including any of our affiliates) who has beneficially owned restricted shares of common stock for at least one year is entitled to sell within any three-month period a number of shares up to the greater of 1% of the total number of outstanding shares of common stock, or if the common stock is quoted on NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of ours for at least three months immediately preceding the sale, and who has beneficially owned the shares of common stock for at least two years is entitled to sell the shares under Rule 144 without regard to any of the volume limitations described above. As of the date of this offering, no shares of our common stock are eligible for resale under Rule 144.

The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Currently, our common stock is a "penny stock." A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them.

DESCRIPTION OF PROPERTY

We have leased, through March 31, 2006, facilities, which consist of approximately 5,397 square feet and are located in Cincinnati, Ohio. We currently pay an annual base rent of $136,000 for the use of these facilities. These facilities house all of our departments, such as, sales, customer, technical and administrative services.

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LEGAL PROCEEDINGS

We, including our subsidiaries, are periodically involved in incidental litigation and administrative proceedings primarily arising in the normal course of our business. In our opinion, our gross liability, if any, and without any consideration given to the availability of indemnification or insurance coverage, under any pending or existing incidental litigation or administrative proceedings would not materially affect our financial position, results of operations or cash flows.

Atari, Inc., Atari Interactive, Inc., and Hasbro, Inc. v. Games, Inc., Roger W. Ach, II, and Chicago West Pullman LLC

On April 29, 2004 Games, Inc. notified Atari it was in material breach of the Asset Purchase Assignment and License Agreement dated December 31, 2003, as amended (‘the Asset Purchase Agreement”). Atari then responded with a legal action, “Atari, Inc. Atari Interactive Inc. and Hasbro, Inc. vs. Games, Inc. Roger W. Ach II, and Chicago West Pullman LLC.” United States District Court, Southern District of New York, (JSR). 04 Civ. 3723. On May 18, 2004, the Court granted a temporary restraining order against Games and Ach from operating the Games.com site and licensed assets and scheduled a preliminary injunction hearing prior to which, Games agreed to the preliminary injunction. The Court signed an order granting the preliminary injunction pending the outcome of the case.

The Notice of default issued by Games pertained to the Asset Purchase Agreement dated December 31, 2003 grants Games, Inc. exclusive rights to the URL www.Games.com and all online versions of the Hasbro games (as defined), reserving to the licensor rights to “downloadble” versions of the games (Licensed Products ). Online versions of Licensed Products have appeared on several sites including www.Zone.com, www.Real.com, and www.Shockwave.com.

The Company believes this resulted in an event of default being called on Atari pertaining to the property and rights with respect to the Games.com licenses, as they pertain to Licensed Products being distributed in the market by Atari.

Pursuant to the default, Games has refused to pay the additional $3 million in advance royalties on these licenses and has held up Atari’s redemption of $1 million in Games Inc. preferred stock, until the matter is satisfactorily resolved.  The payments will be made upon Games and Atari mutually agreeing to a satisfactory resolution of the above and after launch of the new site which is complete, but relaunch is delayed pending the resolution of the Atari action. Atari has given Games notice of redemption of 10,250 Series AA Preferred Stock for $1,025,000. Games is also committed to paying to Atari, Inc. $3,000,000 in additional pre-paid royalties subject to satisfactory resolution to the notice of default. Such Payments have been guaranteed by CWP.

In the matter of Atari, Inc., et al. v. Games, Inc., et al. 04 Civ. 3723, the Court granted Atari’s pending motions for summary judgment and to dismiss. Games, Inc., has filed a motion for reconsideration. The Company intends to vigorously pursue its remedies in the Atari litigation.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Except for the historical information contained herein, the following discussion and analysis in this Form SB-2/A contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from anticipated results, including those set forth under “Cautionary Statement” under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this report.  The following discussion should be read in conjunction with the Company’s Condensed Consolidated Financial Statements and notes thereto included elsewhere in this report.

OVERVIEW

Games, Inc. (or the “Company or Games”) is a technology company operating in the area of interactive entertainment, primarily focused on Government Sponsored Lotteries and Internet Games. We currently own and or operate leading games and entertainment sites that include:

Games.org -GameLand.com   -SkillMoney.com -Lottery.com -Cards.com

We have recently set our goals and objectives for the next 6 months of operations, through the end of our 2005 Fiscal Year on June 30, 2005; and we are actively working to complete each one.

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Games Inc.’s goals and objectives include:

1.

Application for Listing on the American Stock Exchange or the NASDAQ Small Cap Exchange, this will require an addition to our capital base and a higher minimum trading price of our stock.

2.

Expansion of our offering of Content and Commerce to the Wireless Web. Currently, we offer Lottery results to customers through their Wireless Networks; and we plan to expand that Wireless offering to our Games and Cards content, and other consumer-oriented Content and Commerce which we create or acquire.

3.

Continuation of our active work with government leaders to support the consumers’ access to legal, state Lotteries through our Lottery.com Website; both Online and on the Wireless Web. In 2004, governmental lotteries in the United Kingdom and in Atlantic Canada began to enjoy the budget-balancing additional revenue gained from allowing consumers to easily receive Jackpot Alerts and to conveniently purchase lottery tickets  from secure remote locations.

4.

Continuation of our efforts to both acquire and internally create branded Content for Games. Lottery and Cards. We will do by continuing to work with new, existing and already identified partners and owners of branded content.

5.

Satisfactorily resolve our lawsuit with Atari and Hasbro Inc. over the exclusivity of certain rights to Intellectual Property (see legal proceedings) allowing us to begin making full use of the property we acquired from them on December 31, 2003, (see Note C), and Atari Litigation in Legal Proceedings.

6.

Continuation of our discussions with certain capital providers, funding sources and strategic partners, in order to bring additional outside capital and resources to the Company. In addition, our Management and major holders have continued to make additional equity investments in Games Inc, adding to the more than $25 million we have invested to date.

7.

Investment of that additional capital would allow Games to acquire additional attractive and compatible assets and companies, permitting additional diversification to our existing areas of entertainment and consumer service and allow Games to apply to either the AMEX or NASDAQ Small Cap Exchange.

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However, there can be no assurance that we will be successful in our attempts to execute these goals and objectives or to generate positive cash flows or raise sufficient capital essential to execute these strategies. To the extent that we are unable to generate or raise the necessary operating capital, it will become necessary to curtail operations.  Additionally, even if we do raise operating capital, there can be no assurance that the net proceeds will be sufficient to enable it to develop our business to a level where it will generate profits and positive cash flows.

The following and prior discussion and analysis should be read in conjunction with the financial statements and notes thereto included elsewhere in this Registration Statement. The statements contained in this report that are not historical facts, including, without limitation, statements containing the words "believes," "anticipates," "estimates," "expects," and words of similar import, constitute "forward-looking statements." Forward-looking statements are made based upon our management's current expectations and beliefs concerning future developments and their potential effects upon us. Our actual results could differ materially from those anticipated for many reasons, including risks faced by us described in this prospectus under "Risk Factors."

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RESULTS OF OPERATIONS

RESULTS OF OPERATIONS – SIX MONTHS ENDED DECEMBER 31, 2004 COMPARED TO SIX MONTHS ENDED DECEMBER 31, 2003

REVENUE

Total revenues for the six months ended December 31, 2004 and 2003 are as follows:

	Six months ended December 31, 2004		Six months ended December 31, 2003
Revenue Source	Amount	Percent of Total	Amount	Percent of Total
1. Advertising	$ 78,324	45%	$61,819	32%
2. Lottery services	67,870	39%	106,370	56%
3. Subscriptions and fees	27,725	16%	21,964	12%
Total	$173,919	100%	$190,153	100%

Revenue of $173,919 for the six months ended December 31, 2004 was $16,233 or approximately 9% less than the same period in the prior year.  The decrease is due to fewer lottery services contracts compared to the prior period by $38,500 or approximately 20%, and subscription and fees continue to grow and increased over the prior period by $5,762 or approximately 26%. Advertising revenues also increased by approximately 27% over the prior period by $16,505.

COSTS AND EXPENSES

During the six months ended December 31, 2004, the cost of revenues of $214,506 compared $40,025 at December 31, 2003 was $174,481 or 436% more than the six months ended December 31, 2003 The cost of revenues increased due to the cost of the minimum royalties required by the Lottery.com Royalty Agreement of $36,000 for the six months ended December 31, 2004, there was no comparable charge in the prior period. The Company also has increased cost of the services pertaining to a services contract the Company entered into for the launch of the Games.com website totaling of $117,270 for the period, the Company had no revenue to offset the additional costs in the period, see Note C and Atari Litigation in Legal Proceedings.

The Company incurred operating expenses of $1,243,256 for the six months ended December 31, 2004.  This represents a decrease of $188,439 or approximately 13% compared to the operating expenses of $1,431,695 during the six months ended December 31, 2003. The decrease was primarily attributed to a reduced depreciation and amortization costs of $74,823 compared to $533,102 for the period ended December 31, 2003. The reduction of depreciation and amortization the prior period were due to assets being fully depreciated or amortized which resulted in a reduction of expenses of $458,279 or approximately 86%. This was offset by higher general and admin costs relating to professional and investment banking services incurred during the period.

Interest expense decreased from $59,662 to $36,147 or approximately 39% due to decreased debt, principally due to conversion of convertible notes to equity and repayments on note payable in connection with cards.com.

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RESULTS OF OPERATIONS - FISCAL 2004 COMPARED TO FISCAL 2003

Total revenue for the years ended June 30, 2004 and June 30, 2003 was $462,378 and $218,049, respectively.

	Year Ended June 30, 2004		Year Ended June 30, 2003
Revenue Source	Amount	Percent of Total	Amount	Percent of Total
1. Advertising	$241,980	52.3%	$140,986	64.7%

2. Lottery services	153,584	33.2%	68,693	31.5%

3. Subscriptions and fees	66,814	14.5%	8,370	3.8%

Total	$462,378	100.0%	$218,049	100.0%

The increase in revenue can be directly attributed to increasing the lottery services customer base and the advertising revenue on the Company’s websites.  Advertising rates on the Company’s websites remained constant at $1 per CPM (cost per 1000 impressions) but the volume of advertising increased during the year.  Prior growth rates should not be considered as necessarily indicative of future growth rates or operating results for the fiscal ending June 30, 2005. The Company continues to develop its sales, implement its sales and marketing strategies, increase consumer understanding and awareness of its services, and prove the Company’s business model.

The Company’s continued growth is significantly dependent upon its ability to generate sales relating to its subscription and fee  services which increased from $8,370 in 2003 to $66,814 in 2004. The Company’s main priorities relating to revenue are:

increase market awareness of the Company’s products and services through the Company’s strategic marketing plan,

growth in the number of customers,

continue to accomplish technological economies of scale, and continue to streamline and maximize efficiencies in the Company’s business model.

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COSTS AND EXPENSES

During the year ended June 30, 2004, the Company incurred operating expenses of $3,403,484.  This represents an increase of $318,372 over the prior year amount of $3,085,112.  The increase is primarily attributed to an increase in costs related to professional fees related to raising capital for the company and increased depreciation and amortization of software and websites in the amount of $97,690. Interest expense increased from $62,216 to $148,014 due to increased debt in notes and convertible debt of which $622,658 in notes converted to common stock in the third and fourth quarters of 2004. Other income was zero in 2004 compared to $482,900 in 2003 to record a in settlement of law suits.

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LIQUIDITY AND CAPITAL RESOURCES

Our success is highly dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing from related parties as may be required, and ultimately to attain profitability.  Management expects to need and be able to attract additional capital for its operations.  However, there can be no assurance that management’s plans will be executed as anticipated.

At December 31, 2004, the Company had a cash balance of $16,764. Current liabilities at December 31, 2004 were $3,894,427 with current assets of $48,182. Total assets at December 31, 2004 were $3,492,617 with total liabilities of $5,894,427.

Net cash used by operating activities was $450,712 for the six month period ended December 31, 2004 compared to $491,632 for the six month period ended December 31, 2003, a decrease of $40,920. The cash used by operating activities during the three months ended December 31, 2004 was primarily related to a net loss of $1,319,990. This amount was partially offset by depreciation and amortization of $74,823, amortization of debt discount of $3,062, reduced accounts receivables of $15,671 and increased payables and accrued liabilities of $365,764 and common stock issued for services and deferred compensation in the amount of $624,874. This was offset by a reduction in accrued officers’ salaries in the amount of $214,916.

Cash provided by financing activities of $435,029 for the six months ended December 31, 2004 included proceeds from the issuance of common stock of $472,000 for cash. This was offset by a repayment of debt of $30,000 and repayment to related party of $6,971.

Our Outstanding Convertible Notes

The Company has $25,000 of 5% convertible promissory notes (the “Promissory Notes”) in varying amounts that were due October 31, 2004. The underlying Games, Inc. Common Stock has been added to this registration statement as selling shareholders to allow the conversion of these notes at the holders option.

In March 2005 Games, Inc. closed a private placement for 21,009 shares of its Series A Convertible Preferred Stock for $2,100,900 in cash and converted liabilities. Each share of its Series A Convertible Preferred Stock is convertible into 244 shares of common stock, at $0.41 per share. Each share also carries a three year warrant to purchase an additional 244 shares of common stock at $0.80 per share and also completed a supplemental closing of this private placement in which it issued an additional 1,350 shares of its Series A Convertible Stock to four accredited investors for cash proceeds of $135,000 as a follow-on the above private placement.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Regulation D, Rule 506 promulgated by the Securities and Exchange Commission under Section 4 (2) of the Securities Act.  This brought the total offering, including previously-announced sales, to 22,359 shares of its Series A Convertible Preferred Stock for $2,235,900 in cash and converted liabilities. Each share of its Series A Convertible Preferred Stock is convertible into 244 shares of common stock, at $0.41 per share. Each share also carries a three year warrant to purchase an additional 244 shares of common stock at $0.80 per share.

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Under the Asset Purchase Agreement and License and Royalty Agreement, Games is committed to paying Atari, Inc. (i) $1,025,000 for the redemption of 10,250 shares of Series AA Preferred Stock (ii) $3,000,000 in cash for prepaid royalties and (iii) $2,000,000 if Atari redeems the remaining 20,000 of Series AA Preferred Stock. We are seeking investment from outside the Company to complete this transaction. Chicago West Pullman, LLC has given Atari their guarantee to complete the funding if Games is unsuccessful in finding a suitable investor.

The Company is currently developing and refining its acquisition and expansion strategy. If the Company expands more rapidly than currently anticipated, if its working capital needs exceed its current expectations, or if the Company consummate acquisitions, the Company will need to raise additional capital from equity or debt sources. The Company cannot be sure that it will be able to obtain the additional financings to satisfy its cash requirements or to implement its growth strategy on acceptable terms or at all. The Company’s ability to raise capital in the future may be difficult. If the Company cannot obtain such financings on acceptable terms, its ability to fund its planned business expansion and to fund its on-going operations will be materially adversely affected. If the Company incurs debt, the risks associated with its business and with owning its common stock could increase. If the Company raises capital through the sale of equity securities, the percentage ownership of its stockholders will be diluted. In addition, any new equity securities may have rights, preferences, or privileges senior to those of the Company’s common stock.

Management believes that the Company will need the following cash to fund operations during the next 12 months:

Atari payments [1]
Redemption of 10,250 shares of Series AA Preferred Stock	$ 1,025,000
Cash payment for Prepaid Royalties	3,000,000

Cash needed to fund operations	2,500,000

Cash needed to fund any potential acquisitions	6,000,000

Total	$12,525,000

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[1] The remaining 20,000 shares of Series AA Preferred Stock may require two additional payments of $1,000,000 on December 31, 2004 and 2005 if Atari elects to redeem the shares , (see Note C), and Atari Litigation in Legal Proceedings.

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The majority shareholders of the Company have continued to fund the Company over time and are committed to seeing the Company’s business plan come to fruition and as such will continue to support the Company through capital investments until the Company reaches profitability. The Company has focused on attempting to obtain the necessary capital to maintain its operations, however; additional financing will be necessary to sustain operations and achieve the Company's business plan.  The Company is attempting to obtain such additional financing.  Management is also actively seeking one or more strategic investors to complete and acquisition and a strategic line extension in the games business.

However, there can be no assurance that the Company will be successful in its attempts to generate positive cash flows or raise sufficient capital essential to its survival.  To the extent that the Company is unable to generate or raise the necessary operating capital, it will become necessary to curtail operations.  Additionally, even if the Company does raise operating capital, there can be no assurance that the net proceeds will be sufficient to enable it to develop its business to a level where it will generate profits and positive cash flows.

These matters raise substantial doubt about the Company's ability to continue as a going concern.  However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which require the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the Consolidated Financial Statements, and revenues and expenses during the periods reported.  Actual results could differ from those estimates.  The Company believes the following are the critical accounting policies, which could have the most significant effect on the Company's reported results and require the most difficult, subjective or complex judgments by management.

Capitalized Game and Web Site Development Costs

The Company capitalizes game development costs when technological feasibility has been established.  Costs not qualifying for capitalization are expensed as incurred.  At each balance sheet date the Company evaluates the estimated net realizable value of each product and when required, records write-downs of net book value to net realizable value of any products for which the net book value is in excess of net realizable value.

Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and exceeds its fair value.  If conditions indicate an asset might be impaired, the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition.  The impairment would be measured by the amount by which the assets exceed its fair value typically represented by the future discounted cash flow associated with the asset.

Revenue Recognition

The Company's revenues are derived principally from advertising, shared advertising, memberships and subscriptions and are recognized as "impressions", or based on the number of times an advertisement appears in pages viewed by users of the Company's online properties, are delivered or the subscription fee has been earned.

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NEW AUTHORITATIVE ACCOUNTING PRONOUNCEMENTS

In January 2003 and revised in December 2003, FASB issued FIN 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51.” FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period that ends after December 15, 2004. The adoption of FIN 46 did not have a material impact on the Company's consolidated financial position or results of operations.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.”  SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS No. 133).  Except for the provisions of SFAS No. 149 that relate to SFAS No. 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003 and for hedging relationships designated after June 30, 2003.  The adoption of SFAS No. 149 did not have a material effect on the Company’s consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  SFAS No. 150 establishes standards for classification and measurement in the statement of financial position of certain financial instruments with characteristics of both liabilities and equity.  It requires classification of a financial instrument that is within its scope as a liability (or an asset in some circumstances).  SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.  The adoption of SFAS No. 150 did not have a material effect on the Company’s consolidated financial statements.

In December 2004, the FASB finalized SFAS No. 123R "Share-Based Payment" ("SFAS 123R"), amending SFAS No. 123, effective beginning the Company's third quarter of fiscal 2006. SFAS 123R will require the Company to expense stock options based on grant date fair value in our financial statements. Further, the adoption of SFAS 123R will require additional accounting related to the income tax effects and additional disclosure regarding the cash flow effects resulting from share-based payment arrangements.  The effect of expensing stock options on the results of operations using a Black-Scholes option-pricing model is presented in Note 2. The adoption of SFAS 123R will have no effect on the Company's cash flows or financial position, but will have an adverse impact on the Company's financial position and results of operations.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29" ("SFAS 153").  This statement amends APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance.  A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The provisions of SFAS 153 are effective for fiscal year ending June 2006.  The adoption of SFAS 153 is not expected to have a material impact on the Company's consolidated financial position, liquidity, or results of operations.

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THE COMPANY

OUR CORPORATE HISTORY

Games, Inc. operates in the area of interactive entertainment primarily focused on Government Sponsored Lotteries and Internet Games.

The Company was incorporated on October 12, 2000 as AZAcquisition Corp. under the laws of the State of Delaware. In October of 2000 AZ Acquisition Corp. merged with Colley Corporation, an Arizona corporation. The Certificate of Incorporation and Bylaws of the Delaware Corporation is the Certificate of Incorporation of the surviving corporation.  Such Certificate of Incorporation changed Colley's name to AZ Acquisition Corp. and modified Colley's capital structure to allow for the issuance of 50,000,000 total equity shares consisting of 10,000,000 shares of preferred stock and 40,000,000 shares of common stock.  Both classes of stock have a par value of $0.001 per share. On April 8 2004 the Company amended to the certificate of incorporation to increase the common stock to 65,000,000 shares authorized and 20,000,000 preferred shares authorized. Both classes of stock continue to have a par value of $0.001 per share.

The acquisition of Colley, on September 30, 2001, by the Company effected a change in control and was accounted for as a "reverse acquisition" whereby Colley was the accounting acquirer for financial statement purposes.

On June 3, 2002, Chicago West Pullman, LLC, an Ohio limited liability company (CWP), acquired from controlling shareholders of Colley the 525,000 shares or 51.19% (issued on September 30, 2001) of the outstanding common stock of Colley in exchange for a cash payment of $25,000. CWP then became the sole member of the Board of Directors of Colley immediately following this transaction. On June 25, 2002, the Board of Directors of Colley agreed to exchange shares of Colley for shares of common stock of GameBanc Corporation ("GameBanc") on a one share for one share basis (the “First Exchange”).  Participants in the First Exchange, i.e., the controlling shareholders of GameBanc, exchanged 7,417,618 shares of GameBanc common stock for 7,417,618 newly issued shares of Colley common stock, effecting a change in control.  The Company acquired a majority interest in GameBanc Corporation as a result of the First Exchange.  The Company shares exchanged were restricted shares and will not be transferable unless they have been registered under the laws and regulations administered by the Securities Exchange Commission or any applicable state, or unless an exemption from the registration requirements exist.

On July 23, 2002, Colley offered to exchange up to 8,906,866 shares of its common stock for shares of common stock and of preferred stock of GameBanc Corporation (the “Second Exchange”).  The Second Exchange was conducted on the basis of one share of Colley common stock for one share of GameBanc common stock, and 50 shares of Colley common stock for one share of preferred stock of GameBanc.  The Second Exchange remained open until August 6,

2002.  Through August 12, 2002, 7,539,582 shares of additional stock were issued through the exchange.  The total issued and outstanding shares of Colley were 15,982,709 shares following the consummation of the exchange.

During the period from July 31, 2002 through December 31, 2002 GameBanc sold an aggregate of 3,665 shares of Preferred Stock for $366,500 ($100 per share) in cash proceeds. Immediately upon the issuance of GameBanc preferred stock, the preferred stock was exchanged for 50 shares of common stock of Games, Inc. pursuant to the terms of the Second Exchange.

For accounting purposes, the First and Second Exchanges discussed above have been treated as a recapitalization of GameBanc with GameBanc as the acquirer (a reverse acquisition).  The historical financial statements included herein are those of GameBanc. On September 16, 2002, Colley changed its name to Games, Inc.

The Company has also developed software for Internet Lottery Ticket sales. As it became evident the Internet Lottery ticket sales were going to be adopted more slowly than the Company had anticipated, the Company has focused more of its attention on the games business in general, never losing sight of its ultimate goal of being an electronic lottery retailer.

In November 2001, the Company launched its first digital greeting card site, www.Cards.com. In May 2002, the Company launched a website called www.SkillMoney.com. Skill-based games are legal in the majority of states.  Visitors to SkillMoney.com enter a game that has between 4 and, in the case of tournaments, 100 players.

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On December 31, 2003, Games entered into an Asset Purchase Agreement, Assignment and License Agreement, (“Asset Purchase Agreement”), to purchase from Atari, Inc. or an affiliate thereof, (“ATARI”), (i) the www.Games.com domain name, (“URL”) and certain related assets for a purchase price of $1,125,000 payable in $100,000 cash and 10,250 shares of Series AA Preferred Stock and (ii) five (5) year royalty agreement which provides initial consideration of 20,000 shares of Series AA Preferred Stock valued at $2,000,000, (see Note C to our financial statements), and Atari Litigation in Legal Proceedings.

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The Company owns and operates a website called www.GameLand.com. GameLand.com has a portfolio of over 120 proprietary shockwave game engines that we can reface and use for our own sites as well as providing game packages for other major websites.

The Company owns and operates a website called www.SkilMoney.com skill-based games are legal in the majority of states.  In the United States of America, rules governing tournaments with entry fees and/or prizes are set up by each individual state, not by the federal government. Based on these 50 sets of laws, players cannot participate in fee-based tournaments with prizes if they reside in the following 11 states:

Arizona, Arkansas, Connecticut, Delaware, Florida, Iowa, Louisiana, Maryland, Nevada, Tennessee and Vermont

Visitors to SkillMoney.com enter a game that has between 4 and, in the case of tournaments, 100 players.

The Company also own the URL www.Cards.com, this site currently operates as a digital greeting card site, which offers both free and subscription based greeting cards. The Company is currently developing a number of card games which will be deployed on the site as the site is redeveloped.

INDUSTRY BACKGROUND

INTERNET GAMES/ DIGITAL GREETINGS/ LOTTERIES

The international lottery industry has reached $130 billion, $42 billion of which is attributed to domestic lottery play.  Governments are becoming increasingly dependent upon lottery revenues to fund budgets and endowments.  Internationally, a trend towards the online promotion and sale of government sponsored lottery tickets is growing and has become a generally accepted practice in many European countries, Australia, the United Kingdom and most recently in Canada, where online lottery ticket sales are legal.

According to Camelot Group, the operator of the UK Lottery, thousands of people are signing up to play Lotto on the net, which went online at the end of December last year alongside interactive scratchcards and Instant Win Games.

Richard Hurd-Wood, director of interactive at Camelot, said: “I'm thrilled that we are celebrating our first internet jackpot winner and I'm sure that it is just the first of many to come. With the simple click of a mouse, perhaps while taking a few minutes out one lunch time or the end of a busy working day, this lucky player is now a multi-millionaire."

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Camelot launched The National Lottery mobile phones in October 2004.

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This demand for online gaming has led major portals, broadcasters and publishers to include a suite of games as a means of driving traffic to, and keeping viewers on, their web sites. As reported in the IDC Interactive Consumer Services Report, Interactive Gaming Section, December 2001, "The revenue growth potential for the online gaming market is truly impressive.  Over the next five years, the industry will grow to annual revenues of $1.8 billion in 2005, representing a five-year compound annual growth rate (CAGR) of 71.69%."

In the new report, The Online Game Market 2003, DFC Intelligence forecasts that the worldwide online game market will grow from $875 million in 2002 to over $5 billion in 2008.  It is expected that this growth will be driven not only by PC-based subscription services, but also the rapidly growing number of video game console systems that can go online.  By 2008, DFC Intelligence forecasts that the installed base of online-capable video game systems will be over 100 million worldwide.

The other major factor driving online game growth will be increasing broadband penetration.  According to David Cole, President of DFC Intelligence, “the year 2002 saw solid growth for broadband in the home.  This has been especially true in markets like South Korea and Japan where the growing base of broadband users is really driving online game usage.  It appears online games may be the ‘killer application’ for bringing broadband to the home.”

The report forecasts that the usage of online games will reach 35 billion hours by 2008, an increase of 450% from 2002.  By 2008, DFC Intelligence forecasts that there will be 198 million people playing online.  These users should be divided fairly equally between North America, Asia and Europe.

However, growing consumer usage does not always translate into more revenue and profits.  According to Cole, “while it has been proven that individual online games can generate in excess of $100 million a year with a 50% operating margin that is the exception not the rule.  Many services build a large user base that does not generate revenue.  On top of that, there is a serious glut of products on the market.”

In a blue-sky analysis conducted via Delphi survey, Themis Group predicts that by 2014, there will be 15 million online gamers in the U.S.A. paying an average subscription fee of $23.50 per month. Fantasy RPGs, online sports games and casual “second life” games will capture the majority of consumer dollars. Virtual property will emerge as a major driver for gamers and game companies. The market as a whole will be sized at $9 billion.

Industry Leaders:

According to the The Themis Report on Online Gaming 2004, in descending order by total gross revenue generated from online games, including subscriptions, advertising and sponsorships:

1.

NCSoft

2.

Sony Online Entertainment

3.

Electronic Arts

4.

Mythic Entertainment

5.

Microsoft Corporation

COMPETITION

The markets for our services are rapidly evolving and intensely competitive. In addition to internally built and supported operations, our primary current and prospective competitors include:

Lottery Software Companies

Greeting Card Companies

Game Companies

Family Oriented Game Sites. A number of sites such as GameHouse, Pogo.com and iWin.com, have driven significant amounts of traffic to their sites by offering unique games and entertainment content. In addition, several of the sites offer frequent prizes with easy to play games. These sites are typically monetizing their traffic by selling advertising.

Aggregators. Aggregators, such as Microsoft Gaming Zone ("ZONE"), provide an aggregation of various types of online games, including aggregation of games developed by independent third parties. While these sites have been primarily focused on serving the gaming community, they have since adjusted their strategy to include games, such as parlor games, that reach a broader audience. ZONE covers both competitive categories, as it is a portal, an aggregator, and a publisher of game products. ZONE currently offers both family games and games directed towards the more serious gamer and, at the same time, has the opportunity to leverage these experiences with games sold at retail.

Lottery. Currently no state Lottery allows the sale of online Lottery tickets. The instant ticket and lottery business is highly competitive, and our business faces competition from a number of content providers, online media publishing business and other competitors.

Some of our current competitors have larger user bases, longer operating histories, higher brand recognition, and greater financial resources than Games. As we expand the scope of our offerings, we may have to compete with a larger number of Internet websites as well as media companies. In addition, as the Internet becomes increasingly ubiquitous, larger, more well-financed or well-established entities may expand into, acquire, invest or continue to consolidate, thus increasing the competitive pressures that Games faces.

We believe we differentiate ourselves from our competitors through our origins as a multi-channel entertainment and destination network, as opposed to being more of a pass-through portal. Accordingly, Games users are more accustomed to interacting with the content and offerings on the network of websites. Additionally, the Company believes its various brand offerings are superior to, or at least competitive with, other similar competitive products and services.

EMPLOYEES

We currently have approximately 16 management, technical, customer support, marketing and sales, and clerical personnel. We may, from to time, review staffing requirements.

WEBSITE ACCESS TO SEC REPORTS

Our Corporate Internet website can be found at http://www.gamesinc.net. Information contained on our Internet websites are not part of this report. Under Investor Relations the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the Section 16 filings of its officers, directors, and shareholders beneficially owning 10% or more of Games, Inc.’s common stock are available on the our website, free of charge, as soon as reasonably practicable after such reports are filed with or furnished to the SEC. Alternatively, you may access these reports at the SEC’s Internet website: http://www.sec.gov.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

Roger W. Ach, II, Chairman, President and CEO, age 61.  Mr. Ach, II has been a Director and Chairman of the Board since 1996. Mr. Ach currently does not have an expiration term as Director. Prior to founding the Company in 1995, Mr. Ach was the Chairman of American Steel & Wire Corp., Chicago West Pullman Transportation Corporation and Vortec Corporation.  Prior to that, he spent 20 years in the investment banking and brokerage industries, including serving as Managing Director at Prudential Bache Securities and as Partner at Oppenheimer & Co.  Mr. Ach is also the Managing Member of Chicago West Pullman, LLC, a Cincinnati-based investment holding company.

Carol A. Meinhardt, Director since 1996, Executive Vice President and Chief Operating Officer, age 57.  Ms. Meinhardt has been an officer and director of GameBanc Corporation since its founding in 1995. Ms. Meinhardt currently does not have an expiration term as Director. Prior to joining the Company, Ms. Meinhardt was Assistant Vice President of Chicago West Pullman

Corporation, an investment holding company based in Cincinnati, Ohio.  From 1970-1989 Ms. Meinhardt was employed at DuBois Chemicals, a Cincinnati-based specialty chemical company, where she served in various administrative and management capacities.

Myles S. Cairns, Age 50, Senior Vice President - Chief Financial Officer. Mr. Cairns joined the Company on February 1, 2003 and was elected an officer of the Company by the Board of Directors on February 7, 2003. Prior to joining the Company, he served as President, Chief Operating Officer and Chief Financial Officer of eCall Central, Inc. where he worked from 2000 - 2003. Prior to that, Mr. Cairns served as Senior VP of Accounting and Administration at Corporex Companies from 1999-2000. Prior to that, Mr. Cairns held various accounting, finance and operations positions with The Loewen Group from 1984-1999.

George R. Blake age 59, Director since September 2003. Mr. Blake is Chairman and President of Stardust Technologies in Bellevue, WA Mr. Blake is the former editor of the Cincinnati Enquirer and past president of the Ohio Newspaper Association. He continues as chief executive of Blake & Associates, a financial services corporation headquartered in Atlanta, and as an investment advisory representative with the Financial Legacy Group and Equity Services, Inc. Mr. Blake also is a member of the advisory board of Stock Diagnostics, Inc., and The Retirement Institute. He holds a bachelor's degree in economics from Wheeling Jesuit University and an honorary doctorate from the College of Mount Saint Joseph.

Richard O. Coleman, age 42, Director since February 5, 2004, Managing Member of GenStone Acquisition Company. He incorporates his extensive knowledge of supplier diversity issues and over 20 years of finance, management, sales and marketing experience to oversee the day-to-day operations of the company and to spearhead its sales and marketing strategies. NextGen Fiber Optics, LLC manufactures a full line of passive fiber optic cables that service the Telecommunications, MSO’s, Distribution, Military/Specialty and OEM markets. NextGen is the only minority owned fiber optic cable manufacturer with manufacturing operations in the USA.

Thomas C. Joseph, age 60 Director since July 2002, and currently does not have an expiration term as Director. Mr. Joseph has been the CEO of MAN-O Products, Inc. since 1996.  Previously he was in the home furnishing industry involved in sales and marketing.

Edward J. VonderBrink, age 59 Director since March 2004, is Director of the Xavier Entrepreneurial Center at Xavier University since 2000. Mr. VonderBrink joined Grant Thornton in 1967, a national accounting and consulting firm. He was named Cincinnati managing partner in 1990 and later named regional managing partner. He retired at the end of 1999 as the Cincinnati and regional managing partner for Grant Thornton. Mr. VonderBrink brings a wealth of financial and entrepreneurial experience to the Company.

George M. Vredeveld, age 62 Director since June 2004 is Professor and President of the Economics Center for Education & Research for the University of Cincinnati. George was appointed as first director of the Center in 1977 and has been an important force in the growth of its Schools Program and the Economics Research Group. His recent research has focused on factors that affect regional economic development, including education and the quality of the labor market. He also has analyzed the effects of the economic changes in Central and Eastern Europe. He was a member of a task force, commissioned by the Bulgarian government that developed an economic transformation program for that country.  Mr. Vredeveld received his Ph.D. in economics from Indiana University, a Master's degree from Purdue University and his baccalaureate from Calvin College.

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EMPLOYMENT AGREEMENTS AND EXECUTIVE COMPENSATION

On July 1, 2002, the Company entered into a three-year employment agreement with its President and Chief Executive Officer. The agreement provides for annual compensation of $375,000.  In addition, the agreement provide for bonus compensation up to a maximum of 50% of his annual compensation, which is determined by the Compensation Committee of the Board of Directors.  Pursuant to the employment agreement, the employee is entitled to receive a severance payment up to 2.99 times their annual compensation based upon the occurrence of certain events as defined.

On July 1, 2002, the Company entered into a three-year employment agreement with its Executive Vice President and Chief Operating Officer. The agreement provides for annual compensation of $150,000.  In addition, the agreement provide for bonus compensation up to a maximum of 50% of her annual compensation, which is determined by the Compensation Committee of the Board of Directors.  Pursuant to the employment agreement, the employee is entitled to receive a severance payment up to 2.99 times their annual compensation based upon the occurrence of certain events as defined.

On October 1, 2003, the Company entered into a three-year employment agreement with its Executive Vice President and Chief Financial Officer. The agreement provides for annual compensation of $175,000.  In addition, the agreement provide for bonus compensation up to a maximum of 50% of his annual compensation, which is determined by the Compensation Committee of the Board of Directors.  Pursuant to the employment agreement, the employee is entitled to receive a severance payment up to 2.99 times their annual compensation based upon the occurrence of certain events as defined.

Minimum annual payments, excluding bonuses, incentives and cost of living increases under these contracts are as follows:

For the
Year Ended
June 30,	Amount
2005	$ 700,000
2006	175,000
2007	175,000
Total	$1,050,000

The following table summarizes, for the fiscal years indicated, all annual compensation earned by or granted to the Chief Executive Officer and the other executive officers whose compensation exceeded $100,000 during the last fiscal year.  This table reflects the amounts such persons earned or received as employees of Games during the fiscal years indicated.  The fiscal year is from July 1 through June 30.

Summary Compensation Table

	FISCAL	Annual Compensation -----------------------------			Long-Term Compensation Awards ------------------
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Comp.	Rest. Stock Award	Securities Underlying Options/ SAR (#)[8]	All Other Compensation
Roger W. Ach, II President, Chief Executive Officer	2004 2003 2002 2001	250,000 145,833 250,000 250,000	0 0 0 0	125,000[9] 229,167[9] 150,025[9] 0	0 0 0 0	400,000 0 50,000 25,000	0 0 0 0
Carol A. Meinhardt Executive Vice President/Chief Operating Officer	2004 2003 2002 2001	90,000 90,000 90,000 82,500	0 0 0 0	60,000[9] 60,000[9] 190,625[9] 0	0 0 0 0	182,000 0 50,000 25,000	0 0 0 0
Myles S. Cairns Executive Vice President/Chief Financial Officer	2004 2003	117,166 11,666	0 0	49,084[9] 42,9169(10)	0 0	222,000 0	0 0

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8These numbers represent options to purchase shares of Games common stock as per the adoption of the 2002 Long-Term Stock Incentive Plan discussed in the Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, filed on August 26, 2002, and following an anticipated conversion or exchange of such options at a future date on the same basis as all other Games option holders.

9Deferred compensation.

10Consulting agreement contract consisted of $31,250 consulting fees and $11,666 of deferred compensation.

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EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS AND RELATED STOCK OPTION GRANTS

LONG-TERM STOCK INCENTIVE PLAN

Following the adoption of the 2002 Long-Term Stock Incentive Plan discussed in the Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, filed on August 26, 2002, each of the independent directors will receive options to purchase 10,000 shares of Games, Inc. upon election or appointment to the Board of Directors and additional options to purchase 10,000 shares for each year of service on the Board of Directors. There are no other standard arrangements pursuant to which the directors of Games, Inc. will be compensated for services provided as a director.

DEFERRED COMPENSATION PLAN

We adopted the Deferred Compensation Plan filed with this filing that allows employees, including executive officers, with a base salary of $100,000 or more, to defer receipt of salary and annual incentive awards in either common stock of the Company or in cash accounts that mirror the gains and/or losses of a number of different investment funds selected by the Company. Under the Deferred Compensation Plan, participants may defer up to 75% of their base salary and up to 100% of their annual incentive awards, until the date or dates specified by the participant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and notes set forth certain information with respect to the beneficial ownership of our common stock as of November 18, 2004, for the following:

º

Each of our directors and executive officers

º

All directors and executive officers as a group, and

º

Each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock who is not an officer or director

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Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Ownership as of Record Date	Percent of Class as of Record Date
Roger W. Ach, II 425 Walnut Street, Suite 2300 Cincinnati, Ohio 45202	Common Stock	8,267,618[1,2]	31.67%
Carol A. Meinhardt 425 Walnut Street, Suite 2300 Cincinnati, Ohio 45202	Common Stock	2,082,500[3]	7.98%
Chicago West Pullman LLC 425 Walnut Street, Suite 2300 Cincinnati, Ohio 45202	Common Stock	3,690,878	14.14%
Roger W. Ach, II Family Trust U/t/a/dated May 31, 2002 425 Walnut Street, Suite 2300 Cincinnati, Ohio 45202	Common Stock	1,000,000[2]	3.80%
Myles S. Cairns 826 Riverwatch Drive Crescent Springs, KY 41017	Common Stock	706,500[4]	2.71%

1 The total outstanding shares as of April 5, 2005 is 26,107,377.

2 Includes 3,826,740 shares owned directly by Mr. Ach, 3,690,878 shares owned by Chicago West Pullman, LLC of which Mr. Ach is the managing member and majority owner, 600,000 shares of stock held in a deferred compensation plan, 100,000 shares owned by Janet Ach, Mr. Ach’s wife and 100,000 shares owned by Mr. Ach as the trustee of the Janice M. Meinhardt Irrevocable Trust. Following the adoption of the 2002 Long-Term Stock Incentive Plan discussed herein and upon a subsequent conversion or exchange of Mr. Ach's existing options to acquire shares of common stock of The Lottery Channel, Inc. d/b/a GameBanc Corporation, Mr. Ach will possess options to purchase 550,000 additional shares of common stock of Games, Inc. Mr. Ach has 1,500  has shares of Games Inc. $100 Series A convertible preferred stock in a deferred compensation plan.  Each share of Series A Convertible Preferred Stock is convertible into 244 shares of common stock, or $0.41 per share. Each share also carries a three year warrant to purchase an additional 244 shares of common stock at $0.80 per share. Mr. Ach disclaims any beneficial ownership of the shares held in Roger W. Ach, II Family Trust.

3 Includes 75,000 shares owned by Ms. Meinhardt directly, 350,000 shares that are held in a deferred compensation plan, and has 1,500  has shares of Games Inc. $100 Series A convertible preferred stock in a deferred compensation plan.  Each share of Series A Convertible Preferred Stock is convertible into 244 shares of common stock, or $0.41 per share. Each share also carries a three year warrant to purchase an additional 244 shares of common stock at $0.80 per share and 1,000,000 shares owned by Ms. Meinhardt as the Trustee of the Roger W. Ach, II Family Trust and 400,000 shares owned by Ms. Meinhardt as the Trustee of four separate irrevocable trusts established for the benefit of Mr. Ach's adult children. Following the adoption of the 2002 Long-Term Stock Incentive Plan discussed in the Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, filed on August 26, 2002, and upon a subsequent conversion or exchange of Meinhardt's existing options to acquire shares of common stock of The Lottery Channel, Inc. d/b/a GameBanc Corporation, Ms. Meinhardt will possess options to purchase 257,500 additional shares of common stock of Games, Inc.

4 Includes 475,000 shares owned by Mr. Cairns in a deferred compensation plan, 9,500 held directly, and has  1,500  has shares of Games Inc. $100 Series A convertible preferred stock in a deferred compensation plan.  Each share of Series A Convertible Preferred Stock is convertible into 244 shares of common stock, or $0.41 per share. Each share also carries a three year warrant to purchase an additional 244 shares of common stock at $0.80 per share,  and Mr. Cairns will possess options to purchase 222,000 additional shares of common stock of Games, Inc.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Ownership as of Record Date	Percent of Class as of Record Date
Thomas C. Joseph 3437 Mooney Avenue Cincinnati, Ohio 45208	Common Stock	23,500[5]	0.09%
George Blake 79 W. Belle Lake Atlanta, GA 30342	Common Stock	289,450[5]	1.11%
Richard O. Coleman 720 East Pete Rose Way, Suite 410 Cincinnati, OH 45202	Common Stock	90,000[5]	0.34%
Edward J. VonderBrink 3800 Victoria Pkwy. Cincinnati, Ohio 45208	Common Stock	20,000[5]	0.08%
George Vredeveld 425 Lafayette Avenue Cincinnati, OH 45220	Common Stock	226,000[5]	0.87%

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5 Following the adoption of the 2002 Long-Term Stock Incentive Plan discussed in the notes to the financial statements Mr. Joseph, Mr. Blake, Mr. Coleman, Mr. VonderBrink and Mr. Vredeveld  will each receive stock options to purchase 10,000 shares of common stock of Games, Inc per year of service on Games, Inc.’s Board of Directors.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

The Company's President and CEO, Roger W. Ach, II, and its Chief Operating Officer, Carol A. Meinhardt, are also members of Chicago West Pullman, LLC ("CWP"), an Ohio limited liability company.  As of June 30, 2004, the Company had a liability of $52,976 to CWP. In January 2004 Games paid to CWP $200,000 in Games, Inc. stock for services performed in the acquisition of Games.com. The agreement is filed as Exhibit 10.13 to the SB-2 filed January 23, 2004. In December of 2003 the Company's President and CEO, Roger W. Ach, II, its Chief Operating Officer, Carol A. Meinhardt and Myles S. Cairns its Chief Financial Officer acquired 600,000, 150,000 and 250,000 shares of Games, Inc stock respectively through Games Inc Deferred Comp Plan. In September of 2004 the Company's President and CEO, Roger W. Ach, II, its Chief Operating Officer, Carol A. Meinhardt and Myles S. Cairns its Chief Financial Officer acquired 500,000, 200,000 and 225,000 shares of Games, Inc stock respectively through Games Inc Deferred Compensation Plan. In March of 2005 the Company's President and CEO, Roger W. Ach, II, its Chief Operating Officer, Carol A. Meinhardt and Myles S. Cairns its Chief Financial Officer acquired 1,500 shares each through Games Inc Deferred Compensation Plan of Games Inc. $100 Series A convertible preferred stock.  Each share of Series A Convertible Preferred Stock is convertible into 244 shares of common stock, or $0.41 per share. Each share also carries a three year warrant to purchase an additional 244 shares of common stock at $0.80 per share.

SELLING SECURITY HOLDERS

The following table sets forth certain information regarding the beneficial ownership of common stock by the selling shareholders as of March 15, 2005 and the number of shares of common stock covered by this prospectus.  Only shareholders named as selling shareholders in this table may use this prospectus.  We will file a post-effective amendment to this registration statement if we wish to add any additional selling shareholders.  We will file a supplement to this prospectus in the event it becomes necessary to substitute a pledge, transferee or donee for one of the selling shareholders specifically listed below.

	Shares
	Beneficially		Shares	Percentage
	Owned		Beneficially	Owned
	Prior to	Shares	After	After
	Offering (1)	Offered (1)	Offering	Offering (2)
Name
Security Holder
Roger W. Ach, II (14)	600,000	--	600,000	2.30%
Chicago West Pullman, Inc. (18)	400,000	--	400,000	1.53%
James A. Stern (20)	66,076	--	66,076	0.25%
Carol A. Meinhardt (14)	150,000	--	150,000	0.57%
Myles S. Cairns (14)	250,000	--	250,000	0.96%
George Vredeveld (19)	225,000	--	225,000	0.86%
Richard O. Coleman (19)	10,000	--	10,000	0.04%
George R. Blake (21)	200,000	--	200,000	0.77%
Richard O. Coleman (21)	80,000	--	80,000	0.31%
Thomas C. Joseph (21)	20,000	--	20,000	0.08%
Ed VonderBrink (21)	20,000	--	20,000	0.08%
Brooke Brady (3)	15,000	15,000	--	--
David Hill (3)	15,000	15,000	--	--
Hoeweler Capital Partners (3)&(29)	25,000	25,000	--	--
Jerry Burns (3)	30,000	30,000	--	--
Wheeler Family Ptnrshp (3)&(30)	25,000	25,000	--	--
Tom Noe(4)	40,000	40,000	--	--
Michael Taylor(4)	25,000	25,000	--	--
Patrick Kriner(4)	5,000	5,000	--	--
Sally & Joseph Perz(4)	12,500	12,500	--	--
Nielsen Enterprises (5)	8,333	8,333	--	--
William Kelly (6)	29,000	29,000	--	--
Dale Mayhew(7)	4,337	4,337	--	--
Darrin Weber(7)	13,241	13,241	--	--
David Erce(7)	25,437	25,437	--	--
J Zinnecker(7)	30,898	30,898	--	--
James Sweeney(7)	12,039	12,039	--	--
John Christopher(7)	10,595	10,595	--	--
John Lauder(7)	17,565	17,565	--	--
Konrad Kircher(7)	134,146	134,146	--	--
Mitchell Peskin(7)	10,595	10,595	--	--
Randall and Joanne Jacklin(7)	8,829	8,829	--	--
Rob Schoder(7)	46,292	46,292	--	--
S Ziegle(7)	46,292	46,292	--	--
Thomas O'Connell(7)	17,656	17,656	--	--

William Mayhew(7)	24,234	24,234	--	--
Bingo Inc. (8)	175,000	175,000	--	--
Steve Lenn (9)	50,000	50,000	--	--
Tom Noe(10)	400,000	400,000	--	--
500 Investment Co. LLC (11)&(32)	500,000	500,000	--	--
George Hirsch (11)	10,000	10,000	--	--
Joeseph Bennett (11)	16,666	16,666	--	--
Karl E. Wiedamann (11)	267,000	267,000	--	--
Lawrence Bennett (11)	16,666	16,666	--	--
Robert Bennett (11)	16,668	16,668	--	--
Wm. & Mary Sweeney (12)	4,472	4,472	--	--
Britttney Delev (13)	2,500	2,500	--	--
Issac Delev (13)	2,500	2,500	--	--
Brian Hicks (15)	65,000	65,000	--	--
Atari, Inc. (16)	715,554	715,554	--	--
KForce, Inc. (17)	25,000	25,000	--	--
Charles Eberle(19)	20,000	20,000	--	--
Dennis Polley(19)	100,000	100,000	--	--
Diane Kotar(19)	100,000	100,000	--	--
Jerry Springer(19)	50,000	50,000	--	--
John Anderson(19)	100,000	100,000	--	--
Joseph Junod(19)	10,000	10,000	--	--
Michael Kelly(19)	10,000	10,000	--	--
Michael Pearsall(19)	10,000	10,000	--	--
Sandra J. Eckart(19)	40,000	40,000	--	--
William R. Bertemes(19)	25,000	25,000	--	--
Dennis Barrie (20)	21,060	21,060	--	--
Capital Coin Fund Limited (20)&(31)	103,537	103,537	--	--
Karl E. Wiedamann (20)	105,633	105,633	--	--
Thomas Noe Inc. Profit Sharing Plan (20)&(31)	51,769	51,769	--	--
Tom Juda & Nancy Juda Co-TTEES, Tom Juda & Nancy Juda Living Trust UAD 05/03/1995 (20)&(28)	107,732	107,732	--	--
Vintage Coins & Collectibles (20)&(31)	51,769	51,769	--	--
John Lipman (22)	10,000	10,000	--	--
Lawrence Selevan, Trustee (23)	10,000	10,000	--	--
Union Square Partners, LTD. (23)	30,000	30,000	--	--
Data Return (24)	303,000	303,000	--	--
Broad Street Ventures (25)	150,000	150,000	--	--
Interactive Resources Group, Inc.(26)	100,000	100,000	--	--
Stanley J. Aronoff, Trust (26)	250,000	250,000	--	--
International Equities(27)	150,000	150,000	--	--

Total selling shareholders	6,829,591	4,808,515	2,021,076	7.74%

1.

Unless otherwise indicated, the address for each named individual or group is in care of Games, Inc. 425 Walnut Street, Suite 2300, Cincinnati, OH 45202.

2.

Percentage of ownership includes 26,107,377 actual shares of common stock outstanding on April 5, 2005. Shares of common stock subject to stock options that are currently exercisable or will become exercisable after 60 days after March 15, 2005, and shares of common stock subject to convertible term notes that are currently convertible or will become convertible within 60 days of April 5, 2005, are deemed outstanding for computing the beneficial ownership percentage of the person or group holding such options, warrants and notes, but are not deemed outstanding for computing the percentage of any other person or group.

3.

Between December 4, 2002 and December 30, 2002, Games, Inc. issued 110,000 shares of its common stock to five accredited investors at an aggregate purchase price of $220,000.

4.

On January 9 and January 22, 2003, Games, Inc. issued 82,500 shares of its common stock to four accredited investors at an aggregate purchase price of $165,000.  No sales commissions were paid in connection with this transaction.

5.

On January 21, 2003, Games, Inc. issued 8,333 shares of its common stock to one accredited investor at an aggregate price of $25,000.  No sales commissions were paid in connection with this transaction.  Privately-held entity.  The information we have on file authorizes Michael and Angela Nielson, 13903 Shadow Fox Court, Gainesville, VA 20155 to exercise shared voting and investment power over our shares owned by this entity included in this registration statement.

6.

Common stock underlying $29,000 in convertible notes and accrued interest that are convertible into 29,000 shares from the issuance of notes from July 25, 2003.

7.

On August 18, 2003, Games, Inc. issued 406,648 shares of its common stock to settle litigation with fourteen members of Lottoballs, LLC at an aggregate settlement value of $165,000. The selling shareholders have 402,156 shares remaining.

8.

On August 26, 2003, Bingo, Inc. a shareholder exchanged 850,000 warrants to acquire Games, Inc. stock for 175,000 shares of its common stock. A publicly-traded corporation with offices at P.O. Box 727, The Valley TV102P, British West Indies.  The information we have on file authorizes Don Curtis at the same address to exercise sole voting and investment power over such shares included in this registration statement.

9.

On October 16, 2003, Games, Inc. issued 50 shares of common stock of one of its subsidiaries to an accredited investors for an aggregate purchase price of $25,000.  The investor elected to exchange 50 shares for 50,000 shares of Games, Inc. common stock on December 31, 2003

10.

On October 29, 2003, Games, Inc. issued 400,000 shares of its common stock to one accredited investor at an aggregate price of $100,000.

11.

Between November 17 and December 30, 2003, Games, Inc. issued 827,000 shares of its common stock to six accredited investors at an aggregate price of $413,500.

12.

On December 7, 2003, Games, Inc. issued 4,472 shares of its common stock to settle an outstanding note of $5,500 with a member of Lottoballs, LLC.

13.

On December 19, 2003, Games, Inc. issued 5,000 shares of its common stock to one accredited investor in exchange for consulting services, the agreed value of the services was $2,500.

14.

On December 22, 2003, Games, Inc. issued 600,000 shares of its common stock to Games, Inc.  The CEO agreed to purchase the stock in exchange for $300,000 in deferred salary owed to the executive.  Games, Inc. issued 250,000 shares of its common stock to Games, Inc. The CFO agreed to purchase the stock in exchange for $40,000 in deferred salary owed to the executive and $85,000 through payroll deduction.  Games, Inc. issued 150,000 shares of its common stock to Games, Inc. COO.  The COO agreed to purchase the stock in exchange for $75,000 in deferred salary owed to the executive.   CEO, CFO, & COO contributed the stock into Games, Inc. Deferred Compensation Plan.

15.

On December 23, 2003, Games, Inc. issued 65,000 shares of its common stock to one accredited investor in exchange for consulting services, the agreed value of the services was $18,850.

16.

On December 31, 2003, Games, Inc. issued 30,250 preferred shares of series AA stock to Atari, Inc. as part consideration $3,025,000 of the asset purchase agreement, license and royalty agreement to purchase from Atari, Inc. or an affiliate there of the URL www.Games.com domain name and certain related assets for a purchase price of $1,125,000 payable in 10,250 shares of convertible, redeemable and callable preferred stock issued December 31, 2003 and $100,000 in cash. A publicly-traded corporation with offices at 417 Fifth Avenue, New York, NY 10016.  The information we have on file authorizes Atari’s Chairman, Bruno Bonnell, has sole voting and investment power with respect to our shares owned by Atari included in this registration statement, see Note C and Atari Litigation in Legal Proceedings.

17.

On January 12, 2004, Games, Inc. issued 25,000 shares of its common stock to an accredited investor to settle an outstanding balance on contract for services rendered, at an aggregate settlement price of $10,000 for services. Publicly-held entity.  The information we have on file authorizes Darrell Hunter, CFO, 1001 East Palm Avenue, Tampa, FL 33605  to exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

18.

On January 12, 2004, Games, Inc. issued 400,000 shares of its common stock to Chicago West Pullman, LLC a related party which is a privately owned corporation whose principal shareholder is Roger W. Ach, II, 425 Walnut Street, Cincinnati, OH 45202.  Mr. Ach has sole voting and investment power over our shares owned by this entity included in this registration statement. for their participation in concluding the deal with Atari.  See Exhibit 10.13 files with this prospectus.  The agreed on amount for services was $200,000.

19.

Between February 6 and August 19, 2004, Games, Inc. issued 700,000 shares of its common stock to twelve accredited investors at an aggregate purchase price of $350,000.

20.

From February 20 through June 25, 2004, seven accredited shareholders exchanged $507,576 in convertible notes and accrued interest for 507,576 shares of Games, Inc. common stock.

21.

From March 8, through March 12, 2004 Games, Inc. issued 320,000 shares to four of its directors at an aggregate purchase price of $160,000.

22.

On March 29, 2004 Games, Inc. issued 10,000 shares to an accredited investors for investment banking consulting services valued at $5,000.

23.

On March 29, 2004 Games, Inc. issued 40,000 shares to an investment banking firm for investment banking services valued at $20,000. Privately-held entity.  The information we have on file authorizes Larry J. Selevan, of 200 Park Avenue South, New York, NY 10003  to exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

24.

On May 7, 2004, Games, Inc. issued 303,000 shares of common stock as part of a service contract to acquire $75,000 of computer equipment and $114,000 of prepaid services.  Privately-held entity.  The information we have on file authorizes Steven J. Armond CFO, 222 W Las Colinas Blvd, Irving, TX 75039 has been designated as the person authorized to vote or dispose of the stock and is authorized to exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

25.

On May 19, 2004, Games, Inc. issued 150,000 shares of its common stock to an accredited investor in exchange for consulting services, the agreed value of the services was $75,000.  Privately-held entity.  The information we have on file authorizes James Brennen, 735 Broad St, Chattanooga, TN 37402 to exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

26.

On June 1, 2004, Games, Inc. issued 350,000 shares of its common stock to an accredited investor in exchange for consulting services, the agreed value of the services was $225,000. These shares are issued in escrow to a Personal trust of which Stanley Aronoff, 2200 U.S. Bank Tower, Cincinnati, OH, is the trustee having sole voting and investment power over our shares owned by the trust. Privately-held entity.

27.

On June 7, 2004, Games, Inc. issued 150,000 shares of its common stock to an accredited investor in exchange for consulting services, the agreed value of the services was $75,000.  Privately-held entity.  The information we have on file authorizes Joseph Safina, 9 Fiesta Way, Ft. Lauderdale, Florida 33301 to exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

28.

Privately-held entity. The information we have on file authorizes Tom Juda to exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

29.

Privately-held entity.  The information we have on file authorizes Robert Hoeweler, 10549 Reading Road, Cincinnati, OH 45245, to exercise sole voting and investment power over our shares owned by this entity included in this registration statement.

30.

Family limited partnership.  The information we have on file authorizes Cameron Van Orman, 314 Marmot Place, Lafayette, CO 80026, to exercise sole voting and investment power over our shares owned by this partnership included in this registration statement.

31.

Privately-held entities.  The information we have on file authorizes Thomas Noe, 3509 Briarfield Boulevard, Maumee, OH 43537, to exercise sole voting and investment power over our shares owned by these entities included in this registration statement.

32.

Privately held investment fund.  The information we have on file authorizes Joseph Weber, 159 South Main Street, Akron, OH 44308 to exercise sole voting and investment power with respect to our shares owned by this fund included in this registration statement.

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PLAN OF DISTRIBUTION

The shares of common stock (the "Shares") being offered by the Selling Shareholders or in some cases their respective pledgees, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions (which may involve block transactions) on the NASDAQ OTCBB Market or on such other market on which the common stock may from time to time be trading, in privately- negotiated transactions, through the writing of options on the Shares, short sales or any combination thereof. The sale price to the public may be the market price prevailing at the time of sale, a price related to such prevailing market price, at negotiated prices or such other price as the Selling Shareholders determine from time to time. The Shares may also be sold pursuant to Rule 144. Any Selling Shareholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of Shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders or in some cases their respective pledgees, donees, transferees or other successors in interest, may also sell the Shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal or both (which compensation as to a particular broker-

dealer might be in excess of customary commissions). Market makers and block purchasers purchasing the Shares will do so for their own account and at their own risk. It is possible that a Selling Shareholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. There can be no assurance that all or any of the Shares offered hereby will be issued to, or sold by, the Selling Shareholders.  The Selling Shareholder and any brokers, dealers or agents, upon effecting the sale of any of the Shares offered hereby, may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations there under.

The Selling Shareholders, alternatively, may sell all or any part of the Shares offered hereby through an underwriter. The Selling Shareholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If the Selling Shareholders enter into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this Prospectus.

The Selling Shareholders and any other persons participating in the sale or distribution of the Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations there under, including, without limitation, Regulation M, which provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the Shares by the Selling Shareholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. The foregoing may affect the marketability of the Shares.

The Company has agreed to indemnify the Selling Shareholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Selling Shareholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

Upon being notified by a selling shareholder that any material arrangement has been entered into with an underwriter, broker, dealer or agent regarding the sale of shares covered by this prospectus, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the selling shareholders or the transfer agent, and any discounts, commissions or concessions allowed or paid to dealers. The prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares.

To our knowledge, there are currently no agreements, arrangements or understandings between any selling shareholder and any broker, dealer, agent or underwriter regarding the sale by any selling shareholder of shares of common stock covered by this prospectus.

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DESCRIPTION OF SECURITIES

Common Stock

As of the date of this Prospectus, the Company has authorized 65,000,000 shares of Common Stock, $.001 par value per share. As of the date of this Prospectus, 26,535,832 shares of Common Stock were issued and 25,974,500 shares outstanding and held of record by approximately 1,216 shareholders. We estimate that we have approximately 1,216 beneficial shareholders. Holders of Common Stock are entitled to one vote for each share held on matters which are submitted to a vote of shareholders and are not entitled to cumulative voting in the election of directors. Subject to any preferential rights of holders of Preferred Stock that may from time to time be issued, holders of Common Stock are entitled to receive dividends, if any, as declared from time to time by the Board of Directors out of assets legally available for such purpose. On liquidation, holders of Common Stock are entitled to a pro rata portion of all assets available for distribution after payment of creditors and the liquidation preference of any outstanding shares of Preferred Stock, if any. Holders of Common Stock have no preemptive rights or other rights to subscribe for additional shares. All outstanding shares of Common Stock are, and the shares offered hereby will be, upon issuance, validly issued, fully paid and non-assessable.

Preferred Stock

As of the date of this Prospectus, Games has authorized 20,000,000 shares of Preferred Stock, $.001 par value per share. The Company has 22,359 issued and 20,859 outstanding Series A preferred shares and 30,250 Series AA preferred shares issued and outstanding. Each share of its Series A Convertible Preferred Stock is convertible into 244 shares of common stock, or $0.41 per share. Each share also carries a three year warrant to purchase an additional 244 shares of common stock at $0.80 per share, each Series A Preferred share pays a 6% dividend payable in cash or common stock at the Company’s option. The holder of each outstanding share of Series A Preferred Stock shall be entitled to receive, a liquidation preference in the amount of $100 per share subject to certain restrictions.

Each share of Series AA Preferred Stock has the following characteristics:

Dividends

No dividends on the Preferred Stock shall be paid unless the amount of such dividend on the Common Stock is also paid on the Series AA Preferred Stock on an as-converted to Common Stock basis.  Otherwise, the holders of the Series AA Preferred Stock shall not be entitled to receive dividends.

Liquidation Preference

The holder of each outstanding share of Series AA Preferred Stock shall be entitled to receive, a liquidation preference in the amount of $100 per share subject to certain restrictions (as defined).

Voting Rights

The holders of Series AA Preferred Stock shall not have voting rights.

Conversion.

The holders of the Series AA Preferred Stock shall have conversion rights as follows:

Preferred Stock Series AA	Conversion date Shares	Price	Common stock
	March 30, 2004 10,250	$2.50	410,000
	December 31, 2004 10,000	$6.00	166,666
	December 31, 2005 10,000	$7.20	138,888
			715,554

Redemption

The Company may redeem the Series AA Preferred Stock at any time with 15 days written notice. The holder of Series AA Preferred Stock has the right, exercisable any time following March 29, 2004, upon written notice delivered to the Company, to require the Company to redeem an aggregate of 10,250 shares of Series AA Preferred Stock for a cash redemption price of $100 per share.  Additionally, the holder of Series AA Preferred Stock shall have the right, exercisable as of each of December 31, 2004 and December 31, 2005, upon written notice delivered to the Company at least 5 business days prior to these dates, to require the Company to redeem an aggregate of 10,000 shares of Series AA Preferred Stock per year for a cash redemption price of $100 per share. As a result of Atari’s demand for redemption, see Note C and Atari Litigation in Legal Proceedings, the Company has classified to 10,250 shares as a current liability. As a result of CWP’s guarantee, and in accordance with EITF 00-19, the Company has recorded the remaining shares as a long-term liability.

We may issue additional shares of Preferred Stock in one or more series as may be determined by our Board of Directors, who may establish, from time to time, the number of shares to be included in each series, may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and may increase or decrease the number of shares of any such series without any further vote or action by the shareholders. Any Preferred Stock so issued by the Board of Directors may rank senior to the Common Stock with respect to the payment of dividends or upon liquidation, dissolution or winding up of the Company, or both. In addition, any such shares of Preferred Stock may have class or series voting rights. Under certain circumstances, the issuance of Preferred Stock or the existence of the unissued Preferred Stock may tend to discourage or render more difficult a merger or other change in control of the Company.

Warrants

In connection with the issuance of a private placement dated March 11, 2005, we issued warrants to purchase an aggregate of 5,453,415 shares of common stock exercisable at $0.80 per share. The warrants are immediately exercisable beginning March 11, 2005 for three years from their respective dates of issuance.

In addition, Lipman Capital Group, LLC, a consultant advising the Company in the financing received a warrant to purchase 112,156 shares of common stock at an exercise price of $0.5125 per share. The warrants are immediately exercisable beginning March 16, 2005 for four years from the date of issuance.

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Certain Articles of Incorporation and Bylaws Provisions Having Potential Anti-Takeover Effects

General

A number of provisions of the Company's Articles of Incorporation and Bylaws address matters of corporate governance and the rights of shareholders.  The following summary of such provisions is not intended to be complete and is qualified in all respects by the Company's Articles of Incorporation and Bylaws.  Certain of these provisions, as well as the ability of the Board of Directors to issue shares of Preferred Stock and to set the voting rights, preferences and other terms thereof, may delay or prevent takeover attempts not first approved by the Board of Directors (including takeovers which certain shareholders may deem to be in their best interests). These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by shareholders.

Classification of Board of Directors

The Board of Directors currently consists of five members. The Articles of Incorporation provide that the number of Directors of the Corporation will be at least one and not more than nine. The number of Directors  authorized will be fixed as the Board of Directors may from time to time designate, or if no such designation has been  made, the number of Directors will be the same as the number of members of the initial Board of Directors as set forth in the Certificate of Incorporation.

Nomination and Removal of Directors; Filling Vacancies

Any Director may be removed, only for cause, at any special meeting of stockholders by the affirmative vote of the holders of a majority in number of all outstanding voting stock entitled to vote; provided that notice of the intention to act upon such matter has been  given in the notice calling such meeting. Newly created directorships resulting from any increase in the authorized  number of Directors and any vacancies occurring in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Directors or otherwise, may be filled by the vote of a majority of the Directors then in office, though less than a quorum, or a successor or successors may be chosen at a special meeting of the stockholders called for that purpose, and each successor Director so chosen will hold office until the next election of the class for which such Director has been chosen or until whichever of the following occurs first:  his successor is elected and qualified, his resignation, his removal from office by the stockholders or his death.

The Company's Bylaws provide that nominations to the Board of Directors may only be made by the Board of Directors, a nominating committee of the Board or by any shareholder entitled to vote in elections of directors who comply with certain notice procedures.

Amendment of Articles of Incorporation

The Articles of Incorporation of the Company provide that amendments to the Articles of Incorporation may be amended by the affirmative vote of the stockholders.

Amendment of Bylaws

Subject to certain restrictions described in the Bylaws the Board of Directors of the Company may amend the Company's Bylaws at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting.

Special Meetings of Shareholders

The Company's Bylaws provide that Special meetings of the Board of Directors may be called by the Chairman of the Board,  the Chief Executive  Officer or the President on oral or written notice to each Director, given either  personally, by telephone, by telegram or by mail; special meetings will be called by the Chairman of the Board, Chief Executive Officer, President or secretary in like manner and on like notice on the written request of at least three Directors.  The purpose or purposes of any special meeting will be specified in the notice relating thereto.

Shareholder Proposals

The Company's Bylaws provide that shareholders who desire to bring any business before a meeting of shareholders must follow specified procedures, including advance written notice to the Company. The shareholder proposal provision may make it more difficult for shareholder proposals to be considered at shareholder meetings.

LIMITATION OF LIABILITY AND INDEMNIFICATION

As permitted by Delaware law, Article X of the Company's Articles of Incorporation provides for the limitation of the personal liability of directors for monetary damages for breach of duty as a director provided that the limitation of liability does not apply to (i) acts or omissions not made in good faith that the director at the time of such breach knew or believed were in conflict with the best interests of the corporation; (ii) any liability under the Delaware Business Corporation Act for unlawful distributions; (iii) any transaction from which the director derived an improper personal benefit or (iv) acts or omissions occurring prior to the date the provision became effective.

The Delaware Business Corporation Act also contains provisions prescribing the extent to which present or former directors, officers, or employees of a corporation shall or may be indemnified against liabilities, which they may incur in those capacities. Under those provisions, the availability or requirement of indemnification or reimbursement of expenses is dependent upon numerous factors, including whether the action is brought by the corporation or by outsiders and the extent to which the potential indemnitee is successful in his defense. The statute also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against liabilities which they may incur in their capacities as such, whether or not the corporation would have the power to indemnify them under other provisions of the statute.

As permitted by Delaware law, Article VII of the Bylaws of the Company provides for the indemnification of directors and officers, employees or agents of the Company within the limitations permitted by Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provision, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CHANGE IN AND DISAGREEMENT WITH ACCOUNTANTS

On September 24, 2002 the Board of Directors retained the KGA Group accounting firm (King Griffin & Adamson PC) to serve as our principal independent accounting firm to audit its financial statements for the year ended June 30, 2002.  Prior to this engagement, we did not consult with such firm on any accounting, auditing or financial reporting issue.

The Audit Committee of the board of directors of Games, Inc. (“Games”) annually considers the selection of Games’ independent public accountants.  As such, Games’ Audit Committee, on May 8, 2003, decided to do a request for proposal for audit services specifically to find an independent public accountant that would be located geographically closer to Games corporate office. Games auditors King Griffin & Adamson P.C. declined to participate and resigned as Games’ independent public accountants effective May 14, 2003.

The Audit Committee made the determination as part of its responsibility under the Sarbanes-Oxley Act of 2002 and related regulations adopted and proposed by the SEC and the New York Stock Exchange, which formally charge audit committees of public companies with the responsibility of evaluating, retaining and discharging a company’s independent auditor.

The report issued by King Griffin & Adamson P.C. on the financial statements for the past fiscal year of the Registrant did not contain an adverse opinion nor a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles. The report issued by King Griffin & Adamson P.C. on the financial statements for the most recent fiscal year of the Registrant was modified to include an explanatory paragraph describing conditions that raised substantial doubt about the Registrant’s ability to continue as a going concern.

During Games’ fiscal year ended June 30, 2002 and through the date of this Form SB-2/A, there were no disagreements with King Griffin & Adamson P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

On August 15, 2003, the Audit Committee of the Board of Directors of the Company engaged Marcum & Kliegman LLP as the Company’s registered independent public accounting firm.

The decision to change accountants was made by the Audit Committee of the Board of Directors of the Company.

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During the fiscal years ended June 30, 2002 and 2001 and the subsequent period through August 15, 2003, neither the Company nor anyone on its behalf consulted M&K regarding the application of accounting principles to a specified transaction, either completed or proposed; regarding the type of audit opinion that might be rendered on the Company’s financial statements or regarding ‘disagreements’ (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) or any ‘reportable events’ (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

LEGAL MATTERS

The validity of the common stock offered hereby and certain other legal matters will be passed upon for us by Dinsmore & Shohl LLP, Cincinnati, Ohio.  Certain partners in such firm personally own a total of 41,667 shares of our common stock and a retired partner of such firm owns 82,750 shares of our common stock.

EXPERTS

Our consolidated financial statements as of June 30, 2004 and 2003, and for the years, then ended, have been included herein and in the registration statement in reliance upon the report of Marcum & Kliegman LLP, a registered independent public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing. The report of Marcum & Kliegman LLP covering the June 30, 2004 and 2005 financial statements contains an explanatory paragraph that states that our recurring losses and net operating cash outflows from operations raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

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ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form SB-2/A under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement, and these statements are qualified in their entirety by reference to the contract or document.

The registration statement, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549, and at the SEC's regional offices located at New York, New York and Chicago, Illinois. You may request copies of these documents by writing to the Securities and Exchange Commission and paying the required fee for copying. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of their public reference rooms. Copies of our filings are also available at the Securities and Exchange Commission website at http://www.sec.gov.

The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval system. Following the effective date of the registration statement relating to this prospectus, we will continue to be subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will continue to file annual, quarterly and special reports, and other information with the SEC. We also intend to furnish our stockholders with annual reports containing audited financial statements and other periodic reports as we think appropriate or as may be required by law.

We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from the SEC's website at http://www.sec.gov. Our common stock is traded on the NASDAQ Stock market under the symbol "GMSI."

Copies of our SEC filings and other information about us are also available on our website www.gamesinc.net . The information on our website is neither incorporated into, nor a part of, this prospectus.

We will provide to you, without charge, a copy of any and all of the documents or information referred to above. You may make a request in writing or by telephone.  Requests for such copies should be directed to the following address:

Games, Inc.

425 Walnut Street, Suite 2300

Cincinnati, Ohio 45202

Attn:  Myles S. Cairns, Chief Financial Officer

Telephone: (513) 721-3900

This prospectus is part of a registration statement that we filed with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of that document.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

In accordance with Delaware General Corporation Law, Section 145, Article XI of our certificate of incorporation, filed as Exhibit 3.1 hereto, provides that the Company will indemnify its directors to the full extent  permitted by applicable corporate law, except that such indemnity will not apply if the director did not (a) act in good faith and in a manner the director  reasonably believed to be in or not opposed to the best interests of the Company, and (b) with respect to any criminal action or proceeding,  have reasonable  cause to believe the director's conduct was unlawful. The certificate of incorporation also provides that the Company will advance expenses for such persons pursuant to the terms set forth in the Company's bylaws, or in a separate Board of Directors’ resolution or contract.  Delaware law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

Article VII of our bylaws, filed as Exhibit 3.4 hereto, provides that the Company will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions,  suits, or proceedings against them on account of their being or having been directors or officers of the company, absent a finding of negligence or misconduct in office. Section 9 of our bylaws, as well as Section 10 of our certificate of incorporation, also permits the Company to maintain insurance on behalf of our officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not the company has the power to indemnify such person against liability for any of those acts.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of Games, Inc. pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the Company payable in connection with the issuance and distribution of the Common Stock being registered hereby are as follows:

SEC Registration Fee	$ 4,935
Printing Expenses(1)	1,000
Transfer Agent Fees and Expenses(1)	5,000
Accounting Fees and Expenses(1)	25,000
Legal Fees and Expenses(1)	25,000
Total	$ 60,935

          (1) Estimated

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ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

In the three years preceding the filing of this Registration Statement, the Company issued the following securities, which were not registered pursuant to the Securities Act:

On February 15, 2002, an accredited investor converted a note payable to Gamebanc in exchange for 900,000 shares of its common stock to one accredited investor at an aggregate exchange price of $900,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On June 27, 2002, Gamebanc issued 899 shares of its common stock to one accredited investor in consideration for a URL at an aggregate purchase price of $2,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On July 2, 2002, a former employee and associate of Gamebanc exercised an option to acquire 299,000 shares of its common stock at an aggregate purchase price of $299.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On August 5, 2002, Gamebanc issued 6,067 shares of its common stock to one accredited investor in exchange for legal services. The agreed value of the services was $15,898.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

Between December of 2001 and August 2002, Gamebanc issued 28,585 shares of its convertible preferred stock to twenty accredited and one sophisticated investors at an aggregate purchase price of $1,266,500.  In August 2002 seventeen accredited investors converted 6,591 shares of their preferred stock to 347,875 shares of Games, Inc., common stock. No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 4, 2002, Games, Inc. issued 15,000 shares of its common stock to one sophisticated investor at an aggregate purchase price of $30,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 6, 2002, Games, Inc. issued 30,000 shares of its common stock to one sophisticated investor at an aggregate purchase price of $60,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 20, 2002, Games, Inc. issued 50,000 shares of its common stock to two accredited investors at an aggregate purchase price of $100,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 30, 2002, Games, Inc. issued 15,000 shares of its common stock to one sophisticated investor at an aggregate purchase price of $30,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 30, 2002, Games, Inc. issued 32,331 shares of its common stock to one accredited investor in exchange for legal services. The agreed value of the services was $45,000. In October of 2003 this investor converted 32,331 shares of common stock for 1,110 share of Games, Inc. preferred stock. No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

Between July and November 2002, Gamebanc issued 3,200 shares of its convertible preferred stock to eight accredited and six sophisticated investors at an aggregate purchase price of $320,000.  These investors immediately converted 3,200 shares of their preferred stock to 160,000 shares of common stock. No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On January 9, 2003, Games, Inc. issued 25,000 shares of its common stock to one accredited investor at an aggregate purchase price of $50,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On January 21, 2003, Games, Inc. issued 8,333 shares of its common stock to one accredited investor at an aggregate purchase price of $25,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On January 22, 2003, Games, Inc. issued 57,500 shares of its common stock to three accredited investor at an aggregate purchase price of $115,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On August 15, 2003, Games, Inc issued 190,000 shares of its common stock to settle litigation with two Promo Travel shareholders at an aggregate settlement value $296,100.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On August 18, 2003, Games, Inc issued 406,648 shares of its common stock to settle litigation with fourteen members of Lottoballs, LLC at an aggregate settlement value $165,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On August 26, 2003, Bingo, Inc. a shareholder exchanged 850,000 warrants to acquire Games, Inc stock for 175,000 shares of its common stock.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On October 1, 2003, Games, Inc. issued 100 shares of common stock of one of its subsidiaries to one accredited investor at an aggregate purchase price of $50,000.  This investor elected to exchange these shares for 100,000 shares of Games, Inc. common stock on February 23, 2004.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On October 16, 2003, Games, Inc. issued 50 shares of common stock of one of its subsidiaries to one accredited investor at an aggregate purchase price of $25,000.  This investor elected to exchange these shares for 50,000 shares of Games, Inc. common stock on December 31, 2003. No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On October 29, 2003, Games, Inc. issued 400,000 shares of its common stock to one accredited investor at an aggregate purchase price of $100,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On November 17, 2003, Games, Inc. issued 40,000 shares of its common stock to one accredited investor at an aggregate purchase price of $20,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 2, 2003, Games, Inc. issued 10,000 shares of its common stock to one sophisticated investor in exchange for consulting services, the agreed value of the services was $5,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 7, 2003, Games, Inc issued 4,472 shares of its common stock to settle and outstanding note of $5,500 with a member of Lottoballs, LLC. No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 10, 2003, Games, Inc. issued 267,000 shares of its common stock to one accredited investor at an aggregate purchase price of $133,500.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 19, 2003, Games, Inc. issued 5,000 shares of its common stock to one an accredited investor in exchange for consulting services, the agreed value of the services was $2,500.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 22, 2003, Games, Inc. issued 600,000 shares of its common stock to Games, Inc. CEO who contributed the stock into Games, Inc. Deferred Compensation Plan. The CEO agreed to purchase the stock in exchange for $300,000 in deferred salary owed to the executive.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 22, 2003, Games, Inc. issued 250,000 shares of its common stock to Games, Inc. CFO who contributed the stock into Games, Inc. Deferred Compensation Plan. The CFO agreed to purchase the stock in exchange for $40,000 in deferred salary owed to the executive and $85,000 through payroll deduction.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 22, 2003, Games, Inc. issued 150,000 shares of its common stock to Games, Inc. COO who contributed the stock into Games, Inc. Deferred Compensation Plan. The COO agreed to purchase the stock in exchange for $75,000 in deferred salary owed to the executive.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 23, 2003, Games, Inc. issued 65,000 shares of its common stock to one an accredited investor in exchange for consulting services, the agreed value of the services was $18,850.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 30, 2003, Games, Inc. issued 500,000 shares of its common stock to one accredited investor at an aggregate purchase price of $250,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 30, 2003, Games, Inc. issued 50,000 shares of its common stock to one accredited investor at an aggregate purchase price of $25,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On December 31, 2003 Games, Inc. issued 30,250 preferred shares of series AA stock to Atari, Inc. as part consideration $3.025,000 of the asset purchase agreement, license and royalty agreement to purchase from Atari, Inc. or an affiliate thereof the URL www.Games.com  domain name and certain related assets for a purchase price of $1,125,000 payable in 10,250 shares of convertible, redeemable and callable preferred stock issued December 31, 2003 and $100,000 in cash. No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On January 2, 2004 Games, Inc. issued 30,000 shares of its common stock to one accredited investor at an aggregate purchase price of $15,000 for services.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On January 12, 2004 Games, Inc. issued 25,000 shares of its common stock to an accredited investor settle an outstanding balance on contract for services rendered, at an aggregate settlement price of $10,000 for services. No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On January 12, 2004 Games, Inc. issued 400,000 shares of its common stock to Chicago West Pullman, LLC a related party for their participation in concluding the deal with Atari. See Exhibit 10.13 files with this prospectus. The agreed on amount for services was $200,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On February 6, 2004, Games, Inc. issued 10,000 shares of its common stock to one accredited investor at an aggregate purchase price of $5,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On February 9, 2004, Games, Inc. issued 20,000 shares of its common stock to two accredited investors at an aggregate purchase price of $10,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On February 23, 2004 Games, Inc. issued 65,000 shares of its common stock to two accredited investors at an aggregate purchase price of $32,500.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On February 23, 2004 Games, Inc. issued 750,000 shares of its common stock to an accredited investor at an aggregate purchase price of $375,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On March 8, 2004 Games, Inc. issued 200,000 shares to three of its directors at an aggregate purchase price of $100,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

From February 20 through March 8th, 2004 six accredited shareholders exchanged $510,454 in convertible notes and accrued interest for 510,454 shares of Games, Inc. common stock.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On March 8, 2004 Games, Inc. issued 85,000 shares of its common stock to five accredited investors at an aggregate purchase price of $42,500.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On March 12, 2004 Games, Inc. issued 100,000 shares to one of its directors at an aggregate purchase price of $50,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On March 29, 2004, Games, Inc. issued 50,000 shares of its common stock to three accredited investors in exchange for consulting services, the agreed value of the services was $25,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On May 7, 2004 Games, Inc. 378,000 shares of common stock as part of a service contract to acquire $75,000 of computer equipment and $114,000 of prepaid services. No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On May 11, 2004 Games, Inc. issued 100,000 shares to one accredited investor at an aggregate purchase price of $50,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On May 17, 2004 Games, Inc. issued 200,000 shares to an accredited investor at an aggregate purchase price of $100,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On May 19, 2004, Games, Inc. issued 150,000 shares of its common stock to an accredited investor in exchange for consulting services, the agreed value of the services was $75,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On June 1, 2004, Games, Inc. issued 222,000 shares of its common stock to an accredited investor in exchange for consulting services, the agreed value of the services was $111,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On June 7, 2004, Games, Inc. issued 150,000 shares of its common stock to an accredited investor in exchange for consulting services, the agreed value of the services was $75,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On June 9, 2004, Games, Inc. issued 25,000 shares of its common stock to an accredited investor for $12,500 in cash.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On June 9, 2004, Games, Inc. issued 100,000 shares of its common stock to an accredited investor in exchange for consulting services, the agreed value of the services was $50,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On June 14, 2004, Games, Inc. issued 200,000 shares of its common stock to two accredited investors for $100,000 in cash.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On June 25, 2004 one accredited shareholder exchanged $107,732 in convertible notes and accrued interest for 107,732 shares of Games, Inc. common stock.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On June 30, 2004 three  accredited shareholders exchanged 301,150  GameBanc shares in exchange for 301,150 shares of Games, Inc. common stock.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On July 15, 2004, Games, Inc. issued 100,000 shares of its common stock to three accredited investors in exchange for consulting services, the agreed value of the services was $50,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On July 19, 2004, Games, Inc. issued 60,000 shares of its common stock to an accredited investor in exchange for consulting services, the agreed value of the services was $30,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On August 2, 2004, Games, Inc. issued 150,000 shares of its common stock to an accredited investor in exchange for consulting services, the agreed value of the services was $75,000.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act

On August 17, 2004, Games, Inc. issued 100,000 shares of its common stock accredited investors for $25,000 in cash.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On August 19, 2004, Games, Inc. issued 100,000 shares of its common stock an accredited investors for $50,000 in cash.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On September 17, 2004 the Company's President and CEO, Roger W. Ach, II, its Chief Operating Officer, Carol A. Meinhardt and Myles S. Cairns its Chief Financial Officer acquired 500,000, 200,000 and 225,000 shares of Games, Inc stock respectively through Games Inc Deferred Comp Plan at $0.50 per share. No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On September 17, 2004 Games, Inc. issued 580,000 shares of its common stock an accredited investor for $232,000 in cash.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

Between October 14 through 26, 2004 Games, Inc. issued 300,000 shares of its common stock to two an accredited investors for $140,000 in cash.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On October 26, 2004 Games, Inc. issued 425,000 shares of its common stock to an accredited investor in exchange for consulting services, the agreed value of the services was $178,500.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

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On February 2, 2005, Games, Inc. issued 78,000 shares of its common stock to an accredited investor in exchange for consulting services, the agreed value of the services was $31,980.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

Between March 8 and March 10, 2005 Games, Inc. issued 10,958 shares of its Series A Preferred Stock to 15 accredited investors for $1,095,800 in cash.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Regulation D, Rule 506 promulgated by the Securities and Exchange Commission under Section 4 (2) of the Securities Act.

On March 10, 2005 Games, Inc. issued 1,504 shares of its Series A Preferred Stock an accredited investor to settle accounts payable for $150,400.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Regulation D, Rule 506 promulgated by the Securities and Exchange Commission under Section 4 (2) of the Securities Act.

On March 10, 2005 the Company's President and CEO, Roger W. Ach, II, its Chief Operating Officer, Carol A. Meinhardt and Myles S. Cairns its Chief Financial Officer each acquired 1,500 Games, Inc Series A Preferred Stock through Games Inc Deferred Comp Plan at $100 per share. No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Regulation D, Rule 506 promulgated by the Securities and Exchange Commission under Section 4 (2) of the Securities Act.

On March 10, 2005 Games, Inc. issued 3,974 shares of its Series A Preferred Stock to three accredited investors to convert $397,400 in notes due to equity.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Regulation D, Rule 506 promulgated by the Securities and Exchange Commission under Section 4 (2) of the Securities Act.

On March 10, 2005 Games, Inc. issued 150 shares of its common stock to an accredited investor for $15,000 consulting services.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Regulation D, Rule 506 promulgated by the Securities and Exchange Commission under Section 4 (2) of the Securities Act.

On March 10, 2005 Games, Inc. issued a warrant to purchase 91,864 shares of its common stock to an accredited investor for $0.51 per share as part of an agreement for consulting services.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Regulation D, Rule 506 promulgated by the Securities and Exchange Commission under Section 4 (2) of the Securities Act.

On March 16, 2005, 2005 Games, Inc. issued 250,000 shares of its common stock to an employee for $125,000 to be placed in Games, Inc. Deferred Compensation plan as payment for a perpetual exclusive license to all games which the employee has developed or will develop during the term of his employment with games. The shares were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On March 21, 2005 Games, Inc. completed a supplemental closing of its previously-announced private placement in which it issued an additional 1,350 shares of its Series A Convertible Stock to four accredited investors for cash proceeds of $135,000 as a follow-on the above private placement.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Regulation D, Rule 506 promulgated by the Securities and Exchange Commission under Section 4 (2) of the Securities Act.  This brought the total offering, including previously-announced sales, to 22,409 shares of its Series A Convertible Preferred Stock for $2,240,900 in cash and converted liabilities. Each share of its Series A Convertible Preferred Stock is convertible into 244 shares of common stock, or $0.41 per share. Each share also carries a three year warrant to purchase an additional 244 shares of common stock at $0.80 per share.


No underwriter was engaged in connection with the foregoing sales of securities.

------------------------

1.

Sales of Common Stock and the issuance of warrants were made in reliance upon Section 4(2) of the Securities Act or Regulation D promulgated there under as transactions not involving any public offering. Each of the purchasers was sophisticated investors or qualified under the exemption of up to 35 non-accredited investors.

2.

In the view of the Company, the options and stock granted pursuant to the 2002 Long-Term Stock Incentive Plan of the Company were issued but not sold and, therefore, registration thereof was not required. Any sales of Common Stock were made in reliance upon Rule 701 promulgated under the Securities Act as transactions not involving a public offering.

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ITEM 27.  EXHIBITS

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement.

(a)

Exhibits

3.11

Registrant's Certificate of Incorporation

3.21

Certificate of Merger of AZ Acquisition and Colley Corporation (which certificate effected amendments of the Certificate of Incorporation of AZ Acquisition Corp.)

3.31

Certificate of Amendment of Certificate of Incorporation dated September 16, 2002 (changing name to Games, Inc.)

3.41

Registrant's Bylaws

3.54

Certificate of Amendment of Certificate of Incorporation dated April 8, 2004

(changing authorized share capital)

5

Opinion of counsel*

10.11

Purchase Agreement dated June 1, 2001 between the Registrant's subsidiary GameBanc Corporation (formerly Lottery Channel, Inc.) and Nielsen Enterprises

10.21

Employment Agreement dated September 30, 1998 between the Registrant and Carol A. Meinhardt

10.31

Employment Agreement dated September 30, 1998 between the Registrant and Roger W. Ach

10.41

$1,000,000 Promissory Note issued by Registrant to Chicago West Pullman Corporation

10.51

Qualified Retirement Plan and Trust of Registrant

10.62

2002 Long-Term Stock Incentive Plan of Games, Inc.

10.72

Revised Employment Agreement dated July 1, 2002 between Colley Corporation and Carol A. Meinhardt

10.82

Employment Agreement dated October 1, 2003 between Games, Inc. and Myles S. Cairns

10.92

Revised Employment Agreement dated July 1, 2002 between Games, Inc. and Roger W. Ach II

10.103

Deferred Compensation Plan dated December 15, 2003.

10.113

Asset Purchase Agreement for Games.com dated December 31, 2003.

10.123

Certificate of Designation dated December 31, 2003 for Games, Inc. Preferred Sock series AA.

10.133

Chicago West Pullman, LLC letter Agreement.

10.145

License and Merchandising Agreement with Late for the Sky Production Company, Inc. dated September 27,2004

10.155

Addendum to License and Merchandising Agreement with Late for the Sky Production Company, Inc. dated September 27,2004.

14.15

Code of Business Conduct and Ethics

23.1

Consent of Marcum & Kliegman LLP

23.3

Consent of legal counsel, included in Exhibit 5*

1Incorporated by reference to the Company's Form 10-SB filed November 15, 2001.

2Incorporated by reference to the Company's Form 10-SB filed November 6, 2003.

3Incorporated by reference to the Company's Form SB-2 filed March 31, 2004

  Registration Statement No. 333-112170

4Incorporated by reference to the Company's Form SB-2 filed June 22, 2004

  Registration Statement No. 333-116713

5Incorporated by reference to the Company's Form 10-k/A filed November 03, 2004

*Previously filed.

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ITEM 28.  UNDERTAKINGS

     The small business issuer hereby undertakes:

     1. To file, during any period in which offers or sales of the securities are being made, a post-effective amendment to this registration statement to:

             (i)   Include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered may be reflected in the form of prospectus filed with the Commission under Rule 424(b) if, in aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) Include any additional or changed material information on the plan of distribution.

     2. That, for the purpose of determining liability under the Securities Act, it shall treat each post-effective amendment as a new registration statement of the securities offered, and treat the offering of the securities at that time as an initial bona fide offering.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 15, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event a claim for indemnification against such liabilities, other than the payment by the Company of expenses incurred or paid by a director, officer of controlling person of the Company in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the shares being registered hereby, the company will, unless, in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by the Company is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2/A and has duly caused this registration statement on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 5th day of April, 2005.

GAMES, INC.

                             By:  /s/ Roger W. Ach, II

                                 ---------------------------------------

                                 Name:   Roger W. Ach, II

                                 Title:  Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                    Title                                                          Date

---------                                       -----                                                            ----

/s/ Roger W. Ach II

Chief Executive Officer, Director

April 5, 2005

----------------------------------     (Principal Executive Officer)

Roger W. Ach II

/s/ Myles S. Cairns

Chief Financial Officer

April 5, 2005

----------------------------------      (Principal Financial and Accounting Officer)

Myles S. Cairns

/s/ Carol A. Meinhardt

Executive Vice-President

April 5, 2005

----------------------------------     Chief Operating Officer,

Carol A. Meinhardt

        Secretary, Treasurer and Director

/s/ Thomas C. Joseph

Director

April 5, 2005

----------------------------------

Thomas C. Joseph

/s/ Richard O. Coleman

Director

April 5, 2005

----------------------------------

Richard O. Coleman

/s/George R. Blake

Director

April 5, 2005

----------------------------------

George R. Blake

/s/ Edward J. VonderBrink

Director

April 5, 2005

----------------------------------

Edward J. VonderBrink

/s/ George M. Vredeveld

Director

April 5, 2005

----------------------------------

George M. Vredeveld

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INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets	F-3
Consolidated Statements of Operations	F-4
Consolidated Statements of Stockholders' Equity (Deficiency)	F-5-6
Consolidated Statements of Cash Flows	F-7-8
Notes to Consolidated Financial Statements	F-9-27
Condensed Consolidated Balance Sheet for the six months ended December 31, 2004	F-29
Condensed Consolidated Statements of Operations for the six months ended December 31, 2004 & 2003	F-30
Condensed Consolidated Statements of Cash Flows for the six months ended December 31, 2004 & 2003	F-31
Notes to Condensed Consolidated Financial Statements	F-32-43

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee of the Board of Directors

Games, Inc.

Cincinnati, OH

We have audited the accompanying consolidated balance sheet of Games, Inc. and Subsidiary (the “Company”) as of June 30, 2004, and the related consolidated statements of operations, stockholders’ deficiency, and cash flows for the years ended June 30, 2004 and 2003.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Games, Inc. and Subsidiary as of June 30, 2004, and the consolidated results of its operations and its cash flows for the years ended June 30, 2004 and 2003 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Notes C and D to the financial statements, the Company is involved in a material litigation related to the Asset Purchase Agreement with Atari, Inc. This litigation involves the “Deposit on Games.com Assets” totaling $3,214,583, representing approximately 84% of total assets and $3,025,000 of the “Series AA Convertible Redeemable Preferred Stock”, of which 2,000,000 is reflected as long-term liability and $1,025,000 is reflected as a current liability.  In addition, the Company has a working capital deficit of approximately $3,355,451 and has suffered recurring losses from operations and net operating cash outflows that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note D.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Marcum & Kliegman llp

September 15, 2004

New York, New York

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Games, Inc. and Subsidiary

Consolidated Balance Sheet

June 30, 2004

Assets

Current assets
Cash	$ 33,067
Accounts receivable – trade, net	27,089
Prepaid expenses	251,881

Total current assets		$ 312,037

Property, equipment and software, net		141,117
Deposit on Games.com assets		3,214,583
Intangibles, net		162,937

Total assets		$3,830,674

Liabilities and Stockholders' Deficiency

Current liabilities
Notes payable	$ 593,859
Accounts payable and accrued liabilities	1,250,665
Accrued litigation and judgments	153,500
Accrued officers salaries	591,488
Due to related parties	52,976
Series AA Convertible Redeemable Preferred stock,
Issued for deposit on Games.com assets; see Note C	1,025,000
Total current liabilities		$ 3,667,488

Convertible promissory note		110,000
Series AA Convertible Redeemable Preferred stock, issued for deposit on Games.com assets; see Note C		2,000,000

Total liabilities		5,777,488

Commitments and contingencies

Stockholders' deficiency
Series A Preferred stock, $.001 par value, 20,000,000 shares
authorized; 550 issued and outstanding	1
Common Stock, $.001 par value, 65,000,000 shares; authorized; 23,718,832 issued and 23,245,832 outstanding	23,718
Additional paid-in capital	35,525,270
Accumulated deficit	(37,452,499)
Less treasury stock, at cost 14,500 shares	(43,304)
Stockholders' deficiency		(1,946,814)

Total liabilities and stockholders’ deficiency		$ 3,830,674

The accompanying notes are an integral part of these consolidated financial statements.

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Games, Inc. and Subsidiary

Consolidated Statements of Operations

For the years ended June 30, 2004 and 2003

	2004	2003

Revenues	$ 462,378	$ 218,049
Cost of revenues	144,040	73,460

Gross profit	318,338	144,589

Operating expenses
Selling, general and administrative expenses	3,403,484	2,760,198
Impairment of software and intangibles	--	324,914

Total operating expenses	3,403,484	3,085,112

Operating loss	(3,085,146)	(2,940,523)

Interest expense	(148,014)	(62,216)
Legal settlements	--	482,900

Net loss	$(3,233,160)	$(2,519,839)

Per Share Information:
Weighted average common stock outstanding -
basic and diluted	19,040,128	16,200,358

Net loss per share - basic and diluted	$(.17)	$(.16)

The accompanying notes are an integral part of these consolidated financial statements.

Games, Inc. and Subsidiary

Consolidated Statements of Stockholders’ Deficiency

For the Years ended June 30, 2004 and 2003

					Additional
	Preferred		Common		Paid-In	Accumulated	Treasury
	Stock	Amount	Stock	Amount	Capital	Deficit	Stock	Amount	Total
Balance at July 1, 2002	-	$-	8,443,127	$8,443	$31,208,541	$(31,699,500)		$-	$ (482,516)
Common stock issued in share exchange with GameBanc			7,539,582	7,540	(7,540)				-
Common stock issued in connection with the sale and exchange of GameBanc preferred stock for cash			183,250	183	366,317				366,500
Sale of common stock			143,350	143	394,857				395,000
Common stock issued in exchange for legal services			38,398	38	111,104				111,142
Stock based compensation					75,000				75,000
Compensation for variable stock Options					(155,030)				(155,030)
Beneficial Conversion Feature on Convertible Notes					88,000				88,000
Treasury stock, at cost							(14,500)	(43,304)	(43,304)
Net loss during the year						(2,519,839)			(2,519,839)

Balance at June 30, 2003	-	$ --	16,347,707	$16,347	$32,081,249	$(34,219,339)	(14,500)	$(43,304)	$ (2,165,047)

The accompanying notes are an integral part of these consolidated financial statements.

Games, Inc. and Subsidiary

Consolidated Statements of Stockholders’ Deficiency – Continued

For the Years ended June 30, 2004 and 2003

					Additional
	Preferred		Common		Paid-In	Accumulated	Treasury
	Stock	Amount	Stock	Amount	Capital	Deficit	Stock	Amount	Total
Balance at July 1, 2003	-	$-	16,347,707	$16,347	$32,081,249	$(34,219,339)	(14,500)	$(43,304)	$(2,165,047)
Common stock issued in share exchange with GameBanc			452,150	452	(452)				-
Sale of common stock			2,902,000	2,902	1,348,098				1,351,000
Common stock issued in exchange for Convertible note			622,658	623	619,169				619,792
Common stock issued in exchange for legal settlement			406,648	407	164,593				165,000
Common stock issued in exchange for Computer equipment			150,000	150	74,850				75,000
Common stock issued in exchange for Services			1,140,000	1,140	563,710				564,850
Stock issued to Directors of Games Board			329,500	329	39,671				40,000
Stock issued to deferred compensation plan			1,000,000	1,000	434,750				435,750
Common and preferred stock issued for purchase of URL			400,000	400	199,600				200,000
Preferred stock issued in exchange for common stock	550	1	(32,331)	(32)	32				1
Net loss during the year						(3,233,160)			(3,233,160)
Balance at June 30, 2004	550	$1	23,718,332	$23,718	$35,525,270	$(37,452,499)	(14,500)	$(43,304)	$ (1,946,814)

The accompanying notes are an integral part of these consolidated financial statements.

Games, Inc. and Subsidiary

Consolidated Statements of Cash Flows

For the years ended June 30, 2004 and 2003

	2004	2003
Net cash flows used in operating activities:
Net loss	$(3,233,160)	$(2,519,839)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,049,099	749,829
Amortization of debt discount	18,971	27,034
(Income) expense on litigation settlement	--	(482,900)
Impairment of software and intangibles	--	324,914
Stock based compensation	--	31,112
Interest expense – beneficial conversion feature	72,000	16,000
Common stock issued to settle accounts payable	10,000	--
Common stock issued for services	594,850	--
Changes in assets and liabilities:
Accounts receivable – trade	(15,464)	18,158
Prepaid expenses and other assets	(251,881)	1,222
Accounts payable and accrued liabilities	279,635	254,643
Accrued officers salaries	362,423	324,834
Net cash used in operating activities	(1,113,527)	(1,254,993)
Cash flows used in investing activities:
Acquisition of URL	(100,000)	--
Acquisition of property and equipment	(14,682)	(10,484)
Net cash used in investing activities	(114,682)	(10,484)
Cash flows provided by financing activities:
Repayment of capital lease obligation	(100,515)	(50,260)
Repayment of advances from related party	(74,267)	(80,825)
Proceeds from issuance of note payable	175,000	125,000
Repayments on notes payable	(89,942)	(125,647)
Purchase of treasury stock	--	(43,304)
Proceeds from issuance of stock and warrants	1,351,000	761,500
Proceeds from issuance of convertible notes	--	662,500
Net cash provided by financing activities	1,261,276	1,248,964
Net increase (decrease) in cash	33,067	(16,513)
Cash at beginning of year	--	16,513
Cash at end of year	$ 33,067	$ --
Cash paid for:
Income taxes	$ --	$ --
Interest	$ 7,191	$ 2,319

The accompanying notes are an integral part of these consolidated financial statements.

Games, Inc. and Subsidiary

Consolidated Statements of Cash Flows – Continued

For the years ended June 30, 2004 and 2003

	2004	2003

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Common stock issued in connection with the second exchange (see Note A)	$ --	$7,540

Recorded beneficial conversion feature with the issuance of convertible promissory notes	$ --	$88,000

Conversion of notes payable to common and preferred stock	$618,186	$ --

Common stock issued for the acquisition of computer equipment	$75,000	$ --

Intangibles acquired through the issuance of debt, net of debt discount	$1,025,000	$ --

Prepaid royalties recorded by the issuance of preferred stock	$2,000,000	$ --

The accompanying notes are an integral part of these consolidated financial statements.

Games, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004 and 2003

NOTE A - ORGANIZATION AND NATURE OF OPERATIONS

Games, Inc. operates in the area of interactive entertainment primarily focused on Government Sponsored Lotteries and Internet Games.

The Company's principal business owns and operates a portfolio of online portals focused on the delivery of interactive entertainment and content to consumers. The Company features three community-focused online game sites with exclusive licenses to widely-known “classic games” from Hasbro™ and Atari™, which are the Licensed Products, see Note C, that have been adapted for the internet, as well as proprietary games for purchase-and-download, conventional online play, peer-to-peer and tournament game play. Games, Inc. also features a digital greeting card site and proprietary back-end system for the online facilitation and reporting of state and provincially-sponsored Lotteries. Revenues are largely driven by online advertising and subscriptions; however proprietary content delivery and decremented payment systems will enable software licensing to become a component of the revenue mix along side merchandise and lottery-driven commissions.

During 2004 the Company owned or had rights to operate leading games and entertainment sites including:

www.Games.com,www.Games.org,www.GameLand.com,www.SkillMoney.com, www.Lottery.com, and www.Cards.com. From December 31, 2003 through April 30, 2004, the Company operated the games and entertainment site www.games.com, through an Asset Purchase, Assignment and license Agreement, (“Asset Purchase Agreement”), entered into with Atari Inc. on December 31, 2004. On April 29, 2004 the Company notified Atari, Inc. that it was in material breach of the Asset Purchase Agreement in various respects; including, but not limited to the exclusivity provisions of the agreement. Currently, there is a lawsuit between the Company and Atari, Inc. regarding enforcement of the Asset Purchase Agreement. Although the Asset Purchase Agreement provides for exclusive on-line rights to the Licensed Products of Atari, Inc. and Hasbro, Inc., (defined below), Atari, Inc. has entered into a contract with Exent Technologies to develop and distribute “on-line versions” of the Licensed Products and offers these games on its own site www.atari.com. Games is prepared to pursue all legal remedies against Atari and its officers to effect its ownership of this property and these exclusive game rights.

As part of this transaction, the Company purchased digital licenses and sublicenses with exclusive digital rights with respect to certain formats to a number of games including MONOPOLY, SCRABBLE, RISK, BATTLESHIP, BOGGLE and YAHTZEE and certain Atari games, (collectively “Licensed Products”).

The Company was incorporated on October 12, 2000 as AZAcquisition Corp., under the laws of the State of Delaware. In October of 2000 AZ Acquisition Corp. merged with Colley Corporation, an Arizona corporation. The Certificate of Incorporation and Bylaws of the Delaware Corporation is the Certificate of Incorporation of the surviving corporation.  Such Certificate of Incorporation changed Colley's name to AZ Acquisition Corp. and modified Colley's capital structure to allow for the issuance of 50,000,000 total equity shares consisting of 10,000,000 shares of preferred stock and 40,000,000 shares of common stock.  Both classes of stock have a par value of $0.001 per share. On April 8 2004 the Company amended to the certificate of incorporation to increase the common stock to 65,000,000 shares authorized and 20,000,000 preferred shares authorized. Both classes of stock continue to have a par value of $0.001 per share.

Games operates a website called www.GameLand.com.  GameLand.com has a portfolio of over 120 proprietary shockwave game engines that the Company uses for its own sites as well as providing game packages for other major websites.

The Company has also developed software for Internet Lottery Ticket sales. As it became evident the Internet Lottery ticket sales were going to be adopted more slowly than the Company had anticipated, the Company has focused more of its attention on the games business in general, never losing sight of its ultimate goal of being an electronic lottery retailer.

In November 2001, the Company launched its first digital greeting card site, www.Cards.com. The Company is currently developing a number of card games which will be deployed on the site as the site is redeveloped.

In May 2002, the Company launched a website called www.SkillMoney.com. Skill-based games are legal in the majority of states.  Visitors to SkillMoney.com enter a game that has between 4 and, in the case of tournaments, 100 players. In the United States of America, rules governing tournaments with entry fees and/or prizes are set up by each individual state, not by the federal government. Based on these 50 sets of laws, players cannot participate in fee-based tournaments with prizes if they reside in the following 11 states:

Arizona, Arkansas, Connecticut, Delaware, Florida, Iowa, Louisiana, Maryland, Nevada, Tennessee and Vermont

Visitors to SkillMoney.com enter a game that has between 4 and, in the case of tournaments, 100 players.

NOTE B - REVERSE ACQUISITION

The acquisition of Colley, on September 30, 2001, by the Company effected a change in control and was accounted for as a "reverse acquisition" whereby Colley was the accounting acquirer for financial statement purposes.

On June 3, 2002, Chicago West Pullman, LLC, an Ohio limited liability company (CWP), acquired from controlling shareholders of Colley the 525,000 shares or 51.19% (issued on September 30, 2001) of the outstanding common stock of Colley in exchange for a cash payment of $25,000. CWP then became the sole member of the Board of Directors of Colley immediately following this transaction. On June 25, 2002, the Board of Directors of Colley agreed to exchange shares of Colley for shares of common stock of GameBanc Corporation ("GameBanc") on a one share for one share basis (the “First Exchange”).  Participants in the First Exchange, i.e., the controlling shareholders of GameBanc, exchanged 7,417,618 shares of GameBanc common stock for 7,417,618 newly issued shares of Colley common stock, effecting a change in control.  The Company acquired a majority interest in GameBanc Corporation as a result of the First Exchange.  The Company shares exchanged were restricted shares and will not be transferable unless they have been registered under the laws and regulations administered by the Securities Exchange Commission or any applicable state, or unless an exemption from the registration requirements exist.

On July 23, 2002, Colley offered to exchange up to 8,906,866 shares of its common stock for shares of common stock and of preferred stock of GameBanc Corporation (the “Second Exchange”).  The Second Exchange was conducted on the basis of one share of Colley common stock for one share of GameBanc common stock, and 50 shares of Colley common stock for one share of preferred stock of GameBanc.  The Second Exchange remained open until August 6, 2002.  Through August 12, 2002, 7,539,582 shares of additional stock were issued through the exchange.  The total issued and outstanding shares of Colley were 15,982,709 shares following the consummation of the exchange.

During the period from July 31, 2002 through December 31, 2002 GameBanc sold an aggregate of 3,665 shares of Preferred Stock for $366,500 ($100 per share) in cash proceeds. Immediately upon the issuance of GameBanc preferred stock, the preferred stock was exchanged for 50 shares of common stock of Games, Inc. pursuant to the terms of the Second Exchange.

For accounting purposes, the First and Second Exchanges discussed above have been treated as a recapitalization of GameBanc with GameBanc as the acquirer (a reverse acquisition).  The historical financial statements included herein are those of GameBanc.  As of June 30, 2004, the Company owned 99.4% of the outstanding common stock of GameBanc.

On September 16, 2002, Colley changed its name to Games, Inc.

NOTE C – DEPOSIT ON GAMES.COM ASSETS

On December 31, 2003, Games entered into an Asset Purchase Agreement, Assignment and License Agreement (“Asset Purchase Agreement”) to purchase from Atari, Inc., (“Atari”), (i) the www.Games.com domain name, (“URL”) and certain related assets for a purchase price of $1,125,000 payable in $100,000 cash and 10,250 shares of Series AA Preferred Stock valued at $1,025,000 (See Note K), and  in connection therewith entered into a  five (5) year royalty agreement which provides initial consideration of 20,000 shares of Series AA Preferred Stock valued at $2,000,000.  Furthermore, the Company is committed to additional minimum royalty payments over the five year term of the agreement of $3,000,000 for total consideration of $5,000,000, (“Prepaid Royalty”). Royalties are subdivided into two types:  (a) royalties against which the Company may recoup against the Prepaid Royalty and (b) royalties that the Company pays, throughout the 5 year term of the agreement, beginning with the first dollar of net sales against which the Company may not apply against the Prepaid Royalty.  Net sales from Licensed Products, (defined below), modified by the Company, will have an 8% recoupment-eligible royalty and, in addition, a 2% recoupment-ineligible royalty. Net Sales from Atari-provided Licensed Products, the Company shall pay an 18% recoupment-eligible royalty and, in addition, a 2% recoupment-ineligible royalty. The Asset Purchase Agreement in its entirety $6,025,000 has been guaranteed by CWP.

As part of this transaction, the Company purchased digital licenses and sublicenses with exclusive digital rights with respect to certain formats to a number of games including MONOPOLY, SCRABBLE, RISK, BATTLESHIP, BOGGLE and YAHTZEE and certain Atari games, (collectively “Licensed Products”). When Atari redeems or converts the 10,250 shares of Series AA Preferred Stock, it activates the above mentioned license agreement.  Furthermore, the Asset Purchase Agreement allows for the license to be renewed by Games, Inc., for an additional five years including a right of first refusal.

On April 29, 2004 the Company notified Atari it was in material breach of the Asset Purchase Agreement.  Atari then responded with a legal action, “Atari, Inc. Atari Interactive Inc. and Hasbro, Inc. vs. Games, Inc. Roger W. Ach II, and Chicago West Pullman LLC”, United States District Court, Southern District of New York, (JSR) 04 Civ. 3723. On May 18, 2004, the Court granted a temporary restraining order against the Company and the Company CEO from operating the Games.com site and Licensed Products and scheduled a preliminary injunction hearing prior to which, the Company agreed to the preliminary injunction. The Court signed an order granting the preliminary injunction pending the outcome of the case.

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The Company believes this resulted in an event of default being called on Atari pertaining to the property and rights with respect to the Games.com licenses, as they pertain to Licensed Products being distributed in the market by Atari.

Pursuant to the default, Games has refused to pay the additional $3 million in advance royalties on these licenses and has refused to redeem 10,250 shares of the Series AA Preferred Stock, until the matter is satisfactorily resolved.  On May 3, Atari issued to Games, Inc. a notice of default regarding the non-payment of the $3,000,000 and non-redemption of the 10,250 shares of Series AA Preferred Stock.

On June 16, 2004, Games served its Answer and Counterclaim (“Counterclaim”) to the complaint. In its Counterclaim, Games alleges that plaintiffs breached the Asset Purchase Agreement and a Settlement Agreement dated March 31, 2004 by, among other things, licensing other web sites to use the Licensed Products that Games claims are part of its exclusive license under the Asset Purchase Agreement.

On September 7, 2004, the Atari parties have consented to an injunction preventing them from disposing of any assets that are covered by the Agreement without providing the Company with thirty days written notice.

The parties have exchanged documents, and the Judge has ordered that Atari must now produce intra-company and inter-company written communications regarding contracts and negotiations between the Atari parties and third parties between January 1, 2004 and March 31, 2004 regarding online play of the Licensed Products.  Management and the Company’s counsel believes that this document production will result in a favorable outcome for the Company.

This matter is in its discovery phase and a trial date has not been set. The Company intends to vigorously prosecute and defend this action, management has indicated that they believe that the Company will ultimately prevail on its claim that Atari, Inc. breached the Asset Purchase

Agreement and its defense of Atari’s claims. However there can be no assurance that the Company will be successful in the action with Atari and even if the Company is successful there can be no assurance that the Company will retain the URL Games.com.

Prior to the injunction Games, Inc. began to upgrade graphics, security, chat features and functionality of the www.Games.com site to allow for enhanced play within the current play pattern and to allow for skill-based tournament play for merchandise prizes.  If the Company is successful in the action with Atari, the Company plans to launch the upgraded Games.com site immediately.

As a result of the uncertainties of these matters, the assets, which include the Games.com URL and the Licensed Products, have been classified as a long-term assets as “deposit on Games.com assets.”

At June 30, 2004, the deposit on Games.com Assets consisted of the following:

Games.com URL

$1,214,583

Prepaid Royalties

  2,000,000

$3,214,583

NOTE D – GOING CONCERN UNCERTAINTY

As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $3,233,160 and $2,519,839 for the year ended June 30, 2004 and June 30, 2003 respectively. Current liabilities of $3,667,488 exceed current assets of $312,037 at June 30, 2004. At June 30, 2004 the Company has a stockholders’ deficiency in the amount of $1,946,814.

Management of the Company is developing a plan to license the sale of lottery tickets online and to further develop its internet games web sites.  In addition, the Company is seeking to raise equity capital to fund and expand its operations in addition to fund acquisitions.

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Management believes that by (i) integrating the Games.com assets, (see Note C to our financial statements) and (ii) obtaining a license to sell lottery tickets online and (iii) if they are successful in obtaining additional equity capital to fund acquisitions, the cash flows would be sufficient to fund operations through the near term.  However, there can be no assurance that the Company will be successful in its attempts to obtain a license to sell lottery tickets online, integrate the Games.com assets, to generate positive cash flows or raise sufficient capital essential to its survival.  To the extent that the Company is unable to generate or raise the necessary operating capital, it will become necessary to curtail operations.  Additionally, even if the Company does raise operating capital, there can be no assurance that the net proceeds will be sufficient to enable it to develop its business to a level where it will generate profits and positive cash flows.

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These matters, along with those discussed in Note C, raise substantial doubt about our ability to continue as a going concern.  However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE E - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation

The accompanying consolidated financial statements include the accounts of Games, Inc. and its subsidiary GameBanc Corporation, collectively "the Company."  All significant intercompany transactions and balances have been eliminated in consolidation.

Cash

The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

Property, Equipment and Software

Depreciation of property, equipment and software is computed using the straight-line method over the estimated asset life.  Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful life of the assets or the remaining lease term.

Software

5 years

Furniture, fixtures and equipment

3-7 years

Leasehold improvements

7 years

Intangibles

Games values intangible assets in accordance with SFAS 142, “Goodwill and Other Intangible Assets.” The costs of internally developed intangible assets are expensed as incurred.  The costs of acquired intangible assets are recorded at fair value at acquisition. Intangible assets with finite lives are amortized using the straight-line method over their estimated useful lives, estimated at five years, and evaluated for impairment in accordance with SFAS 144. Amortization of intangibles will be for the years ending:

2005	2006	2007	2008	2009
$332,000	$318,000	$247,000	$247,000	$247,000

Game and Web Site Development Costs

The Company follows the provisions of Emerging Issues Task Force ("EITF") Issue No. 00-2, "Accounting for Website Development Costs", which provides guidance in accounting for costs incurred to develop a website.  Capitalized game development costs are capitalized from the point in time when technological feasibility has been established until the game is available for use. The annual amortization of the capitalized amounts will be the greater of the ratio of the current revenue to total projected revenue for a game, or the straight-line method, and is applied over periods ranging up to 5 years. The Company performs periodic reviews to ensure that unamortized costs remain recoverable through the generation of future revenues.

Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and exceeds its fair value.  If conditions indicate an asset might be impaired, the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition.  The impairment would be measured by the amount by which the assets exceed its fair value typically represented by the future discounted cash flow associated with the asset.

During the year ended June 30, 2003, the Company determined that certain software and websites were no longer being used.  Management believed that there would be no future cash flows generated from the software or websites.  Accordingly, the Company recorded impairment charge of $324,914 for the year ended June 30, 2003.

Income Taxes

The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse.  Deferred tax assets are adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

At June 30, 2004 and 2003, the Company has net operating loss carryforwards of approximately $31,000,000, and $28,500,000 respectively, which expire at various dates through 2024.  Pursuant to Section 382 of the Internal Revenue Code regarding substantial changes in ownership, utilization of these losses may be limited.  Based on this and the fact that the Company has generated operating losses through June 30, 2004, the deferred tax asset of approximately $10,540,000 and $9,690,000 having been offset by a valuation allowance of $10,540,000 and $9,690,000 for years ending June 30, 2004 and 2003 respectively.

Advertising

Advertising costs are charged to operations as incurred.  Advertising expense was approximately $0 and $6,800 for the years ended June 30, 2004 and 2003, respectively.

Revenue Recognition

In accordance with generally accepted accounting principles (“GAAP”), revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and the resulting receivable is reasonably assured to be collectible. Noted below are brief descriptions of the product or service revenues that the Company recognizes in the financial statements contained herein.

Advertising Revenue. Advertising revenue is derived from the sale of banner and button advertisements, pop-up and other Web-based advertising. The Company recognizes revenue from the sale of its banner and button advertisements, pop-up and other Web-based advertising in the period in which the advertisements are delivered. The arrangements are evidenced either by an insertion order or contract that stipulates the types of advertising to be delivered and pricing. Agreements are primarily short-term and revenues are recognized as services are delivered provided that the Company has no significant remaining obligations and collection of the resulting receivable is probable. In certain arrangements, the Company sells banner advertising, click-through programs to customers as part of a bundled arrangement. For these arrangements, the Company allocates revenue to each deliverable based on the relative fair value of each deliverable. Revenue is recognized in these arrangements as the Company delivers on our obligation.

Revenue share arrangements. Shared revenues earned from advertising services are based upon a percentage of revenue earned from the advertisement. In accordance with Emerging Issues Task Force (EITF) 99-19, the Company will recognize revenues shared with third-party network partners and E-mail list owners on a net basis.

Revenues for memberships and subscriptions to its Internet websites and services are recognized ratably as earned over the term of the membership or subscription. Upon commencement of the membership or subscription, the Company will record deferred revenue for the fee charged. This deferred revenue is then recognized ratably over the period of the contract.

Service and lottery management fee revenues, including fees from the sale of lottery data feed contracts are recognized in the period the consumer receives the data feed information or the service has been delivered.

SkillMoney games. SkillMoney games generate a facilitation fee that is charged at the end of a game and the revenue is recognized at the conclusion of the game.

Total revenues for the years ended June 30, 2004 and June 30, 2003 are as follows.

	Year Ended June 30, 2004		Year Ended June 30, 2003
Revenue Source	Amount	Percent of Total	Amount	Percent of Total
1. Advertising	$241,980	52.3%	$140,986	64.7%

2. Lottery services	153,584	33.2%	68,693	31.5%

3. Subscriptions and fees	66,814	14.5%	8,370	3.8%

Total	$462,378	100.0%	$218,049	100.0%

Loss Per Share

The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." SFAS No. 128 requires the presentation of basic and diluted earnings per share ("EPS"). Basic EPS is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS includes the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted.

In accordance with EITF Issue No. 03-6, "Participating Securities and the Two-Class Method Under FASB Statement No. 128, Earnings Per Share," the Company uses the two-class method to calculate the effect of the participating Series AA Preferred Stock on the  calculation of basic EPS and the if-converted method is used to calculate the effect of the participating Series AA Preferred Stock on diluted EPS.  The adoption of EITF Issue No. 03-6 did not require any changes to the Company's calculation of EPS.

The following equity securities are not reflected in dilute loss per share because their effects would be anti-dilutive:

	June 30, 2004	June 30, 2003
Options	3,660,500	3,291,100
Warrants	--	750,000
Series AA Preferred Stock	715,544	--
Series A Preferred Stock	55,000	--
Convertible notes	120,000	--
Total	4,551,044	4,041,100

Accordingly, basic and diluted loss per share is identical.

Fair Value of Financial Instruments

The recorded amounts of financial assets and liabilities at June 30, 2004 and 2003 approximate fair value based on the Company's incremental borrowing rate or due to the relatively short period of time between origination of the instruments and their expected realization.

Concentration of Credit Risk

Cash in bank accounts is at risk to the extent that it exceeds Federal Deposit Insurance Corporation insured amounts. To minimize risk, the Company places its cash with high credit quality institutions.

Use of Estimates in Financial Statements

In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Reclassifications

Certain accounts in the prior years’ financial statements have been reclassified for comparative purposes to conform to the presentation in the current year’s financial statements.  These reclassifications had no effect on previously reported net loss.

Stock based Compensation

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123” which is effective for financial statements issued for fiscal years ending after December 15, 2002.  This Statement amends FASB Statement No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.  In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results.  The Company continues to follow the pro-forma disclosures for stock-based compensation as permitted in SFAS 123.  The following table illustrates the effect on net (loss) and earnings per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation:

	June 30,
	2004	2003
Net loss as reported	$3,233,160	$2,519,839

Less: stock-based employee compensation expense determined under the intrinsic value method	--	(75,000)
Add: stock-based employee compensation expense determined under fair value-based methods for all awards	26,400	141,900

Compensation for variable stock options	_______--	__155,030

Pro forma loss	$3,259,560	$2,741,769

Pro forma loss per share- Basic and diluted	$(0.17)	$(0.17)

Pro forma Information

The fair value for the 2004 and 2003 options issued was estimated at the date of grant using a Black-Scholes option-pricing model to be $0.36 and $0.00 respectively per share with the following weighted-average assumptions:

	2004	2003
Assumptions

Risk-free rate	4.0%	4.5%
Dividend yield	0.0%	0.0%

Volatility factor of the expected market price of the Company's Common Stock	286.8%	176.7%

Average life	3.1 years	1.2 years

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. The Company's employee stock options have characteristics significantly different from those of traded options, and changes in the subjective input assumptions can materially affect the fair value estimate.

New Accounting Pronouncements

In January 2003 and revised in December 2003, FASB issued FIN 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51.” FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after December 15, 2004. The adoption of FIN 46 is not expected to have a material impact on the Company's consolidated financial position or results of operations.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.”  SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS No. 133).  Except for the provisions of SFAS No. 149 that relate to SFAS No. 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003 and for hedging relationships designated after June 30, 2003.  The adoption of SFAS No. 149 did not have a material effect on the Company’s consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  SFAS No. 150 establishes standards for classification and measurement in the statement of financial position of certain financial instruments with characteristics of both liabilities and equity.  It requires classification of a financial instrument that is within its scope as a liability (or an asset in some circumstances).  SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.  The adoption of FIN 45 did not have a significant impact on the Company's results of operations or financial position.

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NOTE F – PROPERTY, EQUIPMENT, AND SOFTWARE

Property, equipment and software at June 30, 2004 consist of the following:

	Amount	Estimated Useful Lives
Software	$2,916,917	5 years
Equipment	383,135	3-7 years
Furniture and fixtures	77,075	7 years
Leasehold improvements	____2,137	life of lease
	3,379,264
Less accumulated depreciation and amortization	(3,238,147)
Property, Equipment and Software, net	$ 141,117

Depreciation and amortization expense for the year ended June 30, 2004 and 2003 was $652,282 and $626,496, respectively.

NOTE G - RELATED PARTY TRANSACTIONS

The Company’s President and CEO and its Chief Operating Officer are also members of Chicago West Pullman, LLC, (“CWP”).  Pursuant to an agreement between Games and CWP, dated January 12, 2004, the Company agreed to pay a total one-time fee of $200,000 to CWP in consideration for CWP's services rendered to the undersigned in connection with the Company’s  transaction with Atari to acquire Games.com, the payment was made in the form of 400,000 shares of Games, Inc.

NOTE H - CONVERTIBLE PROMISSORY NOTES

From March 2003 through June 2003, the Company issued $662,500 5% and 6% convertible promissory notes (the “Promissory Notes”) in varying amounts due October 31, 2004. A portion of the proceeds raised from the placement has been used to fund the Company's working capital and capital expenditure requirements.

The Promissory Notes including accrued interest are convertible into five (1) shares of Common Stock for each dollar of debt, at the option of the holder, subject to certain adjustments and conditions.

During March 2003, the Company issued $175,000 in Promissory Notes (the “March Notes”).  The fair value of the Company’s common stock exceeded the conversion price of the March Notes at the date of issuance.  Accordingly, the Company recorded a beneficial conversion feature on the promissory notes of $88,000.  The beneficial conversion feature and deferred debt discount accrete to interest expense over the life of the promissory notes.  During the year ended June 30, 2004 and 2003 the Company recorded a charge to interest relating to the beneficial conversion feature in the amount of $72,000 and $16,000 respectively.

During July 2003 the Company issued a $35,000 6% convertible promissory note. The promissory note including accrued interest is convertible into one (1) shares of Common Stock for each dollar of debt, at the option of the holder, subject to certain adjustments and conditions.  Since the fair value of the Company’s common stock was less than one dollar the promissory note did not have any beneficial conversion feature.

From February, through April of 2004 note holders converted $618,192 of notes and accrued interest to 618,192 shares of Games common stock. Accordingly, upon conversion any remaining beneficial conversion was expensed.

NOTE I – NOTES PAYABLE

Notes payable at June 30, 2004 are as follows:

The Company issued a non-interest bearing note payable in connections with the acquisition of Cards.com; interest is imputed at 6%; quarterly payments of $15,000 through March 2004, a payment of $165,000 in June 2004, and then quarterly payments of $18,750 through June 2006: includes debt discount of $28,613 at June 30, 2004

$ 293,859

On March 24, 2003, the Company issued a $125,000 5% note payable, this note was increased by $175,000 on September 23, 2003. The due date on note payable was January 31, 2004 and has been extended to January 31, 2005.	300,000

Total notes payable	593,859

Less: current maturities	(593,859)

Notes payable, less current maturities	$ --

The future commitments as of June 30, 2004 for the periods ending June 30 of the following years are as follows:

For the Year Ending	Amount
2005	$603,500
Less: imputed interest expense	(9,641)

Total	$593,859

NOTE J – COMMITMENTS AND CONTINGENCIES

The Company leases office space and other equipment under operating leases.  Rent expense totaled approximately $136,000 and $116,000 for the years ended June 30, 2004 and 2003, respectively.

The future minimum rental commitments as of June 30, 2004 for the periods ending June 30 of the following years are:

2005	138,000
2006	103,500
$241,500

Employment Agreements

On July 1, 2002, the Company entered into a three-year employment agreement with its President and Chief Executive Officer. The agreement provides for annual compensation of $375,000.  In addition, the agreement provide for bonus compensation up to a maximum of 50% of his annual compensation, which is determined by the Compensation Committee of the Board of Directors.  Pursuant to the employment agreement, the employee is entitled to receive a severance payment up to 2.99 times their annual compensation based upon the occurrence of certain events as defined. On June 30, 2004 the Company had an accrued liability to of $282,114 in deferred compensation to the Chief Executive Officer.

On July 1, 2002, the Company entered into a three-year employment agreement with its Executive Vice President and Chief Operating Officer. The agreement provides for annual compensation of $150,000.  In addition, the agreement provide for bonus compensation up to a maximum of 50% of his annual compensation, which is determined by the Compensation Committee of the Board of Directors.  Pursuant to the employment agreement, the employee is entitled to receive a severance payment up to 2.99 times their annual compensation based upon the occurrence of certain events as defined. On June 30, 2004 the Company had an accrued liability to of $282,114 in deferred compensation to the Chief Operating Officer.

On October 1, 2003, the Company entered into a three-year employment agreement with its Executive Vice President and Chief Financial Officer. The agreement provides for annual compensation of $175,000.  In addition, the agreement provide for bonus compensation up to a maximum of 50% of his annual compensation, which is determined by the Compensation Committee of the Board of Directors.  Pursuant to the employment agreement, the employee is entitled to receive a severance payment up to 2.99 times their annual compensation based upon the occurrence of certain events as defined.

Minimum annual payments, excluding bonuses, incentives and cost of living increases under these contracts are as follows:

For the
Year Ended
June 30,	Amount
2005	$ 700,000
2006	175,000
2007	175,000

Total	$1,050,000

Payroll Taxes

At June 30, 2004, $195,343 of unpaid payroll taxes is (including interest and penalties) are included in accrued expenses.  The Company has begun negotiations with the Internal Revenue Service (“IRS”) to agree to a payment plan.  There can be no assurance that the Company will be able to negotiate a payment plan with the IRS.  If they are unable to negotiate a payment plan the IRS could declare the Company in default of their fiduciary responsibility and could file a tax lien on the Company's assets or take other action against the Company and its responsible officers, which would have a material adverse effect on the Company's business.

NOTE K – STOCKHOLDERS DEFICIENCY

During the period from July 31, 2002 through December 31, 2002 GameBanc sold an aggregate of 3,665 shares of Preferred Stock for $366,500 ($100 per share) in cash proceeds. Immediately upon the issuance of the preferred stock, the preferred stock was exchanged for 50 (183,250 in aggregate) shares of common stock of Games, Inc. pursuant to the terms of the Second Exchange.

During the period from December 31, 2002, through March 2003, the Company sold an aggregate of 143,350 shares of its common stock for $284,700 ($2 per share) in cash proceeds.

During the year ended June 30, 2003 the Company issued 38,398 shares of its common stock in settlement of $111,142 of accounts payable.

On December 31, 2002, the Company acquired 14,500 shares of its common stock for a purchase price of $43,304.

In July 2003, the Company exchanged 406,648 shares of common stock in a legal settlement of $165,000.

In December of 2003 the Company exchanged 32,331 shares of common stock for 1,100 shares of preferred stock. In the period between January and June of 2004 the Company redeemed 550 of these preferred shares for $27,000. Series A Convertible, Redeemable Preferred stock $100 stated value, 550 shares authorized issued and outstanding ($100 liquidating preference of $55,000).

In December of 2003 the Company issued 1,000,000 shares to the officers of the Company for $500,000 in deferred compensation.

In January of 2004 the Company issued to Chicago West Pullman, a related party, 400,000 shares of Games, Inc. stock for $200,000 in services related to the Atari transaction. See Note E.

During the year ended June 30, 2004 the Company sold an aggregate of 2,902,000 shares for cash proceeds of $1,351,000.

In June 2004 the Company exchanged 452,150 of GameBanc stock for 452,150 of Games, Inc. stock. Games, Inc. owns 99.4% of Gamebanc.

In December of 2003 the Company settled an outstanding account payable in the amount of $1,604 for 4,472 shares of Games, Inc. common stock.

In the period between January and June of 2004 the Company converted $618,186 in convertible notes and accrued interest to 618,186 shares of common stock.

In the period between December of 2003 and June of 2004 the Company issued 1,290,000 shares of Games, Inc. stock for goods and services in the amount of $639,850.

In March and April of 2004 the Company issued 320,000 shares into escrow for the benefit of its current Independent Directors. The Directors can acquire the shares of common stock at $0.50 per share. At June 30, 2004 the Directors purchased 80,000 of these shares for an aggregate purchase price of $40,000. In June of 2004 the Company issued 9,500 shares to Directors for $9,500 of Board of  Directors fees.

SERIES AA PREFERRED STOCK

On December 31, 2003 the Company’s Board of Directors authorized the establishment of a new series of preferred stock designated as “Series AA Convertible Preferred Stock”, $.001 par value per share (“Series AA Preferred Stock”).  The Company authorized 30,250 shares of Series AA preferred stock.

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On December 31, 2003 the Company issued 30,250 shares of Series AA Preferred Stock in connection with the acquisition of the deposit on Games.com assets (See Note C to our financial statements).

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Each share of Series AA Preferred Stock has the following characteristics:

Dividends

No dividends on the Preferred Stock shall be paid unless the amount of such dividend on the Common Stock is also paid on the Series AA Preferred Stock on an as-converted to Common Stock basis.  Otherwise, the holders of the Series AA Preferred Stock shall not be entitled to receive dividends.

Liquidation Preference

The holder of each outstanding share of Series AA Preferred Stock shall be entitled to receive, a liquidation preference in the amount of $100 per share subject to certain restrictions (as defined).

Voting Rights

The holders of Series AA Preferred Stock shall not have voting rights.

Conversion

The holders of the Series AA Preferred Stock shall have conversion rights as follows:

Preferred Stock Series AA	Conversion date Shares	Price	Common stock
	March 30, 2004 10,250	$2.50	410,000
	December 31, 2004 10,000	$6.00	166,666
	December 31, 2005 10,000	$7.20	138,888
			715,554

Redemption

The Company may redeem the Series AA Preferred Stock at any time with 15 days written notice. The holder of Series AA Preferred Stock has the right, exercisable any time following March 29, 2004, upon written notice delivered to the Company, to require the Company to redeem an aggregate of 10,250 shares of Series AA Preferred Stock for a cash redemption price of $100 per share.  Additionally, the holder of Series AA Preferred Stock shall have the right, exercisable as of each of December 31, 2004 and December 31, 2005, upon written notice delivered to the Company at least 5 business days prior to these dates, to require the Company to redeem an aggregate of 10,000 shares of Series AA Preferred Stock per year for a cash redemption price of $100 per share. As a result of Atari’s demand for redemption, (see Note C), the Company has classified to 10,250 shares as a current liability. As a result of CWP’s guarantee, and in accordance with EITF 00-19, the Company has recorded the remaining shares as a long-term liability.

NOTE L - STOCK OPTIONS

During the year ended June 30, 2002, GameBanc extended the expiration date of 430,600 stock options from dates ranging from April 2002 through November 2002 to January 2004.  In December 2000, the Company re-priced options to purchase approximately 2,800,000 shares of the Company’s common stock from an exercised price of $10 per share to $1.00 per share.  Pursuant to FIN 44 such options became subject to variable accounting treatment.  At June 30, 2003, the fair value of the Company’s common stock was less than the exercise price and accordingly the Company recognized a reduction of stock based compensation in the amount of $155,030.

The following summarizes the Company stock option transactions for the fiscal years ended June 30, 2004 and 2003:

		Weighted
		Average
		Exercise
	Options	Price
Options outstanding July 1, 2002	3,295,100	$ 1.08
Granted	130,000	$2.54
Exercised	--
Terminated	(134,000)	$2.53

Options outstanding at June 30, 2003	3,291,100	$0.98
Granted	1,801,500	$1.63
Exercised	--
Terminated	(1,432,100)	$0.82

Options outstanding at June 30, 2004	3,660,500	$1.38

	Options Outstanding		Options Exercisable
Weighted
		Average		Weighted
Range of		Remaining		Average
Exercise	Number	Contractual	Number	Exercise
Prices	Outstanding	Life	Exercisable	Price
$1.00 - $5.00	3,660,500	3.1 years	2,967,600	$1.38

NOTE M - LITIGATION AND CONTINGENCIES

Atari, Inc., Atari Interactive, Inc., and Hasbro, Inc. v. Games, Inc., Roger W. Ach, II, and Chicago West Pullman LLC

On April 29, 2004 Games, Inc. notified Atari it was in material breach of the Asset Purchase Assignment and License Agreement dated December 31, 2003, as amended (‘the Asset Purchase Agreement”). Atari then responded with a legal action, “Atari, Inc. Atari Interactive Inc. and Hasbro, Inc. vs. Games, Inc. Roger W. Ach II, and Chicago West Pullman LLC.” United States District Court, Southern District of New York, (JSR). 04 Civ. 3723. On May 18, 2004, the Court granted a temporary restraining order against Games and Ach from operating the Games.com site and licensed assets and scheduled a preliminary injunction hearing prior to which, Games agreed to the preliminary injunction. The Court signed an order granting the preliminary injunction pending the outcome of the case.

The Notice of default issued by Games pertained to the Asset Purchase Agreement dated December 31, 2003 grants Games, Inc. exclusive rights to the URL www.Games.com and all online versions of the Hasbro games (as defined), reserving to the licensor rights to “downloadble” versions of the games (Licensed Products ). Online versions of Licensed Products have appeared on several sites including www.Zone.com, www.Real.com, and www.Shockwave.com.

The Company believes this resulted in an event of default being called on Atari pertaining to the property and rights with respect to the Games.com licenses, as they pertain to Licensed Products being distributed in the market by Atari.

Pursuant to the default, Games has refused to pay the additional $3 million in advance royalties on these licenses and has held up Atari’s redemption of $1 million in Games Inc. preferred stock, until the matter is satisfactorily resolved.  The payments will be made upon Games and Atari mutually agreeing to a satisfactory resolution of the above and after launch of the new site which is complete, but relaunch is delayed pending the resolution of the Atari action. Atari has given Games notice of redemption of 10,250 Series AA Preferred Stock for $1,025,000. Games is also committed to paying to Atari, Inc. $3,000,000 in additional pre-paid royalties subject to satisfactory resolution to the notice of default. Such Payments have been guaranteed by CWP.

On May 3, 2004 Atari issued to Games, Inc. a notice of default regarding the non-payment of the $3,000,000 and non redemption of the 10,250 preferred shares of Games, Inc. preferred stock.

On June 16, 2004, Games served its Answer and Counterclaim to the complaint. In its counterclaim, Games alleges that plaintiffs breached the Agreement and a Settlement Agreement dated March 31, 2004 by, among other things, licensing other web sites to use online play of certain Atari and Hasbro games that Games claimed were part of its exclusive license under the Agreement.

The Atari parties have consented to an injunction preventing them from disposing of any assets that are covered by the Agreement without providing Games, Inc. with thirty days written notice.

The parties have exchanged documents, and the Judge has ordered that Atari must now produce intracompany and intercompany written communications regarding contracts and negotiations between the Atari parties and third parties between January 1, 2004 and March 31, 2004 regarding on-line play of the original classic versions of the relevant intellectual property.  The Company’s counsel believes that this document production will expose Atari’s  bad faith and prove their breach of the implied obligation of good faith and fair dealing that inheres in every commercial contract.

The parties are now in the document production stage of discovery and expect to begin depositions in November. Trial date has not been set. The Company intends to vigorously prosecute and defend this action, management has indicted that they believe that the Company will ultimately prevail on its claim that Atari, Inc. breached the Asset Purchase Agreement and its defense of Atari’s claims.

Bingo Inc. v. The Lottery Channel, Inc.

Case Number C-1-02-002, United States District Court, Southern District of Ohio at Cincinnati, Suit filed January 2, 2002.

Pursuant to the settlement agreement dated October 8, 2003 Bingo has agreed to relinquish all of its rights and ownership of the domain name Lottery.com in exchange for a fifty-year (50) royalty agreement whereby the Company will pay Bingo a 4% royalty on gross revenue (as defined) on online lottery ticket sales. Bingo relinquished 850,000 warrants to purchase GameBanc common stock in exchange for 175,000 shares of Games, Inc. common stock. Pursuant to the royalty agreement the Company must pay minimum royalties of $72,000 per annum.

Christopher Hunter v. The Lottery Channel, Inc.

Case Number 3:01CV390, United States District Court, Eastern District of Virginia, Richmond Division Suit filed June 25, 2001

This is an action by a former employee and manager of GameLand.com site who sued the Company in Virginia District Court for bonus payments under his employment agreement.  Mr. Hunter obtained a default judgment against The Lottery Channel, Inc. at a time when the Company was attempting to negotiate and resolve his claims.  Currently, approximately $99,000 remains unpaid on this judgment.  Such amount is included in accrued litigation settlement and judgments at June 30, 2004.

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On August 27, 2003, the Company filed a law suit against Toadgames, Inc. (case number A0304323) a company incorporated by Chris Hunter. The Company alleges Toadgames, Inc. has misappropriated the Company’s trade secrets, including its games, data codes, designs, gameplay, format, scoring systems, instructions, marketing and promotional strategies. Toadgames and the Company settled the case on January 27, 2005 for $12,000 and two additional payments of $12,000 due April 20, 2005 and July 20, 2005 for a total $36,000.


In the ordinary course of conducting its business, the Company has become subject to additional litigation and claims regarding various matters.  There exists a reasonable possibility that the Company will not prevail in all cases.  However, sufficient uncertainty exists in these cases to prevent the Company from determining the amount of its liability, if any.

NOTE N - SIGNIFICANT CUSTOMERS

During the years ended June 30, 2004, a significant portion of the Company's revenues were generated from four major customers.  Revenues to these customers represented approximately $63,000 (17.1%), $50,000 (13.6%), $44,000 (12.0%) and $40,000 (10.8%).  As of June 30, 2004, the total amounts due from these customers included in accounts receivable was $8,573.

During the years ended June 30, 2003, a significant portion of the Company's revenues were generated from two major customers.  Revenues to these customers represented approximately $27,000 (12.4%) and $23,000 (10.6%).  As of June 30, 2003, the total amounts due from these customers included in accounts receivable was $5,268.

NOTE O – SUBSEQUENT EVENTS

Subsequent to June 30, 2004 the Company sold an aggregate of 880,000 shares of its common stock for $347,000 in cash proceeds.

Subsequent to June 30, 2004 the Company issued 325,000 shares of Games, Inc. stock for services in the amount of $162,997.

Subsequent to June 30, 2004 the Company issued 925,000 shares of Games, Inc. stock to the officers of the Company for $462,500 as part of the Company’s deferred compensation plan.

(unaudited)

On September 27, 2004 the Company entered into a definitive agreement with Late for the Sky Production Company to license and provides Online Access to their many popular game titles listed in Exhibit 1. The agreement calls for an advance payment of $5,000 and minimum royalties of $50,000 calculated at 12% until the minimum royalties are achieved and 15% thereafter.

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Games, Inc. and Subsidiary

Condensed Consolidated Balance Sheet

December 31, 2004

(unaudited)

Assets

Current assets
Cash	$ 16,764
Accounts receivable – trade, net	11,418
Prepaid expenses	20,000

Total current assets		$ 48,182

Property, equipment and software, net		109,638
Deposit on Games.com assets		3,214,583
Intangibles, net		120,214

Total assets		$3,492,617

Liabilities and Stockholders' Deficiency

Current liabilities
Notes payable	$ 566,921
Accounts payable and accrued liabilities	1,616,429
Accrued litigation and judgments	153,500
Accrued officers salaries	376,572
Due to related parties	46,005
Convertible promissory note	110,000
Series AA convertible redeemable preferred stock,
issued for deposit on Games.com assets; see Note C	1,025,000
Total current liabilities		$ 3,894,427

Series AA convertible redeemable preferred stock, issued for deposit on Games.com assets; see Note C		2,000,000

Total liabilities		5,894,427

Commitments and contingencies

Stockholders' deficiency

Series A preferred stock, $.001 par value, 20,000,000 shares
Authorized; 550 issued and outstanding	1
Common stock, $0.001, 65,000,000 shares authorized,
26,385,832 issued and 25,842,332 shares outstanding	26,386
Additional paid-in capital	36,801,853
Deferred compensation	(414,257)
Accumulated deficit	(38,772,489)
Less treasury stock, at cost - 14,500 shares	(43,304)
Stockholders' deficiency		(2,401,810)
Total liabilities and stockholders’ deficiency		$ 3,492,617

The accompanying notes are an integral part of these condensed consolidated financial statements.

Games, Inc. and Subsidiary

Condensed Consolidated Statements of Operations

(unaudited)

	Three months ended		Six months ended
	December 31,		December 31,
	2004	2003	2004	2003

Revenues	$ 94,340	$ 98,979	$173,919	$190,152
Cost of revenues sold	115,807	18,145	214,506	40,025
Gross profit (loss)	(21,467)	80,834	(40,587)	150,127

Operating expenses
Sales, general and administrative	553,085	455,679	1,168,433	898,593
Depreciation of property, equipment
and software	15,398	159,711	32,100	335,817
Amortization of intangibles	21,361	89,942	42,723	197,285
Total operating expenses	589,844	705,332	1,243,256	1,431,695
Operating loss	(611,311)	(624,498)	(1,283,843)	(1,281,568)

Interest expense	(22,803)	(29,883)	(36,147)	(59,662)
Net loss	($634,114) ==========	($654,381) ==========	($1,319,990) ==========	($1,341,230) ==========

Weighted average common shares
outstanding-basic and diluted	25,655,166 ==========	17,509,902 ==========	24,743,820 ==========	17,024,541 ==========

Net loss per share - basic and diluted	($0.02) ==========	($0.04) ==========	($0.05) ==========	($0.08) ==========

The accompanying notes are an integral part of these condensed consolidated financial statements.

Games, Inc. and Subsidiary

Condensed Consolidated Statements of Cash Flows

For the six months ended December 31, 2004 and 2003

(unaudited)

	2004	2003
Net cash flows from operating activities:
Net cash used in operating activities	$(450,711)	$(491,632)

Cash flows from investing activities:	(621)	(300)

Cash flows from financing activities:
Repayments of capital lease obligations	--	(87,541)
Borrowings on long-term debt	(30,000)	140,000
Repayments of due to related parties	(6,971)	(60,192)
Proceeds from issuance of convertible notes	--	71,810
Proceeds from issuance of stock	472,000	583,500
Net cash provided by financing activities	435,029	647,577
Net (decrease) increase in cash	(16,303)	155,645
Cash at beginning of period	33,067	--

Cash at end of period	$ 16,764	$ 155,645

Cash paid for:
Interest	$ 11,985	$ 4,342

The accompanying notes are an integral part of these condensed consolidated financial statements.

Games, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows – continued
(unaudited)
	Six months ended	Six months ended
	December 31, 2004	December 31, 2003

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued to settle litigation	$ -- ========	$ 165,000 ========
Common stock issued to settle note payable	$ -- ========	$ 1,610 ========
Common stock issued for services	$ 279,000 ========	$ 25,350 ========
Common stock issued for deferred compensation plan	$ 462,500 ========	$ 415,250 ========
Preferred stock issued for prepaid royalties	$ -- ========	$ 2,000,000 ========
Preferred stock issued for deposit on acquisition	$ -- ========	$ 1,025,00 ========

The accompanying notes are an integral part of these condensed consolidated financial statements.

Games, Inc. and Subsidiary

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Games, Inc. (“Games” or the “Company”) along with its majority owed subsidiary GameBanc, Inc., (“GameBanc”) operates in three allied areas of interactive entertainment: government sponsored lotteries, internet games, and digital greetings.

The accompanying interim condensed consolidated financial statements and notes to the financial statements for the interim periods as of December 31, 2004 and for the six months ended December 31, 2004 and 2003, are unaudited.  The accompanying interim unaudited condensed consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America for interim financial statements and Item 310(b) of Regulation S-B.  Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.  It is the opinion of management that these statements include all normal recurring adjustments necessary to make the financial position, results of operations, and cash flows not misleading as of December 31, 2004 and for all periods presented.

Operating results for the six month period ended December 31, 2004, are not necessarily indicative of the results that may be expected for the year ending June 30, 2005.  The condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Form 10-KSB/A of the Company as of and for the year ended June 30, 2004.

NOTE B – GOING CONCERN UNCERTAINTY

As shown in the accompanying condensed consolidated financial statements, the Company incurred a net loss of $1,319,990 for the six months ended December 31, 2004. Current liabilities of $3,894,427 at December 31, 2004 exceed current assets of $48,182 by $3,846,245. At December 31, 2004, the Company has a stockholders’ deficiency in the amount of $2,401,810.

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Management of the Company is developing a plan to license the sale of lottery tickets online and to further develop its internet games web sites.  In addition, the Company is seeking to raise equity capital to fund and expand its operations in addition to fund acquisitions.

Management believes that by (i) integrating the Games.com assets, (see Note C) and (ii) obtaining a license to sell lottery tickets online and (iii) if they are successful in obtaining additional equity capital to fund acquisitions, the cash flows would be sufficient to fund operations through the near term.  However, there can be no assurance that the Company will be successful in its attempts to obtain a license to sell lottery tickets online, integrate the Games.com assets, to generate positive cash flows or raise sufficient capital essential to its survival.  To the extent that the Company is unable to generate or raise the necessary operating capital, it will become necessary to curtail operations.  Additionally, even if the Company does raise operating capital, there can be no assurance that the net proceeds will be sufficient to enable it to develop its business to a level where it will generate profits and positive cash flows.

These matters, along with those discussed in Note C, raise substantial doubt about the Company’s ability to continue as a going concern.  However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE C – DEPOSIT ON GAMES.COM ASSETS

On December 31, 2003, Games entered into an Asset Purchase Agreement, Assignment and License Agreement (“Asset Purchase Agreement”) to purchase from Atari, Inc., (“Atari”), (i) the www.Games.com domain name, (“URL”) and certain related assets for a purchase price of $1,125,000 payable in $100,000 cash and 10,250 shares of Series AA Preferred Stock valued at $1,025,000 and in connection therewith entered into a five (5) year royalty agreement which provides initial consideration of 20,000 shares of Series AA Preferred Stock valued at $2,000,000.  Furthermore, the Company is committed to additional minimum royalty payments over the five (5) year term of the agreement of $3,000,000 for total consideration of $ 5,000,000, (“Prepaid Royalty”). Royalties are subdivided into two types:  (a) royalties against which the Company may recoup against the Prepaid Royalty and (b) royalties that the Company pays, throughout the five (5) year term of the agreement, beginning with the first dollar of net sales against which the Company may not apply against the Prepaid Royalty.  Net sales from Licensed Products, (defined below), modified by the Company, will have an 8% recoupment-eligible royalty and, in addition, a 2% recoupment-ineligible royalty. Net Sales from Atari-provided Licensed Products, the Company shall pay an 18% recoupment-eligible royalty and, in addition, a 2% recoupment-ineligible royalty. The Asset Purchase Agreement in its entirety in the amount of $6,025,000 has been guaranteed by Chicago West Pullman, LLC, a related party (“CWP”).

As part of this transaction, the Company purchased digital licenses and sublicenses with exclusive digital rights with respect to certain formats to a number of games including MONOPOLY, SCRABBLE, RISK, BATTLESHIP, BOGGLE and YAHTZEE and certain Atari games, (collectively “Licensed Products”). When Atari redeems or converts the 10,250 shares of Series AA Preferred Stock, it activates the above mentioned license agreement.  Furthermore, the Asset Purchase Agreement allows for the license to be renewed by Games, Inc., for an additional five years including a right of first refusal.

On May 17, 2004, Atari, Inc., Atari Interactive, Inc. filed in the United States district Court, Southern District of New York an action entitled “Atari, Inc., Atari Interactive, Inc., and Hasbro, Inc. v. Games, Inc., Roger W. Ach, II, and Chicago West Pullman LLC, 04 Civ. 3723(JSR) (“the federal action”). The federal action concerns the enforceability and breach of an Asset Purchase, License and Assignment Agreement between Games, Inc. and Atari, Inc. dated December 31, 2003, as amended (‘the Asset Purchase Agreement”). In the federal action Atari, Inc. has contended that Games, Inc. breached the Asset Purchase agreement by refusing to pay to Atari, Inc. certain consideration. Games, Inc. has contended that Atari breached the asset Purchase Agreement in various ways including, but not limited to, infringing Games, Inc.’s exclusive license for online play of the original classic versions of the Hasbro games, as defined, by allowing several other online websites including www.Zone.com, www.Real.com, and www.Shockwave.com to offer free or subscription based play of the Hasbro games (as defined).

Pursuant to the breach, Games has refused to pay the additional $3 million in advance royalties on these licenses and has refused to redeem 10,250 shares of the Series AA Preferred Stock, until the matter is satisfactorily resolved.  On May 3, 2004 Atari issued to Games, Inc. a notice of default regarding the non-payment of the $3,000,000 and non-redemption of the 10,250 shares of Series AA Preferred Stock.

On May 18, 2004, the Court granted a temporary restraining order against the Company and the Company CEO from operating the Games.com site and Licensed Products and scheduled a preliminary injunction hearing prior to which, the Company agreed to the preliminary injunction. The Court signed an order granting the preliminary injunction pending the outcome of the case.

On June 16, 2004, Games served its Answer and Counterclaim (“Counterclaim”) to the complaint. In its Counterclaim, Games alleges that plaintiffs breached the Asset Purchase Agreement and a Settlement Agreement dated March 31, 2004 by, among other things, licensing other web sites to use the Licensed Products that Games claims are part of its exclusive license under the Asset Purchase Agreement.

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During September, October and November 2004, the Company and the Atari parties exchanged documents and conducted depositions.

The parties have exchanged documents, and the Judge has ordered that Atari must now produce intra-company and inter-company written communications regarding contracts and negotiations between the Atari parties and third parties between January 1, 2004 and March 31, 2004 regarding online play of the Licensed Products.  Management and the Company’s counsel believe that this document production will result in a favorable outcome for the Company.

On February 17, 2005 Games filed in the United States district Court, Southern District of New York against Atari, Inc., Atari Interactive, Inc. and Hasbro, Inc. and Jamdat Mobile, Inc. case number 05CV2227. Plaintiff Games, Inc. filed an application for a temporary restraining order and preliminary injunction against defendants Atari, Inc., Atari Interactive, Inc., and Hasbro, Inc.

This case is related to the pending action, “Atari, Inc., Atari Interactive, Inc., and Hasbro, Inc., v. Games, Inc., Roger W. Ach II, Chicago West Pullman, LLC., 04 Civ. 3723 (JRS)”, (“the pending related action”).  Both lawsuits concern the rights and obligations of the parties under an Asset Purchase, Assignment and License Agreement Dated December 31, 2003 in which Atari Inc. conveyed to Games, Inc. an exclusive license for on line play via an Internet browser of the original classic versions of certain Hasbro and Atari copyrights and trademarks, including SCRABBLE, YAHTZEE and BOGGLE.  Both lawsuits concern the viability of the defenses offered by Atari, Inc., for their use and their transfer of the rights to online play via an internet browser of some of the very games to which Games, Inc. is entitled to an exclusive license, including SCRABBLE, YAHTZEE and BOGGLE.

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The Company intends to vigorously prosecute and defend this action, management has indicated that they believe that the Company will ultimately prevail on its claim that Atari, Inc. breached the Asset Purchase Agreement and its defense of Atari’s claims. However there can be no assurance that the Company will be successful in the action with Atari and even if the Company is successful there can be no assurance that the Company will retain the URL Games.com.

Prior to the injunction Games, Inc. began to upgrade graphics, security, chat features and functionality of the www.Games.com site to allow for enhanced play within the current play pattern and to allow for skill-based tournament play for merchandise prizes.  If the Company is successful in the action with Atari, the Company plans to launch the upgraded Games.com site immediately.

As a result of the uncertainties of these matters, the assets, which include the Games.com URL and the Licensed Products, have been classified as a long-term assets as “deposit on Games.com assets.”

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At December 31, 2004, the deposit on Games.com Assets consisted of the following:

Games.com URL

$1,214,583

Prepaid Royalties

  2,000,000

$3,214,583

In addition, as a result of Atari’s demand for redemption of the 10,250 shares of Series AA Preferred Stock, the Company has classified the 10,250 shares of Series AA Preferred Stock as a current liability. As a result of CWP’s guarantee, and in accordance with EITF-0019, the Company recorded the remaining shares as a long-term liability.

In the matter of Atari, Inc., et al. v. Games, Inc., et al. 04 Civ. 3723, the Court granted Atari’s pending motions for summary judgment and to dismiss. Games, Inc., has filed a motion for reconsideration. The Company intends to vigorously pursue its remedies in the Atari litigation.

NOTE D – SELECTED SIGNIFICANT ACCOUNTING POLICIES

Revenue Sources

Total revenues for the six months ended December 31, 2004 and 2003 are as follows:

	Six months ended December 31, 2004		Six months ended December 31, 2003
Revenue Source	Amount	Percent of Total	Amount	Percent of Total
1. Advertising	$ 78,324	45%	$61,819	32%
2. Lottery services	67,870	39%	106,370	56%
3. Subscriptions and fees	27,725	16%	21,964	12%
Total	$173,919	100%	$190,153	100%

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Loss Per Share

The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." SFAS No. 128 requires the presentation of basic and diluted earnings per share ("EPS"). Basic EPS is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS includes the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted.

In accordance with EITF Issue No. 03-6, "Participating Securities and the Two-Class Method Under FASB Statement No. 128, Earnings Per Share," the Company uses the two-class method to calculate the effect of the participating Series AA Preferred Stock on the calculation of basic EPS and the if-converted method is used to calculate the effect of the participating Series AA Preferred Stock on diluted EPS.  The adoption of EITF Issue No. 03-6 did not require any changes to the Company's calculation of EPS.

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The following equity securities are not reflected in diluted loss per share because their effects would be anti-dilutive:

	December 31
	2004	2003
Options	3,265,458	3,298,600
Warrants	--	--
Series AA Preferred Stock	715,544	715,544
Series A Preferred Stock	55,000	110,000
Convertible notes	110,000	687,700
Total	4,146,002	4,811,844

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Accordingly, basic and diluted loss per share are identical.

Reclassifications

Certain accounts in the prior years’ financial statements have been reclassified for comparative purposes to conform to the presentation in the current year’s financial statements.  These reclassifications had no effect on previously reported net loss.

Stock Based Compensation

SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123.” This Statement amends FASB Statement No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.  In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results.  The Company continues to follow the pro-forma disclosures for stock-based compensation as permitted in SFAS 123.  The following table illustrates the effect on net loss per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation:

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	Six months ended
	December 31,
	2004	2003

Net loss as reported	$1,319,990	$ 1,341,230

Less: stock-based employee compensation expense determined under the intrinsic value method	--	--
Add: stock-based employee compensation expense determined under fair value-based methods for all awards	262,500	32,750

Pro forma loss	$1,582,490	$ 1,373,980

Pro forma loss per share- Basic and diluted	$ (0.05)	$ (0.08)

Pro forma Information

The fair value for the fiscal 2005 and 2004 options issued was estimated at the date of grant using a Black-Scholes option-pricing model to be $0.36 and $0.00 respectively per share with the following weighted-average assumptions.

Assumptions	2005	2004

Risk-free rate	4.0%	4.0%
Dividend yield	0.0%	0.0%
Volatility factor of the expected market price of the Company's Common Stock	261.6%	314.4%

Average life	2.4 years	1.4 years

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The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Our employee stock options have characteristics significantly different from those of traded options, and changes in the subjective input assumptions can materially affect the fair value estimate.

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In December 2000 GameBanc extended the expiration date of 286,000 stock options from dates ranging from April 2002 through to January 2005.  In December 2000, the Company re-priced options to purchase approximately 1,430,000 shares of our common stock from an exercised price of $10 per share to $1.00 per share.  Pursuant to FASB Interpretation No. 44 (“FIN 44”) such options became subject to variable accounting treatment.  At December 31, 2004, the fair value of our common stock was less than the exercise price and accordingly the Company recognized no stock based compensation for variable accounting treatment.

The following summarizes the stock option transactions for the six months ended December 31, 2004:

		Weighted
		Average
		Exercise
	Options	Price
Options outstanding at July 1, 2004	3,660,500	1.38
Granted	526,458	2.75
Exercised	--
Terminated	(921,500)	2.01

Options outstanding at December 31, 2004	3,265,458	$1.41

	Options Outstanding		Options Exercisable
Weighted
		Average		Weighted
Range of		Remaining		Average
Exercise	Number	Contractual	Number	Exercise
Prices	Outstanding	Life	Exercisable	Price
$0.47 - $5.00	3,265,458	2.4 years	1,904,000	$1.19

New Accounting Pronouncements

In December 2004, the FASB finalized SFAS No. 123R  "Share-Based  Payment" ("SFAS 123R"),  amending SFAS No. 123, effective beginning the Company's third quarter of fiscal 2006. SFAS 123R will require the Company to expense stock options based on grant date fair value in our financial statements. Further, the adoption of SFAS 123R will require additional accounting related to the income tax effects and additional disclosure regarding the cash flow effects resulting from share-based payment arrangements.  The effect of expensing stock options on the results of operations using a Black-Scholes option-pricing model is presented in Note 2. The adoption of SFAS 123R will have no effect on the Company's cash flows or financial position, but will have an adverse impact on the Company's financial position and results of operations.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29" ("SFAS 153").  This statement amends APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance.  A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The provisions of SFAS 153 are effective for fiscal year ending June 2006.  The adoption of SFAS 153 is not expected to have a material impact on the Company's consolidated financial position, liquidity, or results of operations.

NOTE E - CONVERTIBLE PROMISSORY NOTES

During 2003, the Company issued $110,000 5% and 6% convertible promissory notes (the “Promissory Notes”) in varying amounts due October 31, 2004. The Company is in the process of attempting to extend the terms of these Promissory Notes. A portion of the proceeds raised from the placement has been used to fund the Company's working capital and capital expenditure requirements.

The Promissory Notes including accrued interest are convertible into one (1) share of common stock for each dollar of debt, at the option of the holder, subject to certain adjustments and conditions.

NOTE F- LITIGATION AND CONTINGENCIES

Atari, Inc., Atari Interactive, Inc., and Hasbro, Inc. v. Games, Inc., Roger W. Ach, II, and Chicago West Pullman LLC

For a description of this litigation see Note C – Deposit on Games.com Assets and Atari Litigation in Legal Proceedings.

Christopher Hunter v. The Lottery Channel, Inc.

Case Number 3:01CV390, United States District Court, Eastern District of Virginia, Richmond Division Suit filed June 25, 2001.

This is an action by a former employee and manager of Gameland.com site who sued the Company in Virginia District Court for bonus payments under his employment agreement.  Mr. Hunter obtained a default judgment against The Lottery Channel, Inc. at a time when the Company was attempting to negotiate and resolve his claims.  Currently, approximately $99,000 remains unpaid on this judgment.  Such amount is included in accrued litigation settlement and judgments at December 31, 2004.

On August 27, 2003, the Company filed a law suit against Toadgames, Inc. (case number A0304323) a company incorporated by Chris Hunter. The Company alleges Toadgames, Inc. has misappropriated the Company’s trade secrets, including its games, data codes, designs, gameplay, format, scoring systems, instructions, marketing and promotional strategies. Toadgames and the Company settled the case on January 27, 2005 for $12,000 and two additional payments of $12,000 due April 20, 2005 and July 20, 2005 for a total $36,000.

In the ordinary course of conducting its business, the Company has become subject to additional litigation and claims regarding various matters.  There exists a reasonable possibility that the Company will not prevail in all cases.  However, sufficient uncertainty exists in these cases to prevent the Company from determining the amount of its liability, if any.

NOTE G – STOCKHOLDERS’ DEFICIENCY

During the six months ended December 31, 2004 Games, Inc. issued 1,142,500 shares of common stock for $472,000 in cash proceeds.

During the six months ended December 31, 2004 Games, Inc. issued 925,000 shares of common stock to the Company’s Executive Deferred Compensation plan in exchange for $462,500 in deferred and accrued salary to the officers of the Company. As of December 31, 2004, 285,000 shares have not been earned and therefore are not reflected as outstanding.

During the six months ended December 31, 2004 Games, Inc. issued 600,000 shares of common stock for various consulting services to the Company with the agreed upon value of the services to be $279,000 These services have been valued in accordance with the estimated fair value of services performed. Accordingly the Company has recorded the cost as deferred compensation and will expense as services are performed.

No underwriter was engaged in connection with the foregoing sales of securities.

NOTE H – SUBSEQUENT EVENTS

Games, Inc. closed a private placement for 20,486 shares of its Series A Convertible Preferred Stock for $2,048,600 in cash and converted liabilities. Each share of its Series A Convertible Preferred Stock is convertible into 244 shares of common stock, or $0.41 per share. Each share also carries a three year warrant to purchase an additional 244 shares of common stock at $0.80 per share.

On March 21, 2005 Games, Inc. completed a supplemental closing of its previously-announced private placement in which it issued an additional 1,350 shares of its Series A Convertible Stock to four accredited investors for cash proceeds of $135,000 as a follow-on the above private placement.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Regulation D, Rule 506 promulgated by the Securities and Exchange Commission under Section 4 (2) of the Securities Act.  This brought the total offering, including previously-announced sales, to 22,359 shares of its Series A Convertible Preferred Stock for $2,235,900 in cash and converted liabilities. Each share of its Series A Convertible Preferred Stock is convertible into 244 shares of common stock, or $0.41 per share. Each share also carries a three year warrant to purchase an additional 244 shares of common stock at $0.80 per share.

On March 16, 2005, 2005 Games, Inc. issued 250,000 shares of its common stock to an employee for $125,000 to be placed in Games, Inc. Deferred Compensation plan as payment for a perpetual exclusive license to all games which the employee has developed or will develop during the term of his employment with games.  Royalties will be paid to the employee for the rights to these games on the following schedule:

Royalties Paid to Employee

Royalties Paid to Employee

Year 1

75% of Net Revenues from games developed by employee

Succeeding Years

50% of Net Revenues from games developed by employee

No sales commissions were paid in connection with this transaction.  The shares are subject to customary resale restrictions and were issued in reliance upon the exemption from registration provided by Section 4 (2) of the Securities Act.

On March 10, 2005 Games, Inc. issued a warrant to purchase 91,864 shares of its common stock to an accredited investor for $0.51 per share as part of an agreement for consulting services.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Regulation D, Rule 506 promulgated by the Securities and Exchange Commission under Section 4 (2) of the Securities Act.

On February 25, 2005 Games, Inc. issued 78,000 shares of its common stock an accredited investor for $32,000 to settle accounts payable.  No sales commissions were paid in connection with this transaction.  The shares were issued in reliance upon the exemption from registration provided by Regulation D, Rule 506 promulgated by the Securities and Exchange Commission under Section 4 (2) of the Securities Act.

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